PROSPECTUS	Filed pursuant to Rule 424(b)(4)
Registration No. 333-235283

7,630,452 Shares

Common Stock

This prospectus relates to the offer for sale of 7,630,452 shares of common stock, par value $0.0001 per share, by the existing holders of the securities named in this prospectus, referred to as selling stockholders throughout this prospectus. We will not receive any of the proceeds from the sale of common shares by the selling stockholders named in this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on The Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on The Nasdaq Capital Market. Currently, there is no public market for our common stock. We applied to list our common stock on The Nasdaq Capital Market under the symbol “GRIL”

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

On February 12, 2020, a registration statement under the Securities Act, with respect to our public offering underwritten by Alexander Capital, L.P., as the underwriter, of $7.7 million of our common stock (or 1,540,000 shares of common stock assuming a $5.00 per share public offering price) was declared effective by the Securities and Exchange Commission. We received approximately $7,629,325 in net proceeds from the offering (assuming no exercise of the underwriter’s over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2020.

We, the selling stockholders and the underwriter have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “Muscle Maker,” “we,” “us,” “our,” the “Company,” or similar terms, refer to Muscle Maker, Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Overview

Muscle Maker is a fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, hamburgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the fast casual restaurant segment.

We believe our healthy-inspired restaurant concept delivers a highly differentiated customer experience. We strive to combine in a healthier way the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The following core values form the foundation of our brand:

●	Quality. Commitment to provide high quality, healthy-inspired food for a perceived wonderful experience for our guests.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at an affordable price, strengthens the value proposition for our customers.

In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of September 30, 2019, Muscle Maker and its subsidiaries and franchisees operated 39 Muscle Maker Grill restaurants located in 14 states and Kuwait, eight of which are owned and operated by Muscle Maker, and 31 are franchise restaurants. Our restaurants generated company-operated restaurant revenue of $3,869,758 and $5,215,285 for the years ended December 31, 2018 and 2017, respectively. For the years ended December 31, 2018 and 2017, total company revenues, which includes royalty, franchise fee and rebate revenue derived from franchisees were $6,022,669 and $7,929,137, respectively. For the fiscal years ended December 31, 2018 and 2017, we reported net losses of $7,202,540 and $15,567,751, respectively, and negative cash flows from operating activities of $2,726,737 and $3,676,999, respectively. As of December 31, 2018, we had an aggregate accumulated deficit of $23,833,656. We anticipate that we will continue to report losses and negative cash flow. As a result of the net loss and cash flow deficit for the year ended December 31, 2018 and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the year ended December 31, 2018 that indicated that there is a substantial doubt about our ability to continue as a going concern.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

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Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced November and December traffic and higher traffic in the first, second, and third quarters.

Our Strategy

In implementing our business plan, we plan to pursue the following strategies:

Expand Our System-Wide Restaurant Base. We believe we are in the early stages of executing our turn-around growth strategy with 39 current locations in 14 states and two current locations in Kuwait, as of September 30, 2019.

●	Our near-term strategy focuses on two areas of unit level growth – company-operated restaurants in non-traditional locations such as universities, office buildings, military bases, and other locations, and franchise growth by expanding in existing markets, especially in the Northeast region of the United States. We believe this market provides an attractive opportunity to leverage our brand awareness and infrastructure.

●	For year ended 2018, we opened one new company-operated and five new franchise restaurants. We plan to open four to six new company-operated restaurants and four to six franchise operated locations in 2019. In addition to the United States-based franchise locations, our international franchisee in Kuwait plans on opening one or two locations in fiscal 2019.

Improve Comparable Restaurant Sales. We plan to improve comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our health-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins, recipes and other healthier ingredients. Our marketing and operations teams collaborate to ensure that the items developed in our test stores can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our grass-fed hamburger bar menu, “wrappy” new year featuring six new wraps, fish tacos and other seasonal items. Some of these items have been permanently added to the menu.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as the Muscle Maker Grill brand becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and in-house made or proprietary recipe quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our franchise marketing and various franchise advertising funds as we continue to grow our restaurant base.

●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “complements” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. We not only work to reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of our loyalty program, Muscle Maker Grill Rewards, in which points are awarded for every dollar spent towards free or discounted menu items as well as special, members only coupon offers. Members use the Muscle Maker Grill Rewards app to receive notifications announcing new menu items, special events and more. The program is enjoyed by over 55,000 guests as of September 2019.

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●	Continue to Grow Dayparts: We currently have multiple dayparts and segments where revenue is generated in our restaurants. These dayparts and segments include: lunch, dinner, catering, smoothies/protein shakes and meal plans in all of our locations, and breakfast and grab & go in select locations. We expect to drive growth across our dayparts through enhanced menu offerings, innovative merchandising and marketing campaigns. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings. Muscle Maker Grill has the unique opportunity to grow in the pre-packaged, portion-controlled meal plan category. Currently, we offer pre-portioned and packaged meal plans for consumers who want to specifically plan their weekly meals for dietary or nutritional needs. These meal plans can be delivered to a consumer’s home or picked up at each restaurant location. Third party delivery services such as Uber Eats, Grub Hub, DoorDash, Seamless and others offer an expansion beyond the four walls of our restaurants and represents a growing segment of our overall revenue.

Our Competitive Strengths

Iconic and Unique Concept: We provide guests healthy-inspired versions of mainstream, favorite dishes that are intended to taste great, in our effort to make it convenient, affordable and enjoyable to eat healthier. Our diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go. More than just food, our restaurants are a friendly, relaxed and social environment where guests can enjoy great tasting food and engage with fellow health enthusiasts in their area.

We are focused on expanding our presence within new and existing markets by continuing to add franchise partners to our system and increasing the number of corporate-owned locations. Our corporate-owned restaurants will focus on an expansion in non-traditional locations such as military bases. We believe our concept is a unique fit with the United States military’s “Operation Live Well” campaign and a focus on healthier eating habits.

Innovative, Healthy-Inspired Menu: Providing “Great Food with Your Health in Mind,” Muscle Maker Grill’s menu features items with grass-fed steak, all-natural chicken, lean turkey and plant-based products as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Muscle Maker Grill does not sacrifice taste to serve healthy-inspired options. We boast superfoods such as avocado, kale, quinoa, broccoli, romaine and spinach, and use only healthy-inspired carbohydrate options such as cauliflower or brown rice and whole wheat pasta. We develop and source proprietary sauces and fat free or zero-carb dressings to enhance our unique flavor profiles. Our open style kitchen allows guests to experience our preparation and cooking methods such as an open flame grill and sauté. In addition to our healthy-inspired and diverse food platform, Muscle Maker Grill offers 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements.

Muscle Maker Grill prides itself on making healthy-inspired versions of the guest’s favorite food, giving them easy access to the food they seek at our restaurants. This means catering to an array of healthier eating lifestyles. For over 20 years Muscle Maker Grill has been providing food to gluten-free diners, low-carb consumers and vegetarians. We offer over 30 versions of salads, wraps, bowls, sandwiches and flatbreads.

Cook to Order Preparation: We work to provide our guests their meals prepared in less time than a typical fast casual restaurant. While our service time may be slightly higher than the quick service restaurant, or QSR, segment, it fits well within the range of the fast-casual segment.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6:00 PM, Saturday and Sunday. However, many of our locations are closed on Sunday. Location hours may vary depending on local operating conditions such as breakfast or late-night operations. Our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams including: dine-in, take-out, delivery, catering, meal plans and retail. We also have locations that leverage grab & go coolers as well as food trucks.

Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with free ‘power sides’ beginning at $8.99 per meal, using only high quality ingredients such as grass-fed beef, all-natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook-to-order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8.00 per meal, which we believe makes them not only convenient but affordable too.

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Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app or online ordering platform, making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales in our corporate locations and up to as high as 80% in some franchises located in urban areas. We strongly believe the delivery segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out. We and our franchise owners leverage employees for local delivery but also uses third party services such as Uber Eats, GrubHub, DoorDash, Seamless and others to fulfill delivery orders.

Catering: Our diverse menu items are also offered through our catering program making it easy and affordable to feed a large group. Each of our locations can cater an order ranging from 10 to 5,000 meals. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is available within schools and other organizations.

Meal Plans: To make healthy-inspired eating even easier, our healthy-inspired nutritionally focused menu items are available through our Meal Plan program, allowing pre-orders of meals via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items for each meal.

Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab-and-Go Kiosks: Muscle Maker Grill, both corporate and franchise locations, can offer grab-and-go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

Risk Factors

Investing in our common stock involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 7 before making a decision to invest in our common stock. The following is a summary of some of the principal risks we face:

●	The auditors have expressed substantial doubt about our ability continue as a going concern.

●	We need additional capital to fund our operations which, if attained, could result in significant dilution or significant debt service obligations.

●	We face intense competition in our markets, which could negatively impact our business.

●	We may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

●	Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs or remodels may not generate increased sales or profits.

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●	As of November 2019, the Company currently has two restaurant locations that have been closed. We are attempting to settle the outstanding lease amounts with the landlord of which there is no guarantee. The outcome on these two leases could have a negative material impact on our cash reserves as well as future earnings.

Re-domestication

Our Board of Directors has adopted resolutions, subject to stockholder approval, to change the Company’s state of incorporation from California to Nevada, which we refer to as the Re-domicile. The Re-domicile was approved by the Company’s shareholders on October 28, 2019. On November 13, 2019, the Company merged with and into its wholly owned subsidiary, Muscle Maker, Inc., a Nevada corporation pursuant to an Agreement and Plan of Merger. Muscle Maker, Inc. - Nevada continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity, par value $0.0001 per share, in the migratory merger.

 Recent Developments

On December 5, 2019, we entered into Conversion Agreements with various convertible note holders (the “Noteholders”) pursuant to which the Noteholders converted $9,488,000 of principal due under such convertible notes into 4,055,683 shares of our common stock (the “Conversion Shares”) in full satisfaction of such obligations. The Conversion Shares represent approximately 71% of our outstanding shares of common stock, giving effect to such issuance. In addition, the Noteholders who have received Conversion Shares also agreed to enter into a Lock-Up Agreement providing that the Conversion Shares will be locked up for a period of one year. The Company has provided the Noteholders with piggyback registration rights. Further, in the event the Company does not close following the date of this prospectus on its underwritten public offering (the “Offering”) within ninety (90) days of the Conversion Agreements, the issuance of the Conversion Shares shall be null and void and the Conversion Agreements and the related addendum thereto shall be of no further force or effect and the parties hereto agree to undertake any necessary actions to ensure that the Conversion Shares are returned to the Company for cancellation and the Convertible Notes are delivered to the Holder upon the Company’s receipt of the certificates representing the Conversion Shares.

On December 11, 2019, the Board of Directors of the Company approved a 1-for-7 reverse stock split of the Company’s authorized, issued and outstanding shares of common stock. Any fractional shares of the Company’s common stock resulting from the reverse stock split will be rounded up to the nearest whole share. The Reverse Stock Split was effected in connection with the Company’s application to list its common stock on the NASDAQ Capital Market and the related proposed public offering. The reverse stock split and the resulting decrease in the number of our authorized shares of common stock is effective on December 11, 2019.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in Rule 12b-2 of the Securities Exchange Act or 1934, as amended, which we refer to as the Exchange Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” before the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Company Information

Our principal executive office is located at 308 East Renfro Street, Suite 101, Burleson, Texas 76028. Our telephone number is (682) 708-8250. Our website address is www.musclemakergrill.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

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SUMMARY FINANCIAL DATA

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2018 and 2017 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2019 and 2018 and the balance sheet data as of September 30, 2019 have been derived from our unaudited financial statements included elsewhere in this prospectus. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statement of Operations Data:

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2019	2018	2018	2017
	(unaudited)
Revenues	$3,681,248	$4,620,646	$6,022,669	$7,929,137
Operating Costs and Expenses	6,451,638	8,183,873	9,608,515	19,860,161
(Loss) Income from Operations	(2,770,390)	(3,563,227)	(3,585,846)	(11,931,024)
Total Other (Expense) Income	(2,604,524)	(3,136,048)	(3,618,694)	(3,883,254)
Loss Before Income Tax	(5,374,914)	(6,699,275)	(7,204,540)	(15,814,278)
Income tax provision	-	-	-	246,527
Net Loss	(5,374,914)	(6,699,275)	(7,204,540)	(15,567,751)
Net loss attributable to the non-controlling interests	-	(2,071)	(2,071)	(2,357,303)
Net Loss Attributable to Controlling Interest	$(5,374,914)	$(6,697,204)	$(7,202,469)	$(13,210,448)

Net Loss Attributable to Controlling Interest Per Share:	$(3.50)	$(5.70)	$(5.66)	$(15.31)

(1) See Note 3 to our consolidated financial statements for an explanation of the method used to compute basic and diluted net loss per share.

Balance Sheet Data:

	As of September 30, 2019
Balance Sheet Data:	Actual	Pro Forma (1)	Pro Forma As Adjusted (2)

Cash and cash equivalents	$1,983,306	$1,983,306	$8,062,631
Working capital (deficit)/surplus	(5,484,122)	(1,202,269)	5,427,056
Total assets	6,985,106	6,985,106	13,064,431
Total liabilities	13,470,999	3,950,196	3,400,196
Accumulated deficit	(29,777,110)	(31,029,239)	(31,106,818)
Stockholders’ (deficit) equity	$(6,485,893)	$1,783,593	$8,335,339

(1)

Pro forma basis to give effect to the (i) issuance of 3,749 shares of common stock as compensation to the board of directors and (ii) issuance of 4,055,683 shares of common stock issued in connection with conversion of various convertible notes.

(2)

Pro forma as adjusted basis, to give effect to our sale of 1,540,000 shares of common stock in underwritten initial public offering (the “IPO”) , at a public offering price of $5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and retiring $550,000 in debt. The debt to be retired consists of $450,000 of 15% convertible notes payable with a maturity date range of March 12, 2020 through August 26, 2020 of which $350,000 was borrowed in third and fourth quarter of 2018 and $100,000 which was borrowed in February 2019, $75,000 of 12% convertible notes payable with a maturity date of March 12, 2020 which was borrowed in September 2019 and a $25,000 10% convertible note payable with a maturity date of February 24, 2020 which was borrowed in July 2017. The debt to be repaid was primarily used to fund new Company-owned store locations.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also consider carefully the other information contained in this prospectus before making a decision to invest in our common stock.

Risks Related to Our Business and Industry

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the years ended December 31, 2018 and 2017, we reported net losses of $7,204,540 and $15,814,278, respectively, and negative cash flow from operating activities of $2,726,737 and $3,676,999, respectively. As of September 30, 2019, we had an accumulated deficit of $29,777,110. We anticipate that we will continue to report losses and negative cash flow. As a result of these net losses and cash flow deficits and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the two years ended December 31, 2018 that indicated that there is a substantial doubt about our ability to continue as a going concern.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

We will need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

At September 30, 2019, Muscle Maker had a cash balance of approximately $1,983,306, a working capital deficit of approximately $5,484,122, and an accumulated deficit of approximately $29,777,110. Even if we are able to substantially increase revenues and reduce operating expenses, we may need to raise additional capital. In order to continue operating, we may need to obtain additional financing, either through borrowings, private placements, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company. In order to satisfy the Company’s monthly expenses and continue in operation through December 31, 2019 as well as fully implement our business plan for 2019, the Company will need to raise a minimum of $350,000. In order to fully implement our business plan for 2020, the Company will need to raise a minimum of $5,750,000.

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If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face intense competition in our markets, which could negatively impact our business.

The restaurant industry is intensely competitive and we compete with many well-established food service companies on the basis of product choice, quality, affordability, service and location. We expect competition in each of our markets to continue to be intense because consumer trends are favoring limited service restaurants that offer healthy-inspired menu items made with better quality products, and many limited service restaurants are responding to these trends. With few barriers to entry, our competitors include a variety of independent local operators, in addition to well-capitalized regional, national and international restaurant chains and franchises, and new competitors may emerge at any time. Furthermore, delivery aggregators and food delivery services provide consumers with convenient access to a broad range of competing restaurant chains and food retailers, particularly in urbanized areas. Each of our brands also competes for qualified franchisees, suitable restaurant locations and management and personnel. Our ability to compete will depend on the success of our plans to improve existing products, to develop and roll-out new products, to effectively respond to consumer preferences and to manage the complexity of restaurant operations as well as the impact of our competitors’ actions. In addition, our long-term success will depend on our ability to strengthen our customers’ digital experience through expanded mobile ordering, delivery and social interaction. Some of our competitors have substantially greater financial resources, higher revenues and greater economies of scale than we do. These advantages may allow them to implement their operational strategies more quickly or effectively than we can or benefit from changes in technologies, which could harm our competitive position. These competitive advantages may be exacerbated in a difficult economy, thereby permitting our competitors to gain market share. There can be no assurance that we will be able to successfully respond to changing consumer preferences, including with respect to new technologies and alternative methods of delivery. If we are unable to maintain our competitive position, we could experience lower demand for products, downward pressure on prices, reduced margins, an inability to take advantage of new business opportunities, a loss of market share, reduced franchisee profitability and an inability to attract qualified franchisees in the future. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Our ability to continue to expand our digital business and delivery orders is uncertain, and these new business lines are subject to risks.

Our digital, delivery and catering/meal plan sales represent a significant portion of sales in many of our restaurants and expanding in others. Consumer preferences and competitors are relying more and more heavily on digital and third-party delivery services, especially in urban locations. We rely on third party providers to fulfill delivery orders, and the ordering and payment platforms used by these third parties, or our mobile app or online ordering system, could be damaged or interrupted by technological failures, user errors, cyber-attacks or other factors, which may adversely impact our sales through these channels and could negatively impact our brand. Additionally, our delivery partners are responsible for order fulfillment and may make errors or fail to make timely deliveries, leading to customer disappointment that may negatively impact our brand. We also incur additional costs associated with using third party service providers to fulfil these digital orders. Moreover, the third-party restaurant delivery business is intensely competitive, with a number of players competing for market share, online traffic, capital, and delivery drivers and other people resources. The third-party delivery services with which we work may struggle to compete effectively, and if they were to cease or curtail operations or fail to provide timely delivery services in a cost-effective manner, or if they give greater priority on their platforms to our competitors, our delivery business may be negatively impacted. Digital and delivery offerings also increase the risk of illnesses associated with our food because the food is transported and/or served by third parties in conditions we cannot control.

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Because all of these offerings are relatively new, it is difficult for us to anticipate the level of sales they may generate. That may result in operational challenges, both in fulfilling orders made through these channels and in operating our restaurants as we balance fulfillment of these orders with service of our traditional in-restaurant guests as well. Any such operational challenges may negatively impact the customer experience associated with our digital or delivery orders, the guest experience for our traditional in-restaurant business, or both. These factors may adversely impact our sales and our brand reputation.

We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics, troop deployments or base closures specific to our military locations and the type, number and locations of competing restaurants may adversely affect the performances of individual locations. In addition, economic downturns, wage rates, health insurance costs, third-party delivery services and fees, inflation or increased food or energy costs could harm the restaurant industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard healthy-inspired fast food favorably or that we will be able to develop new menu items that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. In addition, the restaurant industry is currently under heightened legal and legislative scrutiny related to menu labeling and resulting from the perception that the practices of restaurant companies have contributed to nutritional, caloric intake, obesity or other health concerns of their guests. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline or our costs to produce our products could significantly increase.

Our growth strategy depends in part on opening new restaurants in existing and new markets, including non-traditional locations such as universities, office buildings, military bases, airports or casinos and expanding our franchise system. We may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

One of the key means to achieving our growth strategy will be through opening new restaurants and operating those restaurants on a profitable basis. Our ability to open new restaurants is dependent upon a number of factors, many of which are beyond our control, including our and our franchisees’ ability to:

●	identify available and suitable restaurant sites;
●	compete for restaurant sites;
●	reach acceptable agreements regarding the lease or purchase of locations;
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obtain or have available the financing required to acquire and operate a restaurant, including construction and opening costs, which includes access to build-to-suit leases and equipment financing leases at favorable interest and capitalization rates;

●	respond to unforeseen engineering or environmental problems with leased premises;
●	avoid the impact of inclement weather, natural disasters and other calamities;
●	hire, train and retain the skilled management and other employees necessary to meet staffing needs;
●	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect our and our franchisees’ costs or ability to open new restaurants; and
●	control construction and equipment cost increases for new restaurants.

There is no guarantee that a sufficient number of suitable restaurant sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants or sign new franchisees, or if existing franchisees do not open new restaurants, or if restaurant openings are significantly delayed, our revenues or earnings growth could be adversely affected and our business negatively affected.

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As part of our long-term growth strategy, we may enter into geographic markets in which we have little or no prior operating or franchising experience through company-operated restaurant growth and through franchise development agreements. The challenges of entering new markets include, but are not limited to: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; food distribution networks; lack of marketing efficiencies; operational support efficiencies; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of company-operated and franchised restaurants in our existing markets. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy and operating costs than existing restaurants, thereby affecting our overall profitability. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new restaurants. Expanding our franchise system could require the implementation, expense and successful management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital.

Due to brand recognition and logistical synergies, as part of our growth strategy, we also intend to open new restaurants in areas where we have existing restaurants. The operating results and comparable restaurant sales for our restaurants could be adversely affected due to close proximity with our other restaurants and market saturation.

New restaurants, once opened, may not be profitable or may close.

Some of our restaurants open with an initial start-up period of higher than normal sales volumes, which subsequently decrease to stabilized levels. In new markets, the length of time before average sales for new restaurants stabilize is less predictable and can be longer as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. In addition, our average restaurant revenues and comparable restaurant sales may not increase at the rates achieved over the past several years. Our ability to operate new restaurants profitably and increase average restaurant revenues and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

●	consumer awareness and understanding of our brand;
●	military troop deployments, reductions or closures of our military base locations;
●	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;
●	consumption patterns and food preferences that may differ from region to region;
●	changes in consumer preferences and discretionary spending;
●	difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;
●	increases in prices for commodities, including proteins;
●	inefficiency in our labor costs as the staff gains experience;
●	competition, either from our competitors in the restaurant industry or our own restaurants;
●	temporary and permanent site characteristics of new restaurants;
●	changes in government regulation; and
●	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new restaurants do not perform as planned or close, our business and future prospects could be harmed. In addition, an inability to achieve our expected average restaurant revenues in both company owned and franchise locations, would have a material adverse effect on our business, financial condition and results of operations.

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Opening new restaurants in existing markets may negatively impact sales at our and our franchisees’ existing restaurants.

The consumer target area of our and our franchisees’ restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which we or our franchisees’ already have restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build our and our franchisees’ consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our or our franchisees’ existing restaurants. However, we cannot guarantee there will not be a significant impact in some cases, and we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially and adversely affect our business, financial condition and results of operations.

Our sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than we expect.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. While we have experienced negative comparable same store sales of 8% during 2018 and 12% during year-to-date 2019, we have developed new sales and marketing efforts including new menu strategy/evolution, new marketing initiatives designed to increase brand awareness, new operating platforms which improve speed of service and other tactics with the goal of providing positive same store sales in future years. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement these initiatives. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs or remodels may not generate increased sales or profits.

We incur costs and expend other resources in our marketing efforts on new menu items, advertising campaigns and restaurant designs and remodels to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising and other initiatives than we are able to. Should our competitors increase spending on marketing and advertising and other initiatives or our marketing funds decrease for any reason, or should our advertising, promotions, new menu items and restaurant designs and remodels be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

We rely on only one company to distribute substantially all of our food and supplies to company-operated and franchised restaurants, and on a limited number of companies, and, in some cases, a sole company, to supply certain products, supplies and ingredients to our distributor. Failure to receive timely deliveries of food or other supplies could result in a loss of revenues and materially and adversely impact our operations.

Our company-operated restaurants and franchisees’ ability to maintain consistent quality menu items and prices significantly depends upon our ability to acquire quality food products from reliable sources in accordance with our specifications on a timely basis. Shortages or interruptions in the supply of food products caused by unanticipated demand, problems in production or distribution, contamination of food products, an outbreak of protein-based diseases, inclement weather, fuel supplies, governmental actions or other conditions could materially adversely affect the availability, quality and cost of ingredients, which would adversely affect our business, financial condition, results of operations and cash flows. We have contracts with a limited number of suppliers, and, in some cases, a sole supplier, for certain products, supplies and ingredients. If that distributor or any supplier fails to perform as anticipated or seeks to terminate agreements with us, or if there is any disruption in any of our supply or distribution relationships for any reason, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we or our franchisees temporarily close a restaurant or remove popular items from a restaurant’s menu due to a supply shortage, that restaurant may experience a significant reduction in revenues during the time affected by the shortage and thereafter if our customers change their dining habits as a result.

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Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs, and our ability to maintain our menu depends in part on our ability to acquire ingredients that meet specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations. Any increase in the prices of the food products most critical to our menu, such as chicken, seafood, beef, fresh produce, dairy products, packaging and other proteins, could have a material adverse effect on our results of operations. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls, fuel prices and other government regulations. Therefore, material increases in the prices of the ingredients most critical to our menu could adversely affect our operating results or cause us to consider changes to our product delivery strategy and adjustments to our menu pricing.

If any of our distributors or suppliers perform inadequately, or our distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on our business, financial condition, results of operations or cash flows. Although we often enter into contracts for the purchase of food products and supplies, we do not have long-term contracts for the purchase of all such food products and supplies. As a result, we may not be able to anticipate or react to changing food costs by adjusting our purchasing practices or menu prices, which could cause our operating results to deteriorate. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if customers change their dining habits as a result. In addition, although we provide modestly priced food, we may choose not to, or may be unable to, pass along commodity price increases to consumers, including price increases with respect to ground beef, chicken, produce, dairy, packaging or other commodities. These potential changes in food and supply costs could have a material adverse effect on our business, financial condition and results of operations.

Our revenue forecasts rely on an aggressive franchise unit sales strategy. In the event the forecasted numbers are not achieved, we will have a material negative impact on future revenues.

Our revenue projections consist of both company operated and franchised locations. Our growth plans call for an aggressive approach to franchise unit level sales and subsequent openings. In the event we cannot meet these forecasts due to the inability to sell franchise locations in certain states, are prevented from selling franchises due to historical performance, government regulations, licensing, state registrations, or other factors, we will have a material negative impact on future revenues. Our revenue model and cash flows rely heavily on initial franchise fees, ongoing 5% royalties of total net sales and vendor rebates on total purchases and services from franchised locations. A significant reduction in the total number of units sold and subsequently opened would have a material adverse effect on future revenues.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening a significant number of new restaurants, both franchised and company -owned. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

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The planned rapid increase in the number of our restaurants may make our future results unpredictable.

We intend to continue to increase the number of our company-owned and franchised restaurants in the next several years. This growth strategy and the substantial investment associated with the development of each new restaurant may cause our operating results to fluctuate unpredictably or have an adverse effect on our profits. In addition, we may find that our restaurant concept has limited appeal in new markets or we may experience a decline in the popularity of our restaurant concept in the markets in which we operate. Newly opened restaurants or our future markets and restaurants may not be successful or our system-wide average restaurant revenue may not increase, which could have a material adverse effect on our business, financial condition and results of operations.

The financial performance of our franchisees can negatively impact our business.

As approximately 83% of our restaurants are franchised as of December 31, 2018, our financial results are dependent in significant part upon the operational and financial success of our franchisees. We receive royalties, franchise fees, vendor rebates, contributions to our marketing development fund and contributions to our national and local co-op advertising funds and other fees from our franchisees. We also collect rebates from vendors supplying franchisees for food purchases, services and materials. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for the anticipated success of our entire system of restaurants and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to open or continue operating their Muscle Maker Grill restaurants. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced royalty revenues and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of franchised restaurants would reduce our royalty revenues and other sources of income and could negatively impact margins, since we may not be able to reduce fixed costs which we continue to incur.

We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

Franchisees are independent business operators and are not our employees, and we do not exercise control over the day-to-day operations of their restaurants. We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our royalty and other revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

The challenging economic environment may affect our franchisees, with adverse consequences to us.

We rely in part on our franchisees and the manner in which they operate their locations to develop and promote our business. Due to the continuing challenging economic environment, it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of royalties, contributions to our marketing development fund and brand development/advertising funds and other fees. Bankruptcies by our franchisees could prevent us from terminating their franchise agreements so that we can offer their territories to other franchisees, negatively impact our market share and operating results as we may have fewer well-performing restaurants, and adversely impact our ability to attract new franchisees.

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We cannot be certain that the developers and franchisees we select will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and state franchise laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and train qualified managers and other restaurant personnel. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate acceptable lease or purchase terms for restaurant sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new restaurants. For these reasons, franchisees operating under development agreements may not be able to meet the new restaurant opening dates required under those agreements.

Our system-wide restaurant base is geographically concentrated in the Northeastern United States, and we could be negatively affected by conditions specific to that region.

Our company-operated and franchised restaurants in the Northeastern United States represent approximately 39% of our system-wide restaurants as of December 31, 2018. Our company-operated and franchised restaurants in New Jersey and New York represent approximately 25% of our system-wide restaurants as of December 31, 2018. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions in the Northeastern United States have had, and may continue to have, material adverse effects on our business. As a result of our concentration in this market, we have been, and in the future may be, disproportionately affected by these adverse conditions compared to other chain restaurants with a national footprint.

In addition, our competitors could open additional restaurants in New Jersey and New York, where we have significant concentration with 11 of our system restaurants, which could result in reduced market share for us and may adversely impact our profitability.

Negative publicity could reduce sales at some or all of our restaurants.

We may, from time to time, be faced with negative publicity relating to food quality, the safety, sanitation and welfare of our restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our restaurants. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved, especially due to the high geographic concentration of many of our restaurants, to affect some or all of our other restaurants, including our franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis and negative publicity from our franchised restaurants may also significantly impact company-operated restaurants. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. These types of employee claims could also be asserted against us, on a co-employer theory, by employees of our franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

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Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances of food-borne illness could reduce our restaurant sales.

Incidents or reports of food-borne or water-borne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to product liability or other claims. Such incidents or reports could negatively affect our brand and reputation as well as our business, revenues and profits. Similar incidents or reports occurring at limited service restaurants unrelated to us could likewise create negative publicity, which could negatively impact consumer behavior towards us.

We cannot guarantee to consumers that our internal controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, our reliance on third-party food processors and distributors makes it difficult to monitor food safety compliance and may increase the risk that food-borne illness would affect multiple locations rather than single restaurants. Some food-borne illness incidents could be caused by third-party food suppliers and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in one of our company-operated or franchised restaurants could negatively affect sales at all of our restaurants if highly publicized, especially due to the high geographic concentration of many of our restaurants. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. A number of other restaurant chains have experienced incidents related to food-borne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if food-borne illnesses were not identified at our restaurants, our restaurant sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized. In addition, our restaurant sales could be adversely affected by publicity regarding other high-profile illnesses such as avian flu that customers may associate with our food products.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our debt is dependent on our level of cash flow from company-operated and franchised restaurants, net of costs. It is anticipated that in 2019 the company will not have positive cash flow and will require additional outside funding to maintain operations. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our existing debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition. The lack of availability or access to build-to-suit leases and equipment financing leases could result in a decreased number of new restaurants and have a negative impact on our growth.

Our strategy to open a significant amount of company-owned and operated restaurants on non-traditional sites such as universities, office buildings, military bases, airports and casinos could fail.

The company currently has locations open and in development on military bases through the Army and Air Force Exchange Service, or AAFES. In addition, as of August 2019, the company has multiple requests for proposals, or RFPs, outstanding for other non-traditional locations beyond military locations. In the event these locations do not become available in the future or the company is not awarded specific sites, the total restaurant count of company-owned and operated locations could be materially affected. In addition, non-traditional sites tend to have a lower capital investment to build out and more favorable lease terms. In the event we cannot obtain non-traditional sites, the total outlay of capital expenditures could increase significantly over time for new locations outside of non-traditional installations.

A prolonged economic downturn could materially affect us in the future.

The restaurant industry is dependent upon consumer discretionary spending. The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic and lower average check sizes in fast casual restaurants, similar to ours. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected and may result in a deceleration of the number and timing of new restaurant openings by us and our franchisees. Deterioration in customer traffic or a reduction in average check size would negatively impact our revenues and profitability and could result in reductions in staff levels, additional impairment charges and potential restaurant closures.

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A military conflict or large troop deployment could affect our revenue at company and franchise military locations in the future.

Our current company-operated non-traditional location strategy focuses on building restaurants on non-traditional locations such as universities, office buildings, military bases, airports and casinos. Our military bases are built in support of “Operation Live Well” and the desire of the United States military to offer healthier eating options on its bases. In the event of a large troop deployment or military conflict, the total number of troops present on any given base could be materially reduced and therefore our total revenues in these locations would likely be reduced accordingly.

The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise agreement and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our restaurants, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

In addition, various state and federal laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

The personal information that we collect may be vulnerable to breach, theft or loss that could adversely affect our reputation, results of operation and financial condition.

In the ordinary course of our business, we collect, process, transmit and retain personal information regarding our employees and their families, our franchisees, vendors and consumers, which can include social security numbers, social insurance numbers, banking and tax identification information, health care information and credit card information and our franchisees collect similar information. Some of this personal information is held and managed by our franchisees and certain of our vendors. A third-party may be able to circumvent the security and business controls we use to limit access and use of personal information, which could result in a breach of employee, consumer or franchisee privacy. A major breach, theft or loss of personal information regarding our employees and their families, our franchisees, vendors or consumers that is held by us or our vendors could result in substantial fines, penalties, indemnification claims and potential litigation against us which could negatively impact our results of operations and financial condition. As a result of legislative and regulatory rules, we may be required to notify the owners of the personal information of any data breaches, which could harm our reputation and financial results, as well as subject us to litigation or actions by regulatory authorities. Furthermore, media or other reports of existing or perceived security vulnerabilities in our systems or those of our franchisees or vendors, even if no breach has been attempted or has occurred, can adversely impact our brand and reputation, and thereby materially impact our business.

Significant capital investments and other expenditures could be required to remedy a breach and prevent future problems, including costs associated with additional security technologies, personnel, experts and credit monitoring services for those whose data has been breached. These costs, which could be material, could adversely impact our results of operations during the period in which they are incurred. The techniques and sophistication used to conduct cyber-attacks and breaches, as well as the sources and targets of these attacks, change frequently and are often not recognized until such attacks are launched or have been in place for a period of time. Accordingly, our expenditures to prevent future cyber-attacks or breaches may not be successful.

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Information technology system failures or interruptions or breaches of our network security may interrupt our operations, subject us to increased operating costs and expose us to litigation.

As our reliance on technology has increased, so have the risks posed to our systems. We rely heavily on our computer systems and network infrastructure across operations including, but not limited to, point-of-sale processing at our restaurants, as well as the systems of our third-party vendors to whom we outsource certain administrative functions. Despite our implementation of security measures, all of our technology systems are vulnerable to damage, disruption or failures due to physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from problems with transitioning to upgraded or replacement systems, internal and external security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. If any of our technology systems were to fail, and we were unable to recover in a timely way, we could experience an interruption in our operations. Furthermore, if unauthorized access to or use of our systems were to occur, data related to our proprietary information could be compromised. The occurrence of any of these incidents could have a material adverse effect on our future financial condition and results of operations. To the extent that some of our reporting systems require or rely on manual processes, it could increase the risk of a breach due to human error.

In addition, we receive and maintain certain personal information about our customers, franchisees and employees, and our franchisees receive and maintain similar information. For example, in connection with credit card transactions, we and our franchisees collect and transmit confidential credit card information by way of retail networks. We also maintain important internal data, such as personally identifiable information about our employees and franchisees and information relating to our operation. Our use of personally identifiable information is regulated by applicable laws and regulations. If our security and information systems or those of our franchisees are compromised or our business associates fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation, as well as our restaurant operations and results of operations and financial condition. As privacy and information security laws and regulations change, we may incur additional costs to ensure that we remain in compliance.

Further, the standards for systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payment themselves, all of which can put electronic payment data at risk, are determined and controlled by the payment card industry, not by us. If someone is able to circumvent our data security measures or that of third parties with whom we do business, including our franchisees, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation, liability, and could seriously disrupt our operations. Any resulting negative publicity could significantly harm our reputation and could materially and adversely affect our business and operating results.

A number of our systems and processes are not fully integrated and, as a result, require us to manually estimate and consolidate certain information that we use to manage our business. To the extent that we are not able to obtain transparency into our operations from our systems, it could impair the ability of our management to react quickly to changes in the business or economic environment.

We anticipate expanding, upgrading and developing our information technology capabilities. If we are unable to successfully upgrade or expand our technological capabilities, we may not be able to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

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We outsource certain aspects of our business to third-party vendors which subjects us to risks, including disruptions in our business and increased costs.

We have outsourced certain administrative functions for our business to third-party service providers. We also outsource certain information technology support services and benefit plan administration. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the function involved, such failures may also lead to business disruption, transaction errors, processing inefficiencies, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis.

The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We have registered Muscle Maker Grill® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office. The Muscle Maker Grill® trademark is also registered in some form in one foreign country. Our current brand campaign, “Great Food with Your Health in Mind” has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address (www.musclemakergrill.com) and Facebook, Instagram, Twitter and other social media accounts are our intellectual property. The success of our business strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

We or our suppliers maintain the seasonings and additives for our food offerings, as well as certain standards, specifications and operating procedures, as trade secrets or confidential information. We may not be able to prevent the unauthorized disclosure or use of our trade secrets or information, despite the existence of confidentiality agreements and other measures. While we try to ensure that the quality of our brand and branded products is maintained by all of our franchisees, we cannot be certain that these franchisees will not take actions that adversely affect the value of our intellectual property or reputation. If any of our trade secrets or information were to be disclosed to or independently developed by a competitor, our business, financial condition and results of operations could be materially adversely affected.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in restaurant revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. Our executive officers and significant employees have cumulative experience of more than 100 years in the food service industry. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

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Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in exempt and non-exempt status, or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow. Furthermore, if our or our franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.

We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. Such claims could also be asserted against us by employees of our franchisees. Moreover, claims asserted against franchisees may at times be made against us as a franchisor. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

In addition, various states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the United States Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome or reduce the availability of potential employees. Although we require all workers to provide us with government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized, we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies, including us, have been subject to lawsuits, including lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked.

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Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illness or accidents in our restaurants. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations and result in increases in our insurance premiums. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to have adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

If we or our franchisees face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Labor is a primary component in the cost of operating our company-operated and franchised restaurants. If we or our franchisees face labor shortages or increased labor costs because of increased competition for employees, higher employee-turnover rates, unionization of restaurant workers, or increases in the federally-mandated or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our and our franchisees’ operating expenses could increase and our growth could be adversely affected.

We have a substantial number of hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage and increases in the minimum wage will increase our labor costs and the labor costs of our franchisees. The federal minimum wage has been $7.25 per hour since July 24, 2009. Federally-mandated, state-mandated or locally-mandated minimum wages may be raised in the future. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, reduced margins of franchisees could make it more difficult to sell franchises. If menu prices are increased by us and our franchisees to cover increased labor costs, the higher prices could adversely affect transactions which could lower sales and thereby reduce our margins and the royalties that we receive from franchisees.

In addition, our success depends in part upon our and our franchisees’ ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators, management personnel and other employees. Qualified individuals needed to fill these positions can be in short supply in some geographic areas. In addition, limited service restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced any significant problems in recruiting employees, our and our franchisees’ ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could increase our and our franchisees’ labor costs and have a material adverse effect on our business, financial condition, results of operations or cash flows. If we or our franchisees are unable to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us or our franchisees to pay higher wages, which could also result in higher labor costs.

We are locked into long-term and non-cancelable leases and may be unable to renew leases at the end of their terms.

Many of our restaurant leases are non-cancelable and typically have initial terms up to between 5 and 10 years and 1-3 renewal terms of 5 years each that we may exercise at our option. Even if we close a restaurant, we are required to perform our obligations under the applicable lease, which could include, among other things, a provision for a closed restaurant reserve when the restaurant is closed, which would impact our profitability, and payment of the base rent, property taxes, insurance and maintenance for the balance of the lease term. In addition, in connection with leases for restaurants that we will continue to operate, we may, at the end of the lease term and any renewal period for a restaurant, be unable to renew the lease without substantial additional cost, if at all. As a result, we may close or relocate the restaurant, which could subject us to construction and other costs and risks. Additionally, the revenues and profit, if any, generated at a relocated restaurant may not equal the revenues and profit generated at the existing restaurant. As of September 2019, the Company currently has two restaurant locations that have been closed. We are attempting to settle the outstanding lease amounts with the landlord of which there is no guarantee. The outcome on these two leases could have a negative material impact on our cash reserves as well as future earnings.

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We and our franchisees are subject to extensive government regulations that could result in claims leading to increased costs and restrict our ability to operate or sell franchises.

We and our franchisees are subject to extensive government regulation at the federal, state and local government levels. These include, but are not limited to, regulations relating to the preparation and sale of food, zoning and building codes, franchising, land use and employee, health, sanitation and safety matters. We and our franchisees are required to obtain and maintain a wide variety of governmental licenses, permits and approvals. Difficulty or failure in obtaining them in the future could result in delaying or canceling the opening of new restaurants. Local authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal. This risk would be even higher if there were a major change in the licensing requirements affecting our types of restaurants.

We are subject to the Americans with Disabilities Act, or the ADA, and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants, websites or other consumer interaction points by adding access ramps or redesigning certain architectural fixtures or software programs, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our operations are also subject to the Occupational Safety and Health Act, which governs worker health and safety, the Fair Labor Standards Act, which governs such matters as minimum wages and overtime, the Immigration Reform and Control Act of 1986, and a variety of similar federal, state and local laws that govern these and other employment law matters. We and our franchisees may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and we have been a party to such matters in the past. In addition, federal, state and local proposals related to paid sick leave or similar matters could, if implemented, have a material adverse effect on our business, financial condition and results of operations.

The Patient Protection and Affordable Care Act of 2010, or the PPACA, requires employers such as us to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance beginning in fiscal 2015. We began to offer such health insurance benefits on January 1, 2015 to all eligible employees, and may incur substantial additional expense due to organizing and maintaining the plan which we anticipate will be more expensive on a per person basis and for an increased number of employees who we anticipate at other times may elect to obtain coverage through a healthcare plan that we partially subsidize. If we fail to offer such benefits, or the benefits that we elect to offer do not meet the applicable requirements, we may incur penalties. Since the PPACA also requires individuals to obtain coverage or face individual penalties, employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual penalties increase in size. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us, we will become less competitive in the market for our labor. Finally, implementing the requirements of the PPACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

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There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points, or HACCP, approach would be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act, or the FSMA, signed into law in January 2011, granted the U.S. Food and Drug Administration, or the FDA, new authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these new requirements, we anticipate that the new requirements may impact our industry. Additionally, our suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require us to take actions that could be costly for us or otherwise impact our business.

We are also subject to regulation by the Federal Trade Commission and subject to state laws that govern the offer, sale, renewal and termination of franchises and our relationship with our franchisees. The failure to comply with these laws and regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on franchise sales, fines or the requirement that we make a rescission offer to franchisees, any of which could affect our ability to open new restaurants in the future and thus could materially adversely affect our business and operating results. Any such failure could also subject us to liability to our franchisees.

Federal, State and Local Regulation and Compliance

We are subject to extensive federal, state and local government regulation, including those relating to, among others, public health and safety, zoning and fire codes, and franchising. Failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of restaurants. Although we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals could delay or prevent the opening of, or adversely impact the viability of, a restaurant in a particular area.

The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. In addition, the PPACA increased medical costs beginning in fiscal 2015. We are also subject to the Americans With Disabilities Act, which prohibits discrimination on the basis of disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

In addition, we must comply with regulations adopted by the Federal Trade Commission, or the FTC, and with several state laws that regulate the offer and sale of franchises. The FTC’s Trade Regulation Rule on Franchising, or the FTC Rule, and certain state laws require that we furnish prospective franchisees with a franchise offering circular or Franchise Disclosure Document containing information prescribed by the FTC Rule and applicable state laws and regulations.

We also must comply with a number of state laws that regulate some substantive aspects of the franchisor-franchisee relationship. These laws may limit a franchisor’s ability to: terminate or not renew a franchise without good cause; prohibit interference with the right of free association among franchisees; alter franchise agreements; disapprove the transfer of a franchise; discriminate among franchisees with regard to charges, royalties and other fees; and place new stores near existing franchises. Bills intended to regulate certain aspects of franchise relationships have been introduced into Congress on several occasions during the last decade, but none have been enacted.

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We may become subject to liabilities arising from environmental laws that could likely increase our operating expenses and materially and adversely affect our business and results of operations.

We are subject to federal, state and local laws and regulations, including those concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to the presence of hazardous substances at prior, existing or future restaurant sites could materially adversely affect our business, financial condition and results of operations. Further, environmental laws and regulations, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition and results of operations.

We are subject to federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and in some cases, we may have obligations imposed by indemnity provisions in our leases.

No assurance can be given that we have identified all of the potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

Legislation and regulations requiring the display and provision of nutritional information for our menu offerings, and new information or attitudes regarding diet and health or adverse opinions about the health effects of consuming our menu offerings, could affect consumer preferences and negatively impact our results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming our menu offerings. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings.

The PPACA establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to, as of December 1, 2015, require chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The PPACA also requires covered restaurants to, as of December 1, 2015, provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information. The PPACA further permits the United States Food and Drug Administration to require covered restaurants to make additional nutrient disclosures, such as disclosure of trans-fat content. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.

Furthermore, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers or have enacted legislation restricting the use of certain types of ingredients, portion sizes or packaging materials in restaurants.

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Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes. Additionally, some government authorities are increasing regulations regarding trans-fats and sodium, which may require us to limit or eliminate trans-fats and sodium in our menu offerings or switch to higher cost ingredients or may hinder our ability to operate in certain markets. Some jurisdictions have banned certain cooking ingredients, such as trans-fats, which a limited number of our menu products contain in small, but measurable amounts, or have discussed banning certain products, such as large sodas. Removal of these products and ingredients from our menus could affect product tastes, customer satisfaction levels, and sales volumes, whereas if we fail to comply with these laws or regulations, our business could experience a material adverse effect.

We cannot make any assurances regarding our ability to effectively respond to changes in consumer health perceptions or our ability to successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of additional menu-labeling laws could have an adverse effect on our results of operations and financial position, as well as on the restaurant industry in general.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters, company-operated and franchised restaurant locations, third-party sole distributor and its facilities, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, especially such events which occur in New Jersey and New York, as a result of the concentration of our restaurants, may disrupt our and our franchisees’ business and may adversely affect our and our franchisees’ ability to obtain food and supplies and sell menu items. Our business may be harmed if our or our franchisees’ ability to obtain food and supplies and sell menu items is impacted by any such events, any of which could influence customer trends and purchases and may negatively impact our and our franchisees’ revenues, properties or operations. Such events could result in physical damage to one or more of our or our franchisees’ properties, the temporary closure of some or all of our company-operated restaurants, franchised restaurants and third-party distributor, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our company-operated and franchised restaurants and third-party distributor, disruption of our technology support or information systems, or fuel shortages or dramatic increases in fuel prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations. Some of our restaurants are located on military bases. Our strategy as of July 2019 is to continue to build corporately owned and operated non-traditional restaurants, including on military bases, which in the event of a significant troop deployment, our total revenue and operating profits could be materially adversely affected.

We currently have two franchise located in Kuwait and upon the further expansion of our operations internationally, we could be adversely affected by violations of the Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

We anticipate developing additional franchised locations located outside the United States. The Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-United States officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

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Risks Related to the IPO and Ownership of our Common Stock

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we are required to report any changes in internal controls on a quarterly basis. In addition, we must furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. As of December 31, 2018, we had material weakness in our internal controls. We need to improve the design, implementation, and testing of the internal controls over financial reporting required to comply with these obligations. If we continue to identify material weaknesses in our internal control over financial reporting or are unable to remedy our existing material weaknesses, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange if we are ever listed on an exchange, Securities and Exchange Commission, or the Commission, or other regulatory authorities, which could require additional financial and management resources. In connection with management’s assessment of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, we identified the following material weaknesses in our internal control over financial reporting as of September 30, 2019:

●	We do not have written documentation of our internal control policies and procedures.

●	We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

●	We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting.

●	We have significant deficiencies in the design and implementation of IT controls, specifically in the following areas: data center and network operations, access security and change management.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

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As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

As a public company, we have incurred and will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we have incurred and will continue to significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, and rules of the Commission and those of the NYSE American or Nasdaq Capital Market have imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an adequate internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the exchange we are listed on, the Commission or other regulatory authorities, which would require additional financial and management resources.

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Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

We are an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in Rule 12b-2 of the Exchange Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensations and stockholder approval of golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1.07 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1.07 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1.07 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company. Even after we no longer qualify as an “emerging growth company”, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American or Nasdaq Capital Market and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

We are a holding company with no operations and rely on our operating subsidiaries to provide us with funds necessary to meet our financial obligations and to pay taxes, expenses and dividends.

We are a holding company with no direct operations that will hold as our principal assets (i) a 100% ownership interest in Muscle Maker Development, LLC, or Muscle Maker Development, which runs our franchising restaurant operations and (ii) a 100% ownership interest in Muscle Maker Corp., LLC, or Muscle Maker Corp., which runs our company-operated restaurants and (iii) a 100% ownership interest in Muscle Maker USA, Inc., or Muscle Maker USA (together with Muscle Maker Development and Muscle Maker Corp referred to as the Subsidiaries), and will rely on the Subsidiaries to provide us with funds necessary to meet any financial obligations. As such, we will have no independent means of generating revenue. We intend to cause the Subsidiaries to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses. However, the Subsidiaries’ ability to make such distributions and payments to Muscle Maker may be subject to various limitations and restrictions, including the operating results, cash requirements and financial condition of the Subsidiaries, the applicable provisions of Nevada law that may limit the amount of funds available for distribution to the shareholders of the Subsidiaries, compliance by the Subsidiaries with restrictions, covenants and financial ratios related to existing or future indebtedness, and other agreements entered into by the Subsidiaries with third parties. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (i.e., as a result of the Subsidiaries’ inability to make distributions due to various limitations and restrictions), we may have to borrow funds, and thus our liquidity and financial condition could be materially and adversely affected.

Members of our board of directors and our executive officers will have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business.

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Our share price may be volatile, and you may lose all or part of your investment.

The public offering price for our common stock sold in the IPO will be determined by negotiation between us and the underwriter. This price may not reflect the market price of shares of our common stock following the IPO and the price of shares of our common stock may decline. In addition, the market price of shares of our common stock could be highly volatile and may fluctuate substantially as a result of many factors, including:

●	actual or anticipated fluctuations in our results of operations;

●	announcement or expectation of additional financing efforts;

●	variance in our financial performance from the expectations of market analysts;

●	sales of our common stock by us, our insiders, or other stockholders;

●	expiration of market stand-off or lock-up agreements;

●	our involvement in litigation;

●	our sale of common stock or other securities in the future;

●	market conditions in our industry;

●	changes in key personnel;

●	the trading volume of our common stock;

●	changes in the estimation of the future size and growth rate of our markets;

●	the recruitment or departure of key personnel;

●	general economic, industry, and market conditions; and

●	the other factors described in the “Risk Factors” section of this prospectus.

In recent years, the stock markets in general have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of shares of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

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No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following the IPO.

Prior to the IPO, there has been no public market for our common stock. Although we are approved to list our common stock on The Nasdaq Capital Market, an active trading market may not develop following the completion of the IPO or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The concentration of the capital stock ownership with our insiders after the initial public offering will likely limit the ability of the stockholders to influence corporate matters.

Following the offering described in this prospectus, the executive officers, directors, 5% or greater stockholders, and their respective affiliated entities will in the aggregate beneficially own approximately 9.92% of our outstanding common stock (assuming no exercise of the underwriter’s over-allotment option and no exercise of outstanding options). As a result, these stockholders, acting together, have control over matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

We have broad discretion in the use of a portion of the net proceeds from our initial public offering and may not use them effectively.

We currently intend to use the net proceeds from the IPO to fund the expansion of the company-operated and franchise systems, marketing and advertising, restaurant level consumer technology systems and applications and for general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our stockholders may not agree with the manner in which we choose to allocate the net proceeds from the IPO. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from the IPO in a manner that does not produce income.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

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Provisions in our articles of incorporation and bylaws and Nevada law may discourage, delay or prevent a change of control of our company and, therefore, may depress the trading price of our stock.

Our articles of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:

●	prohibit stockholder action to elect or remove directors by majority written consent;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

●	prohibit our stockholders from calling a special meeting of stockholders; and

●	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

EXPLANATORY NOTE REGARDING REDOMESTICATION

Our Board of Directors has adopted resolutions, subject to stockholder approval, to change the Company’s state of incorporation from California to Nevada, which we refer to as the Re-domicile. The Re-domicile was approved by the Company’s shareholders on October 28, 2019. On November 13, 2019, the Company merged with and into its wholly owned subsidiary, Muscle Maker, Inc., a Nevada corporation pursuant to an Agreement and Plan of Merger. Muscle Maker, Inc. - Nevada continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity, par value $0.0001 per share, in the migratory merger.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the conversion shares by the selling stockholders named in this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders.

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DIVIDEND POLICY

We have never paid dividends on our common stock, and currently do not intend to pay any cash dividends on our common stock in the foreseeable future. In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our common stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2019 on:

●	an actual basis;

●	our unaudited capitalization as of September 30, 2019, pro forma basis to give effect to the (i) issuance of 3,749 shares of common stock as compensation to the board of directors and (ii) issuance of 4,055,683 shares of common stock issued in connection with conversion of various convertible notes; and

●

a pro forma as adjusted basis, to give effect to our sale of 1,540,000 shares of common stock in the IPO, at a public offering price of $5.00 per share after deducting underwriting discounts and commissions, estimated offering expenses payable by us and retiring of $550,000 in debt. The debt to be retired consists of $450,000 of 15% convertible notes payable with a maturity date range of March 12, 2020 through August 26, 2020 of which $350,000 was borrowed in third and fourth quarter of 2018 and $100,000 which was borrowed in February 2019, $75,000 of 12% convertible notes payable with a maturity date of March 12, 2020 which was borrowed in September 2019 and a $25,000 10% convertible note payable with a maturity date of February 24, 2020 which was borrowed in July 2017. The debt to be repaid was primarily used to fund new Company-owned store locations.

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This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto appearing elsewhere in this prospectus.

	As of September 30, 2019
	(unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$1,983,306	$1,983,306	$8,062,631
Total debt at face value	10,311,458	823,458	273,458
Stockholders’ equity:
Common stock, $0.0001 par value; 14,285,714 shares authorized, and 1,655,032 shares issued and outstanding on an actual basis; 5,714,464 shares issued and outstanding on a pro forma basis (1) and 7,254,464 issued and outstanding on a pro forma, as adjusted basis (2)	165	571	725
Additional paid-in capital	23,291,052	32,812,261	39,441,432
Accumulated deficit	(29,777,110)	(31,029,239)	(31,106,818)
Total stockholders’ (deficit) equity	(6,485,893)	1,783,593	8,335,339
Total capitalization	$3,825,565	$2,607,051	$8,608,797

The outstanding share information in the table above excludes the following:

●	4,821 shares of our common stock issuable upon the exercise of stock options as of September 30, 2019, with a weighted average exercise price of $65.31 per share;

●

2,450,285 shares of our common stock issuable upon the exercise of outstanding warrants. which includes the modified warrants, as of January 6, 2020 with a weighted average exercise price of $5.51 per share;

●	534,546 shares of our common stock issuable upon the conversion of all of the convertible notes;

●	129,999 shares of Common Stock to be issued upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 85,714 shares of Common Stock in the event the public offering is at least $5,000,000;

●	the issuance of an estimated 123,200 shares of common stock underlying the warrant to be issued to the underwriter in connection with the IPO with a per share exercise price of $6.00; and

●	214,286 shares of our common stock reserved for future issuance under the 2019 Equity Incentive Plan.

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SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2018 and 2017 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2019 and 2018 and the balance sheet data as of September 30, 2019 have been derived from our unaudited financial statements included elsewhere in this prospectus. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statement of Operations Data:

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2019	2018	2018	2017
	(unaudited)
Revenues	$3,681,248	$4,620,646	$6,022,669	$7,929,137
Operating Costs and Expenses	6,451,638	8,183,873	9,608,515	19,860,161
(Loss) Income from Operations	(2,770,390)	(3,563,227)	(3,585,846)	(11,931,024)
Total Other (Expense) Income	(2,604,524)	(3,136,048)	(3,618,694)	(3,883,254)
Loss Before Income Taxes	(5,374,914)	(6,699,275)	(7,204,540)	(15,814,278)
Income tax provision	-	-	-	246,527
Net Loss	(5,374,914)	(6,699,275)	(7,204,540)	(15,567,751)
Net loss attributable to the non-controlling interests	-	(2,071)	(2,071)	(2,357,303)
Net Loss Attributable to Controlling Interest	$(5,374,914)	$(6,697,204)	$(7,202,469)	$(13,210,448)

Net Loss Attributable to Controlling Interest Per Share:	$(3.50)	$(5.70)	$(5.66)	$(15.31)

Net loss per share—basic and diluted(1)

Weighted average shares outstanding—basic and diluted(1)

(1) See Note 3 to our consolidated financial statements for an explanation of the method used to compute basic and diluted net loss per share.

Balance Sheet Data:

	As of September 30, 2019
Balance Sheet Data:	Actual	Pro Forma (1)	Pro Forma As Adjusted (2)

Cash and cash equivalents	$1,983,306	$1,983,306	$8,062,631
Working capital (deficit)/surplus	(5,484,122)	(1,202,269)	5,427,056
Total assets	6,985,106	6,985,106	13,064,431
Total liabilities	13,470,999	3,950,196	3,400,196
Accumulated deficit	(29,777,110)	(31,029,239)	(31,106,818)
Stockholders’ (deficit) equity	$(6,485,893)	$1,783,593	$8,335,339

(1)

Pro forma basis to give effect to the (i) issuance of 3,749 shares of common stock as compensation to the board of directors and (ii) issuance of 4,055,683 shares of common stock issued in connection with conversion of various convertible notes.

(2)

Pro forma as adjusted basis, to give effect to our sale of 1,540,000 shares of common stock in the IPO, at a public offering price of $5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and retiring of $550,000 in debt. The debt to be retired consists of $450,000 of 15% convertible notes payable with a maturity date range of March 12, 2020 through August 26, 2020 of which $350,000 was borrowed in third and fourth quarter of 2018 and $100,000 which was borrowed in February 2019, $75,000 of 12% convertible notes payable with a maturity date of March 12, 2020 which was borrowed in September 2019 and a $25,000 10% convertible note payable with a maturity date of February 24, 2020 which was borrowed in July 2017. The debt to be repaid was primarily used to fund new Company-owned store locations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.”

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” except where the context otherwise requires, the term “we,” “us,” “our,” or “the Company,” refers to the business of Muscle Maker, Inc.

OVERVIEW

We operate under the name Muscle Maker Grill as a franchisor and owner-operator of Muscle Maker Grill restaurants. As of September 30, 2019, our restaurant system included eight company-owned restaurants and thirty-one franchised restaurants.

Muscle Maker Grill is a fast-casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, hamburgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $47 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for healthy-inspired restaurant concepts such as Muscle Maker Grill.

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We believe our healthy-inspired restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The foundation of our brand is based on our core values of quality, empowerment, respect, service and value.

As of September 30, 2019, we had an accumulated deficit of $29,777,110 and expect to continue to incur substantial operating and net losses for the foreseeable future. In its report on our consolidated financial statements for the fiscal year ended December 31, 2018, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern. See “Liquidity and Capital Resources – Availability of Additional Funds and Going Concern” and Note 1 – Business Organization and Nature of Operations, Going Concern and Management’s Plans to Notes to Consolidated Financial Statements for additional information describing the circumstances that led to the inclusion of this explanatory paragraph.

Key Financial Definitions

Total Revenues

Our revenues are derived from three primary sources: company restaurant sales, franchise revenues and vendor rebates from Franchisees. Franchise revenues are comprised of franchise royalty revenues collected based on 5% of franchisee net sales and other franchise revenues which include initial and renewal franchisee fees. Vendor rebates are received based on volume purchases or services from franchise owned locations.

Food and Beverage Costs

Food and beverage costs include the direct costs associated with food, beverage and packaging of our menu items at company-operated restaurants partially offset by vendor rebates from company-owned stores. The components of food, beverages and supplies are variable in nature, change with sales volume, are affected by menu mix and are subject to fluctuations in commodity costs. The current management team has begun implementing multiple operational changes to lower food and paper costs.

Labor

Restaurant labor costs, including preopening labor, consists of company-operated restaurant-level management and hourly labor costs, including salaries, wages, payroll taxes, workers’ compensation expense, benefits and bonuses paid to our company-operated restaurant-level team members. Like other cost items, we expect restaurant labor costs at our company-operated restaurants to increase due to inflation and as our company restaurant revenues grow. Factors that influence labor costs include minimum wage and employer payroll tax legislation, mandated health care costs and operational productivity established by the management team. The current management team has begun implementing operational changes to lower restaurant level labor costs overall.

Rent

Restaurant rent, including preopening rental charges, consist of company-operated restaurant-level rental or lease payments applicable to executed rental or lease agreements. In many cases these rental payments may include payments for common area maintenance as well as property tax assessments. Our rent strategy consists of a variable rent structure calculated on net sales of the restaurant. While this can have a negative effect on higher volume locations where we cannot leverage a fixed rent, it provides downside protection for lower volume locations. While we cannot guarantee a favorable variable rent expense in all future leases, we have forecasted average rental costs as a percentage of total sales at 8%.

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Other restaurant operating expenses

Other restaurant operating expenses, including preopening operating expenses, consist of company-operated restaurant-level ancillary expenses not inclusive of food and beverage, labor and rent expense. These expenses are generally marketing, advertising, merchant and bank fees, utilities, leasehold and equipment repairs and maintenance. A portion of these costs are associated with third party delivery services such as Uber Eats, Grub Hub, DoorDash, Seamless, and others. The fees associated with these third-party delivery services can range up to 25% of the total order being delivered. Management believes delivery is a critical component of our business model and industry trends will continue to push consumers towards delivery. Our cost structure will need to be adjusted to reflect a different pricing model, portion sizes, menu offerings, and other considerations to potentially offset these rising costs of delivery.

Other Expenses Incurred for Closed Locations

Other expenses incurred for closed locations consists primarily of restaurant operating expenses incurred subsequent to store closures, relating to ongoing obligations to vendors under signed agreements.

Depreciation and Amortization

Depreciation and amortization primarily consist of the depreciation of property and equipment and amortization of intangible assets.

General and Administrative Expenses

General and administrative expenses include expenses associated with corporate and administrative functions that support our operations, including wages, benefits, travel expense, stock-based compensation expense, legal and professional fees, training, and other corporate costs. We expect to incur incremental general and administrative expenses as a result of the IPO and as a public company. A certain portion of these expenses are related to the preparation of an initial stock offering and should be considered one-time expenses.

Other Income (Expense), net

Other income (expenses) primarily consists of amortization of debt discounts on the convertible notes payable and interest expense related to convertible notes payable.

Income Taxes

Income taxes represent federal, state, and local current and deferred income tax expense.

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Consolidated Results of Operations

Three Months Ended September 30, 2019 Compared with Three Months Ended September 30, 2018

The following table represents selected items in our condensed consolidated statements of operations for the three months ended September 30, 2019 and 2018, respectively:

	For the Three Months Ended
	September 30,
	2019	2018
Revenues:
Company restaurant sales, net of discounts	$821,684	$721,300
Franchise royalties and fees	252,744	324,080
Franchise advertising fund contributions	39,030	-
Other revenues	-	-
Total Revenues	1,113,458	1,045,380

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	339,454	266,678
Labor	347,786	266,817
Rent	96,832	66,599
Other restaurant operating expenses	113,292	60,084
Total restaurant operating expenses	897,364	660,178
Costs of other revenues	-	-
Depreciation and amortization	59,033	47,663
Other expenses incurred for closed locations	-	269,659
Franchise advertising fund expenses	39,030	-
General and administrative expenses	1,514,123	916,268
Total Costs and Expenses	2,509,550	1,893,768
Loss from Operations	(1,396,092)	(848,388)

Other (Expense) Income:
Other income (expense), net	112,673	65,933
Interest expense, net	(614,100)	(94,655)
Loss on sale of CTI	-	-
Amortization of debt discount	(451,310)	(267,358)
Total Other Expense, net	(952,737)	(296,080)

Loss Before Income Tax	(2,348,829)	(1,144,468)
Income tax provision	-	-
Net Loss	(2,348,829)	(1,144,468)
Net loss attributable to the non-controlling interest	-	-
Net Loss Attributable to Controlling Interest	$(2,348,829)	$(1,144,468)

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Revenues

Our revenues totaled $1,113,458 for the three months ended September 30, 2019 compared to $1,045,380 for the three months ended September 30, 2018. The 6.51% increase was primarily attributable to more stores generating restaurant sales, net of discounts in the current period compared to the prior period, partially offset by a decrease in franchise royalties and fees.

We generated restaurant sales, net of discounts, of $821,684 for the three months ended September 30, 2019 compared to $721,300, for the three months ended September 30, 2018. This represented an increase of $100,384, or 13.9%, which is primarily attributable to a higher corporate owned store count during the current period compared to the prior period.

Franchise royalties and fees for the three months ended September 30, 2019 and 2018 totaled $252,744 compared to $324,080, respectively. The $71,336 decrease is primarily attributable to lower royalty revenue from franchisees as there are fewer franchisee location during the current period as compared to the prior period due to store closures.

Franchise advertising fund contributions for the three months ended September 30, 2019 totaled $39,030.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. While we have experienced negative comparable same store sales of 8% in 2018 and 12% during year-to-date 2019, we have developed new sales and marketing efforts including new menu strategy/evolution, new marketing initiatives designed to increase brand awareness, new operating platforms which improve speed of service and other tactics with the goal of providing positive same store sales in future years. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement these initiatives. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Operating Costs and Expenses

Restaurant food and beverage costs for the three months ended September 30, 2019 and 2018 totaled $339,454, or 41.3%, as a percentage of restaurant sales, and $266,678, or 37.0%, as a percentage of restaurant sales, respectively. The $72,776 increase results primarily due a higher store count during the period as compared to the prior period as the Company opened and acquired more stores as compared to the prior period.

Restaurant labor for the three months ended September 30, 2019 and 2018 totaled $347,786, or 42.3%, as a percentage of restaurant sales, and $266,817, or 37.0%, as a percentage of restaurant sales, respectively. The $80,969 increase results primarily due a higher store count during the period as compared to the prior period as the Company opened and acquired more stores as compared to the prior period.

Restaurant rent expense for the three months ended September 30, 2019 and 2018 totaled $96,832, or 11.8%, as a percentage of restaurant sales, and $66,599, or 9.2%, as a percentage of restaurant sales, respectively.

Other restaurant operating expenses for the three months ended September 30, 2019 and 2018 totaled $113,292, or 13.8% as a percentage of restaurant sales, and $60,084, or 8.3% as a percentage of restaurant sales, respectively. The $53,208 increase is primarily due a higher store count during the period as compared to the prior period as the Company opened and acquired more stores as compared to the prior period.

Depreciation and amortization expense for the three months ended September 30, 2019 and 2018 totaled $59,033 and $47,663, respectively. The $11,370 increase is primarily attributable to depreciation expense related to additions of property and equipment compared to the prior periods.

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General and administrative expenses for the three months ended September 30, 2019 and 2018 totaled $1,514,123, or 136% of total revenues, and $916,268, or 87.6% of total revenues, respectively. The $597,855 increase is primarily attributable to an increase in salaries of approximately $61,000, an increase in professional fees and consulting expenses of approximately $355,000 due to restricted stock issuance to consultants, an increase in bad debt expense of approximately $147,000 related to the forgiveness of royalties owed by a franchisee.

Loss from Operations

Our loss from operations for the three months ended September 30, 2019 and 2018 totaled $1,396,092 or 125.4% of total revenues and $848,388 or 81.2% of total revenues, respectively. The increase of $547,704 in loss from operations is primarily attributable to an increase in total costs and expenses of approximately $382,000, partially offset by the increase in total revenues of approximately $68,000.

Other Expense, net

Other expense, net for the three months ended September 30, 2019 and 2018 totaled $952,737 and $296,080, respectively. The $656,657 decrease in expense was primarily attributable to an increase in amortization of debt discounts of $183,863 and an increase in interest expense incurred in connection with convertible and other notes payable of approximately $519,000, partially offset by an increase in other income, net of approximately $47,000 due to other income on settlements of accounts payables.

Net Loss

Our net loss for the three months ended September 30, 2019 increased by $1,204,361 to $2,348,829 as compared to $1,144,468 for the three months ended September 30, 2018, resulting from an increase in other expense as discussed above. Our net loss attributable to the controlling interest was $2,348,829 and $1,144,468 for the three months ended September 30, 2019 and 2018, respectively.

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Nine Months Ended September 30, 2019 Compared with Nine Months Ended September 30, 2018

The following table represents selected items in our condensed consolidated statements of operations for the nine months ended September 30, 2019 and 2018, respectively:

	For the Nine Months Ended
	September 30,
	2019	2018
Revenues:
Company restaurant sales, net of discounts	$2,438,284	$3,246,041
Franchise royalties and fees	1,126,541	1,129,972
Franchise advertising fund contributions	116,423	-
Other revenues	-	244,633
Total Revenues	3,681,248	4,620,646

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	915,063	1,193,908
Labor	966,020	1,383,941
Rent	283,668	537,588
Other restaurant operating expenses	367,611	621,312
Total restaurant operating expenses	2,532,361	3,736,749
Costs of other revenues	-	114,388
Depreciation and amortization	190,637	145,615
Other expenses incurred for closed locations	27,519	473,375
Franchise advertising fund expenses	116,423	-
General and administrative expenses	3,584,698	3,713,743
Total Costs and Expenses	6,451,638	8,183,873
Loss from Operations	(2,770,390)	(3,563,227)

Other (Expense) Income:
Other expense, net	3,680	60,314
Interest expense, net	(1,262,521)	(826,155)
Loss on sale of CTI	-	(456,169)
Amortization of debt discount	(1,345,683)	(1,914,038)
Total Other Expense, net	(2,604,524)	(3,136,048)

Loss Before Income Tax	(5,374,914)	(6,699,275)
Income tax provision	-	-
Net Loss	(5,374,914)	(6,699,275)
Net loss attributable to the non-controlling interest	-	(2,071)
Net Loss Attributable to Controlling Interest	$(5,374,914)	$(6,697,204)

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Revenues

Our revenues totaled $3,681,248 for the nine months ended September 30, 2019 compared to $4,620,646 for the nine months ended September 30, 2018. The 20.3% decrease was primarily attributable to store closures in the prior period therefore fewer stores generating revenues in the current period as compared to the prior period and due the sale of CTI during May 2018.

We generated restaurant sales, net of discounts, of $2,438,284 for the nine months ended September 30, 2019 compared to $3,246,041, for the nine months ended September 30, 2018. This represented a decrease of $807,757, or 24.9%, which is primarily attributable to closures of corporate owned stores during the prior period as compared to the current period.

Franchise royalties and fees for the nine months ended September 30, 2019 and 2018 totaled $1,126,541 compared to $1,129,972, respectively. The $3,431 decrease is primarily attributable to an increase of approximately $216,000 in recognition of deferred revenue for franchise agreements pursuant to adoption of the new revenue accounting standard, partially offset by a decrease in royalty income of approximately $173,000 as there are fewer franchise store location as compared to the prior period and a decrease of approximately $48,000 in vendor rebates due to fewer franchise owned stores in the current period as compared to the prior period.

Franchise advertising fund contributions for the nine months ended September 30, 2019 totaled $116,423.

Other revenues decreased from $244,633 for the nine months ended September 30, 2018 to $0 for the nine months ended September 30, 2019, representing a decrease of $244,633 or 100%. The decrease is attributed to the sale of CTI in May 2018.

Operating Costs and Expenses

Restaurant food and beverage costs for the nine months ended September 30, 2019 and 2018 totaled $915,063, or 37.5 as a percentage of restaurant sales, and $1,193,908, or 36.8%, as a percentage of restaurant sales, respectively. The $278,845 decrease results primarily from various company owned store closures in the prior period compared to the current period.

Restaurant labor for the nine months ended September 30, 2019 and 2018 totaled $966,020, or 39.6%, as a percentage of restaurant sales, and $1,383,941, or 42.6%, as a percentage of restaurant sales, respectively. The $417,921 decrease results primarily due to company owned store closures as compared to the current period.

Restaurant rent expense for the nine months ended September 30, 2019 and 2018 totaled $283,667, or 11.63%, as a percentage of restaurant sales, and $537,588, or 16.56%, as a percentage of restaurant sales, respectively. The $253,921 decrease in rent expense is primarily due to the closure of company owned stores in the prior period compared to the current period.

Other restaurant operating expenses for the nine months ended September 30, 2019 and 2018 totaled $367,611, or 15.1% as a percentage of restaurant sales, and $621,312, or 19.1% as a percentage of restaurant sales, respectively. The $253,701 decrease is primarily due to store closures compared to the current period and improved efficiencies.

Cost of other revenues for the nine months ended September 30, 2019 and 2018 totaled $0, or 0%, as a percentage of other revenues, and $114,388, or 46.8%, as a percentage of other revenues, respectively. The decrease is due to the sale of CTI in May 2018.

Depreciation and amortization expense for the nine months ended September 30, 2019 and 2018 totaled $190,637 and $145,615, respectively. The $45,022 increase is primarily attributable to depreciation expense related to additions of property and equipment compared to the prior periods.

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General and administrative expenses for the nine months ended September 30, 2019 and 2018 totaled $3,584,698, or 80.4% of total revenues, and $3,713,743, or 80.4% of total revenues, respectively. The $129,045 decrease is primarily attributable to a decrease of approximately $137,000 in general and administrative CTI expenses due to the sale of CTI.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. While we have experienced negative comparable same store sales of 8% in 2018 and 12% during year-to-date 2019, we have developed new sales and marketing efforts including new menu strategy/evolution, new marketing initiatives designed to increase brand awareness, new operating platforms which improve speed of service and other tactics with the goal of providing positive same store sales in future years. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement these initiatives. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Loss from Operations

Our loss from operations for the nine months ended September 30, 2019 and 2018 totaled $2,770,390 or 75.3% of total revenues and $3,563,227 or 77.1% of total revenues, respectively. The decrease of $792,837 in loss from operations is primarily attributable to a decrease in total costs and expenses of approximately $1,732,235, partially offset by the decrease in total revenues of approximately $939,000 due to fewer corporate owned stores generating revenues in the current period as compared to the prior period.

Other Expense, net

Other expense, net for the nine months ended September 30, 2019 and 2018 totaled $2,604,524 and $3,136,048, respectively. The $531,524 decrease in expense was primarily attributable to a decrease in amortization of debt discounts of approximately $568,000, a decrease due to the loss on sale of CTI of approximately $456,000 partially offset by an increase in interest expense of approximately $436,000 incurred in connection with the convertible notes and other notes payable.

Net Loss

Our net loss for the nine months ended September 30, 2019 decreased by $1,324,361 to $5,374,914 as compared to $6,699,275 for the nine months ended September 30, 2018, resulting from a decrease in loss of operations and total other expense, net, as discussed above. Our net loss attributable to our controlling interest was $5,374,914 and $6,697,204 (net of non-controlling interest of $2,071) for the nine months ended September 30, 2019 and 2018, respectively.

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Year Ended December 31, 2018 Compared with Year Ended December 31, 2017

The following table represents selected items in our consolidated statements of operations for the years ended December 31, 2018 and 2017, respectively:

	For the Years Ended
	December 31,
	2018	2017
Revenues:
Company restaurant sales, net of discounts	$3,869,758	$5,215,285
Franchise royalties and fees	1,908,278	1,988,167
Other revenues	244,633	725,685
Total Revenues	6,022,669	7,929,137

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	1,432,653	1,946,643
Labor	1,646,264	2,634,730
Rent	681,176	927,610
Other restaurant operating expenses	853,197	1,283,286
Total restaurant operating expenses	4,613,290	6,792,269
Costs of other revenues	114,388	330,367
Depreciation and amortization	200,885	446,369
Impairment of intangible assets	-	410,225
Impairment of property and equipment	-	1,375,790
Impairment of goodwill	-	2,521,468
Other expenses incurred for closed locations	321,821	-
General and administrative expenses	4,358,131	7,983,673
Total Costs and Expenses	9,608,515	19,860,161
Loss from Operations	(3,585,846)	(11,931,024)

Other (Expense) Income:
Other income	96,221	88,874
Interest expense, net	(983,499)	(15,336)
Loss on sale of CTI	(456,169)	-
Amortization of debt discounts	(2,275,247)	(3,956,792)
Total Other Expense, net	(3,618,694)	(3,883,254)

Loss Before Income Tax	(7,204,540)	(15,814,278)
Income tax provision	-	246,527
Net Loss	(7,204,540)	(15,567,751)
Net loss attributable to the non-controlling interest	(2,071)	(2,357,303)
Net Loss Attributable to Controlling Interest	$(7,202,469)	$(13,210,448)

Year Ended December 31, 2018 Compared with Year Ended December 31, 2017

Revenues

Our revenues totaled $6,022,669 for the year ended December 31, 2018 compared to $7,929,137 for the year ended December 31, 2017. The 24.0% decrease was primarily attributable to the eight store closures throughout 2018 and partially due to the sale of CTI in May 2018.

We generated restaurant sales, net of discounts, of $3,869,758 for the year ended December 31, 2018 compared to $5,215,285, for the year ended December 31, 2017. This represented a decrease of $1,345,527, or 25.8%, which resulted primarily from the eight store closures throughout 2018.

Franchise royalties and fees for the year ended December 31, 2018 and December 31, 2017 totaled $1,908,278 compared to $1,988,167, respectively. The $79,889 decrease is primarily attributable to a decrease in royalty income of approximately $56,000.

Other revenues decreased to $244,633 for the year ended December 31, 2018 from $725,685 for the year ended December 31, 2017, representing a decrease of $481,052 or 66.3%. The decrease is primarily attributed to the sale of CTI in May 2018.

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Operating Costs and Expenses

Operating costs and expenses consist of restaurant food and beverage costs, restaurant labor expense, restaurant rent expense, other restaurant operating expenses, cost of other revenues, depreciation and amortization expenses, impairment losses and general and administrative expenses.

Restaurant food and beverage costs for the year ended December 31, 2018 and December 31, 2017 totaled $1,432,653 or 37.0% as a percentage of company restaurant net sales, and $1,946,643 or 37.3%, as a percentage of company restaurant net sales, respectively. The $513,990 decrease resulted primarily from the eight store closures throughout 2018. The current management team has been working on implementing new operational measures to lower these costs in 2019.

Restaurant labor for the year ended December 31, 2018 and December 31, 2017 totaled $1,646,264, or 42.5%, as a percentage of company restaurant net sales, and $2,634,730, or 50.5%, as a percentage of company restaurant net sales, respectively. The $988,466 decrease results primarily from eight store closures throughout 2018. The decrease as a percentage of sales is primarily attributable to improved efficiencies and fewer new locations that are being opened as compared to the prior period as new locations typically have higher starting operation efficiencies. The current management team has started to implement new operational measures to lower these costs as a percentage of corporate restaurant net sales in 2019.

Restaurant rent expense for the year ended December 31, 2018 and December 31, 2017 totaled $681,176, or 17.6% as a percentage of restaurant sales, and $927,610, or 17.8%, as a percentage of restaurant sales, respectively. The $246,434 decrease is primarily from the settlement on leases for the eight store closures throughout 2018. The decrease as a percentage of sales is primarily attributable to the impact of the eight store closures. Our current strategy focuses on new company-owned, non-traditional locations such as military bases with variable rent structures no greater than 10% of corporate restaurant revenue net sales, which would represent a significantly lower number than what was reported in 2018 and 2017.

Other restaurant operating expenses for the year ended December 31, 2018 and December 31, 2017 totaled $853,197, or 22.0% as a percentage of restaurant sales, and $1,283,286, or 24.6% as a percentage of restaurant sales, respectively. The $430,089 decrease is primarily attributed to eight store closures throughout 2018.

Cost of other revenues for the years ended December 31, 2018 and December 31, 2017 totaled $114,388, or 46.8%, as a percentage of other revenue, and $330,367, or 45.5%, as a percentage of other revenue, respectively. The $215,979 decrease resulted from the sale of CTI during May 2018. The increase as a percentage of other revenues resulted primarily from increased costs from service providers with no corresponding increase in monthly services fees being charged to our customers.

Other Expenses incurred for closed locations for the year ended December 31, 2018 totaled $321,821. This consisted predominantly of rent expense of approximately $258,000 incurred for closed locations while the remaining expense of approximately $64,000 consisted of expenses that would typically be consider as other restaurant operating expenses if the locations where not closed but we were still obligated to pay.

Depreciation and amortization expense for the year ended December 31, 2018 and December 31, 2017 totaled $200,885 and $446,369, respectively. The $245,484 decrease is primarily attributable to lower depreciation expense of property and equipment due to the eight store closures throughout 2018 and impairment of property and equipment taken in the latter part of 2017.

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General and administrative expenses for the year ended December 31, 2018 and December 31, 2017 totaled $4,358,131, or 72.4% of total revenue, and $7,983,673, or 100.7% of total revenue, respectively. The $3,625,542 decrease is primarily attributable to less expenses incurred for developing our corporate infrastructure The decrease is also attributed to a decrease in third party accounting and legal fees of approximately $1,259,000 as we used fewer temporary accounting services and incurred fewer legal reorganizational research to facilitate SEC financial statement preparation. In addition, there were decreases of approximately $1,001,000 in salaries, wages and benefits, approximately $348,000 in stock-based compensation as fewer restricted stock vest in the current period as compared to prior period, approximately $430,000 in CTI expenses due to the sale of CTI and approximately $583,000 in marketing expenses. The decreases are partially offset by an increase of approximately $584,000 in consulting expenses, approximately $82,000 in rent expense incurred due to the corporate office closure and the new corporate office space, approximately $73,000 in recruiting fees incurred specifically in connection with hiring new executives during 2018.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. While we have experienced negative comparable same store sales of 8% in 2018 and 12% during year-to-date 2019, we have developed new sales and marketing efforts including new menu strategy/evolution, new marketing initiatives designed to increase brand awareness, new operating platforms which improve speed of service and other tactics with the goal of providing positive same store sales in future years. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement these initiatives. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Loss from Operations

Our loss from operations for the year ended December 31, 2018 and December 31, 2017 totaled $3,585,846, or 59.5% of total revenues and $11,931,024, or 150.5% of total revenue, respectively. This resulted in a decrease of $8,345,178 in loss from operations which is primarily attributable to a decrease in total cost of expenses of approximately $10,250,000 offset by a decrease in total revenues of approximately $1,907,000.

Other (Expense) Income

Other expense for the year ended December 31, 2018 and December 31, 2017 totaled $3,618,694 and $3,883,254, respectively. The $264,560 decrease in expense was primarily attributable to a decrease in amortization of debt discounts of approximately $1,682,000 in connection with convertible notes payable as compared to the prior year, partially offset by an increase in interest expense of approximately $968,000 incurred in connection with the default of a notes payable, accrued interest on notes and interest expense incurred in connection with warrants and the loss on sale of CTI of approximately $456,000.

Net Loss

Our net loss for the year ended December 31, 2018 decreased by $8,363,211 to $7,204,540 as compared to 15,567,751 for the year ended December 31, 2017, resulting primarily from a significant decrease in loss of operations and a decrease in other (expense) income as discussed above. Our net loss attributable to the controlling interest was $7,202,469 and $13,210,448 for the year ended December 31, 2018 and December 31, 2017, respectively.

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Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

	September 30, 2019	December 31, 2018
Cash	$1,983,306	$357,842
Working Capital Deficiency	$5,484,122	$3,918,443
Convertible notes payable, including related parties and Former Parent, net of debt discount of $1,340,590 and $1,582,378, respectively	$8,879,868	$2,307,853
Other notes payable, including related parties	$91,000	$560,000

Availability of Additional Funds and Going Concern

Based upon our working capital deficiency and accumulated deficit of $5,484,122 and $29,777,110, respectively, as of September 30, 2019, plus our use of $2,013,398 of cash in operating activities during the nine months ended September 30, 2019, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing.

As of September 30, 2019, our gross outstanding debt of $10,958,631, together with interest at rates ranging between 10% - 15% per annum, was due on various dates through January 2021. As of September 30, 2019, our outstanding debt was as follows:

Principal
Maturity Date	Amount
Past Due	181,508
12/31/2019	647,173
3/31/2020	2,301,000
6/30/2020	1,355,000
9/30/2020	1,235,000
12/31/2020	4,738,950
03/31/2021	500,000
$10,958,631

Subsequent to September 30, 2019, we entered into conversion agreements and related addendums with various note holders and converted an aggregate of $9,488,000 convertible notes payables into 4,055,683 shares of our common stock of which 91,429 shares were issued to related parties.

Our principal source of liquidity to date has been provided by (i) investment from American Restaurant Holdings, a private equity restaurant group, (ii) loans and convertible loans from related and unrelated third parties and (iii) the sale of common stock through private placements. More specifically, American Restaurant Holdings has invested over $5 million in growth capital into our Company to date. Additionally, as of November 30, 2019 we have been funded through proceeds from the issuance of 15% Senior Secured Promissory Notes and 12% Secured Convertible Notes offered through various private offerings in the aggregate amount of approximately $8,003,000 as of the date of filing of this report.

We expect to have ongoing needs for working capital in order to fund operations and expand operations by opening additional corporate-owned restaurants. To that end, we intend to raise additional capital in 2019 and 2020 to raise additional funds through equity or debt financing. The amount required will be dependent on current operations, future investment and the execution of our business plan. We estimate our cash needs for the balance of 2019 and 2020 is approximately $7.2 million which will allow us to open 18 company owned and operated locations in 2020 and execute on our franchise sales program. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to initiate cost reductions, forego business development opportunities, seek extensions of time to fund our liabilities, or seek protection from creditors.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of shares sold in the IPO and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

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Our condensed consolidated financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America or U.S. GAAP, which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Sources and Uses of Cash for the nine months ended September 30, 2019 and September 30, 2018

During the nine months ended September 30, 2019 and 2018, we used cash of $3,296,114 and $1,752,878, respectively, in operations. Our net cash used in operating activities for the nine months ended September 30, 2019 was primarily attributable to our net loss of $5,374,914, adjusted for net non-cash items in the aggregate amount of $2,303,898 and $225,098 of net cash provided by changes in the levels of operating assets and liabilities. Our net cash used in operating activities for the nine months ended September 30, 2018 was primarily attributable to our net loss of $6,699,275, adjusted for net non-cash items in the aggregate amount of $4,074,686, partially offset by $871,711 of net cash provided by changes in the levels of operating assets and liabilities.

During the nine months ended September 30, 2019, net cash used in investing activities was $932,422, of which $864,451 was used to purchase property and equipment, $60,186 was used to issue a loan to a former franchisee and $35,116 was used to acquire a former franchisee location, partially offset by $27,331 of loans repayments by franchisees and a related party. During the nine months ended September 30, 2018, net cash used in investing activities was $33,121, of which $78,754 was used to purchase property and equipment and to issue loans to franchisees in the amount of $9,689, partially offset by $55,322 of loans repayments by franchisees and a related party.

Net cash provided by financing activities for the nine months ended September 30, 2019 was $5,854,000 of which $191,000 proceeds from convertible notes, related party and notes payable from other related party and $6,373,000 proceeds from convertible notes to various parties, partially offset by repayments of various convertible notes, including a related party, of $150,000 and $560,000 of repayments of other notes payables, including related parties. Net cash provided by financing activities for the nine months ended September 30, 2018 was $2,474,117 of which $650,000 proceeds from convertible notes from other related parties, $1,331,000 proceeds from convertible notes to various parties, $460,000 proceeds from other notes payable, $85,576 net proceeds from initial public offering and $180,000 proceeds from the sale of restricted common stock, offset by $100,000 repayments of convertible notes payable and other note payable and $132,459 net repayments of advances to Former Parent.

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Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired, and liabilities assumed in a business combination;
●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;
●	the estimated useful lives of intangible and depreciable assets;
●	the recognition of revenue; and
●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Intangible Assets

We account for recorded intangible assets in accordance with ASC 350 “Intangibles - Goodwill and Other”. In accordance with ASC 350, we do not amortize intangible assets with indefinite useful lives. Our goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. The Accounting Standards Codification (“ASC”) requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

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Revenue Recognition

During the first quarter 2019, we adopted Topic 606 “Revenue from Contracts with Customers” for revenue recognition related to contracts with customers and applied the guidance modified retrospectively. Under the new guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we have made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations.

Restaurant Sales

Retail store revenue at company-operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax, discount and other sales related taxes. We recorded retail store revenues of $821,684 and $2,438,284 during the three and nine months ended September 30, 2019, respectively. We recorded retail store revenues of $721,300 and $3,246,041 during the three and nine months ended September 30, 2018, respectively.

We sell gift cards which do not have an expiration date, and it does not deduct dormancy fees from outstanding gift card balances. We recognize revenue from gift cards as restaurant revenue once the Company satisfies its obligations to provide food and beverages to the customer upon redemption of the gift card.

Franchise Royalties and Fees

Franchise revenues consist of royalties, franchise fees and rebates. Royalties are based on a percentage of franchisee net sales revenue. We recognize the royalties as the underlying sales occur. We recorded revenue from royalties of $165,412 and $563,772 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. We recorded revenue from royalties of $244,820 and $736,384 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations.

We provide our franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for the multi-unit development fees and franchise fees. We capitalize these fees upon collection from the franchisee, which results in recognizing franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. Our performance obligation with respect to franchise fee revenues consists of a license to utilize our brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. We recorded revenue from franchise fees of $16,132 and $342,649 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. We recorded revenue from royalties of $20,000 and $125,000 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations.

We have supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to us based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. We recorded revenue from rebates of $71,200 and $220,120 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. We recorded revenue from rebates of $59,260 and $268,588 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. Rebates earned on purchases by company-owned stores are recorded as a reduction of cost of goods sold during the period in which the related food and beverage purchases are made.

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Other Revenues

Through our subsidiary, CTI, which was sold in May 2018, we derived revenue from the sale of point of sale computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured. We recorded $0 and $244,633, respectively, of revenues from these technology sales and services during the three and nine months ended September 30, 2018.

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by us, which are being amortized over the life of our franchise agreements, as well as unearned vendor.

Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete, or the service is performed.

Franchise Advertising Fund Contributions

Under our franchise agreements, we and our franchisees are required to contribute a certain percentage of revenues to a national advertising fund. Our national advertising services are provided on a system-wide basis and, therefore, not considered distinct performance obligations for individual franchisees. In accordance with Topic 606, we recognize these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee sales occur. We record the related advertising expenses as incurred under general and administrative expenses. When an advertising contribution fund is over-spent at year end, advertising expenses will be reported on the condensed consolidated statement of operations in an amount that is greater than the revenue recorded for advertising contributions. Conversely, when an advertising contribution fund is under-spent at a period end, we will accrue advertising costs up to advertising contributions recorded in revenue. We recorded contributions from franchisees of $39,030 and $116,423, respectively, during the three and nine months ended September 30, 2019, which is included in franchise advertising fund contributions on the accompanying condensed consolidated statements of operations.

Income Taxes

We account for income taxes under Accounting Standards Codification, or ASC, 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

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ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the condensed consolidated statements of operations.

Recently Issued Accounting Pronouncements

See Note 3 to our condensed consolidated financial statements for the nine months ended September 30, 2019.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

Our Business Overview

Muscle Maker is a fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, hamburgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the fast casual restaurant segment.

We believe our healthy-inspired restaurant concept delivers a highly differentiated customer experience. We combine the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants, but in a healthy-inspired way. The following core values form the foundation of our brand:

●	Quality. Commitment to provide high quality, healthy-inspired food for a perceived wonderful experience for our guests.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at an affordable price, strengthens the value proposition for our customers.

In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of December 31, 2018, Muscle Maker and our subsidiaries and franchisees operated 40 Muscle Maker Grill restaurants located in 16 states and Kuwait, six of which are owned and operated by Muscle Maker, and 34 are franchise restaurants. Our restaurants generated company-operated restaurant revenue of $3,869,758 and $5,215,285 for the years ended December 31, 2018 and 2017, respectively. For the years ended December 31, 2018 and 2017, our total revenues which includes royalty, franchise fee and rebate revenue derived from franchisees were $6,022,669 and $7,929,137, respectively. For the fiscal years ended December 31, 2018 and 2017, we reported net losses of $7,204,540 and $15,567,751, respectively, and negative cash flows from operating activities of $2,726,737 and $3,676,999, respectively. As of December 31, 2018, we had an aggregate accumulated deficit of $23,833,656. We anticipate that we will continue to report losses and negative cash flow. As a result of the net loss and cash flow deficit for the year ended December 31, 2018 and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the year ended December 31, 2018 that indicated that there is a substantial doubt about our ability to continue as a going concern.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced November and December traffic and higher traffic in the first, second, and third quarters.

Our Industry

We operate within the Limited Service Restaurant, or LSR, segment, of the United States restaurant industry, which includes quick service restaurants, or QSR, and fast-casual restaurants. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. We believe our differentiated, high-quality healthy-inspired menu delivers great value all day, every day and positions us to compete successfully against both QSR and fast-casual concepts.

We expect that the upward trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, leading to a positive impact on our sales.

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Our Strategy

In implementing our business plan, we plan to pursue the following strategies.

Expand Our System-Wide Restaurant Base. We believe we are in the early stages of executing our turn-around growth strategy with 39 current locations in 14 states and two current locations in Kuwait, as of September 30, 2019.

●	Our near-term strategy focuses on two areas of unit level growth – company-operated restaurants in non-traditional locations such as universities, office buildings, military bases, and other locations and franchise growth by expanding in existing markets, especially in the Northeast region of the United States. We believe this market provides an attractive opportunity to leverage our brand awareness and infrastructure.

●

For year ended 2018, we opened one new company-operated and five new franchise restaurants. During 2019, we opened two new company-operated restaurants and four franchise operated locations in 2019. In addition to the United States-based franchise locations, our international franchisee in Kuwait opened one location in fiscal 2019.

Improve Comparable Restaurant Sales. We plan to improve comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution: We will continue to adapt our menu to create entrees that complement our healthy-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins, recipes and other healthy-inspired ingredients. Our marketing and operations teams collaborate to ensure that the items developed in our test stores can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our grass-fed hamburger bar menu, “wrappy” new year featuring six new wraps, fish tacos and other seasonal items. Some of these items have been permanently added to the menu.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as the Muscle Maker Grill brand becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and in-house made or proprietary recipe quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our franchise marketing and various franchise advertising funds as we continue to grow our restaurant base.

●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “complements” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. We not only work to reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of our loyalty program, Muscle Maker Grill Rewards, in which points are awarded for every dollar spent towards free or discounted menu items as well as special, members only coupon offers. Members use the Muscle Maker Grill Rewards app to receive notifications announcing new menu items, special events and more. The program is enjoyed by over 55,000 guests as of September 2019.

●	Continue to Grow Dayparts: We currently have multiple dayparts and segments where revenue is generated in our restaurants. These dayparts and segments include: lunch, dinner, catering, smoothies/protein shakes and meal plans in all of our locations, and breakfast and grab & go in select locations. We expect to drive growth across our dayparts through enhanced menu offerings, innovative merchandising and marketing campaigns. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings. Muscle Maker Grill has the unique opportunity to grow in the pre-packaged, portion-controlled meal plan category. Currently, we offer pre-portioned and packaged meal plans for consumers who want to specifically plan their weekly meals for dietary or nutritional needs. These meal plans can be delivered to a consumer’s home or picked up at each restaurant location. Third party delivery services such as Uber Eats, Grub Hub, DoorDash, Seamless and others offer an expansion beyond the four walls of our restaurants and represents a growing segment of our overall revenue.

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Improve Profitability. We continuously look for ways to improve profitability, while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs. We constantly focus on restaurant-level operations, including cost controls, while ensuring that we do not sacrifice the quality and service for which we are known. Additionally, as our restaurant base grows, we expect that we will be able to leverage support costs as general and administrative expenses grow at a slower rate than our revenues.

Our Strengths

Iconic and Unique Concept: We provide guests healthy-inspired versions of mainstream-favorite dishes that are intended to taste great, in our effort to make it convenient, affordable and enjoyable to eat healthier. Our diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go. More than just food, our restaurants are a friendly, relaxed and social environment where guests can enjoy great tasting food and engage with fellow health enthusiasts in their area.

We are focused on expanding our presence within new and existing markets by continuing to add franchise partners to our system and increasing the number of corporate-owned locations. Our corporate-owned restaurants will focus on an expansion in non-traditional locations such as military bases. We believe our concept is a unique fit with the military’s “Operation Live Well” campaign and a focus on healthier eating habits.

Innovative, Healthy-Inspired Menu: Providing “Great Food with Your Health in Mind,” Muscle Maker Grill’s menu features items with grass-fed steak, all-natural chicken, lean turkey and plant-based products as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Muscle Maker Grill does not sacrifice taste to serve healthy-inspired options. We boast superfoods such as avocado, kale, quinoa, broccoli, romaine and spinach, and use only healthy-inspired carbohydrate options such as cauliflower or brown rice and whole wheat pasta. We develop and source proprietary sauces and fat free or zero-carb dressings to enhance our unique flavor profiles. Our open style kitchen allows guests to experience our preparation and cooking methods such as an open flame grill and sauté. In addition to our healthy-inspired and diverse food platform, Muscle Maker Grill offers 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements.

Muscle Maker Grill prides itself on making healthy-inspired versions of the guest’s favorite food, giving them easy access to the food they seek at our restaurants. This means catering to an array of healthier eating lifestyles. For over 20 years Muscle Maker Grill has been providing food to gluten-free diners, low-carbohydrate consumers and vegetarians. We offer over 30 versions of salads, wraps, bowls, sandwiches and flatbreads.

Cook to Order Preparation: We work to provide our guests their meals prepared in less time than a typical fast casual restaurant. While our service time may be slightly higher than the QSR fast casual segment, it fits well within the range of the fast-casual segment.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6:00 PM, Saturday and Sunday. However, many of our locations are closed on Sunday. Our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams including: dine-in, take-out, delivery, catering, meal plans and retail. We also have franchisees that leverage grab & go coolers as well as food trucks.

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Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with free ‘power sides’ beginning at $8.99 per meal, using only high quality ingredients such as grass-fed beef, all-natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook to order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8.00 per meal, which we believe make them not only convenient but affordable too.

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app or online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales in our corporate locations and up to as high as 80% in some franchises located in urban areas. We strongly believe the delivery segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out. We and our franchise owners leverage employees for local delivery but also uses third party services such as Uber Eats, GrubHub, DoorDash, Seamless and others to fulfill delivery orders.

Catering: Our diverse menu items are also offered through our catering program making it easy and affordable to feed a large group. Each of our locations can cater an order ranging from 10 to 5,000 meals. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is available within schools and other organizations.

Meal Plans: To make healthy-inspired eating even easier, Muscle Maker Grill’s healthy-inspired nutritionally focused menu items are available through our Meal Plan program, allowing pre-orders of meals via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items for each meal.

Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab-and-Go Kiosks: Muscle Maker Grill offers grab and go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

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Our Properties

Rent Structure: Our restaurants are typically in-line or food court locations. A typical restaurant generally ranges from 1,200 to 2,500 square feet with seating for approximately 40 people. Our leases for company-operated locations generally have terms of 10 years, with one or two renewal terms of 5 years. Restaurant leases provide for a specified annual rent, and some leases call for additional or contingent rent based on revenue above specified levels. Generally, our leases are “net leases” that require us to pay a pro rata share of taxes, insurance and maintenance costs. New leases for our non-traditional locations usually have rent calculated as a percentage of net sales and have terms of 10 years. We do not guarantee performance or have any liability regarding franchise location leases.

System-Wide Restaurant Counts: As of December 31, 2018, our restaurant system consisted of 40 restaurants comprised of six company-operated restaurants and 34 franchised restaurants located in Arizona, California, Florida, Georgia, Illinois, Kansas, Massachusetts, North Carolina, Nebraska, Nevada, New Jersey, New York, Oklahoma, Pennsylvania, Texas, Virginia and Kuwait.

During the year ended December 31, 2018, we closed 8 of the 14 company-operated locations as a cost saving measure while opening one new corporate-operated location at Fort Sill. The opening of the Fort Sill location represents a strategy shift for company-operated locations to focus on non-traditional restaurants such as universities, office buildings, military bases, airports, and other locations.

Site Selection Process: We consider the location of a restaurant to be a critical variable in its long-term success, and as such, we devote significant effort to the investigation and evaluation of potential restaurant locations. Our in-house management team has extensive experience developing hundreds of locations for various brands. We use a combination of our in-house team and outside real estate consultants to locate, evaluate and negotiate new sites using various criteria including demographic characteristics, daytime population thresholds and traffic patterns, along with the potential visibility of, and accessibility to, the restaurant. The process for selecting locations incorporates management’s and franchisee’s experience and expertise and includes data collection and analysis. Additionally, we use information and intelligence gathered from managers and other restaurant personnel that live in or near the neighborhoods we are considering.

A typical Muscle Maker Grill may be free standing or located in malls, airports, gyms, strip shopping centers, health clubs, military bases, non-traditional or highly concentrated business and residential demographic areas. Customers order their food at the counter and food servers deliver the food to the appropriate table. A typical restaurant located in urban and suburban settings ranges from 1,200 to 2,500 square feet. Based on our experience and results, we are currently focused on developing inline sites for franchising and non-traditional locations such as military bases for company-operated locations.

Our Restaurant Design

After identifying a lease site, we commence our restaurant buildout. Our typical restaurant is an inline retail space or food court that ranges in size from 1,200 to 2,500 square feet. Our restaurants are characterized by a unique exterior and interior design, color schemes, and layout, including specially designed decor and furnishings. Restaurant interiors incorporate modern designs and rich colors in an effort to provide a clean and inviting environment and fun, family-friendly atmosphere. Each restaurant is designed in accordance with plans we develop; and constructed with a similar design motif and trade dress. Restaurants are generally located near other business establishments that will attract customers who desire healthier food at fair prices served in a casual, fun environment.

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Our new restaurants are typically inline or food court buildouts. We estimate that each inline or food court buildout of a restaurant will require an average total cash investment of approximately $200,000 to $350,000 net of tenant allowances. On average, it takes us approximately four to six months from identification of the specific site to opening the restaurant. In order to maintain consistency of food and customer service, as well as our colorful, bright and contemporary restaurant environment, we have set processes and timelines to follow for all restaurant openings.

Our restaurants are built-out in approximately 10 weeks and the development and construction of our new sites is the responsibility of our Development Department. Real estate managers are responsible for locating and leasing potential restaurant sites. Construction managers are then responsible for building the restaurants, and several staff members manage purchasing, budgeting, scheduling and other related administrative functions. We leverage in-house personnel as well as consultants and independent contractors in the real estate, design and construction process.

Our Restaurant Management and Operations

Service: We are extremely focused on customer service. We aim to provide fast, friendly service on a solid foundation of dedicated, driven team members and managers. Our cashiers are trained on the menu items we offer and provide customers thoughtful suggestions to enhance the ordering process. Our team members and managers are responsible for our dining room environment, personally visiting tables to ensure every customer’s satisfaction. In our non-food court locations, meals are brought to the customers table using actual dishes and customers are free to leave their dishes when finished as team members clear and clean tables as guests leave the restaurant.

Operations: We intend to measure the execution of our system standards within each restaurant through an audit program for quality, service and cleanliness. The goal is to conduct these audits quarterly and may be more or less frequent based upon restaurant performance. Additionally, we have food safety and quality assurance programs designed to maintain the highest standards for food and food preparation procedures used by both company-operated and franchised restaurants.

Managers and Team Members: Each of our restaurants typically has a general manager, and shift leaders. At each location there are between six and 10 total team members who prepare our food fresh daily and provide customer service.

We are selective in our hiring processes, aiming to staff our restaurants with team members that are friendly, customer-focused, and driven to provide high-quality products. Our team members are cross-trained in several disciplines to maximize depth of competency and efficiency in critical restaurant functions.

Training: The majority of our company-operated restaurant management staff is comprised of former team members who have advanced along the Muscle Maker Grill career path. Skilled team members who display leadership qualities are encouraged to enter the team leader training program. Successive steps along the management path add increasing levels of duties and responsibilities. Our Franchisee training generally consists of 10 to 14 days in a certified training location, and an additional seven to 10 days post opening training. Our operational team members provide consistent, ongoing training through follow up restaurant visits, inspections, or email or phone correspondences.

Our Franchise Program

Overview: We use a franchising strategy to increase new restaurant growth in certain United States and international markets, leveraging the ownership of entrepreneurs with specific local market expertise and requiring a relatively minimal capital commitment by us. We believe the franchise revenue generated from our franchise base has historically served as an important source of stable and recurring cash flows to us and, as such, we plan to expand our base of franchised restaurants. In existing markets, we encourage growth from current franchisees. In our expansion markets, we seek highly qualified and experienced new franchisees for multi-unit development opportunities. We seek franchisees of successful, non-competitive brands operating in our expansion markets. Through strategic networking and participation in select franchise conferences, we aim to identify highly-qualified prospects. Additionally, we market our franchise opportunities with the support of a franchising section on our website and printed brochures.

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As of November 2019, in order to ensure substantial legal compliance and to appropriately fund the program, we are not actively selling franchise locations, multi-unit development agreements or area representative agreements but anticipate a new effort in franchise sales beginning in the first quarter of 2020 with the update of the Franchise Disclosure Document and current audited financial statements as part of our ongoing strategy. Upon completion of the update to the Franchise Disclosure Document and closing on the IPO to provide the required capital to fund the franchise program, the Company will begin executing our new franchise sales strategy and begin offering franchise locations, multi-unit development agreements or Area Representative Agreements to qualified franchisees. The franchise sales strategy will consist of hiring franchise sales professionals and support personnel, creating franchise sales marketing programs and materials, acquire prospective franchisee tracking software, training programs and other franchise support functions.

Franchise Owner Support: We believe creating a foundation of initial and on-going support is important to future success for both our franchisees and our brand.

We have a mandatory training program that was designed to ensure that our franchise owners and their managers are equipped with the knowledge and skills necessary to position themselves for success. The program consists of hands-on training in the operation and management of the restaurant. Training is conducted by a general training manager who has been certified by us for training. Instructional materials for the initial training program include our operations manual, crew training system, wall charts, job aids, recipe books, product build cards, management training materials, food safety book, videos and other materials we may create from time to time. Training must be successfully completed before a trainee can be assigned to a restaurant as a manager.

We also provide numerous opportunities for communication and shared feedback between us and franchise owners. Currently, we communicate on a frequent basis through email and system wide conference calls allowing for questions and answers with all franchisees. In addition, our operations and marketing teams conduct phone calls and on-site visits on a frequent basis with franchisees on current operational changes, new products, revenue generating ideas, cost savings, and local store marketing.

Franchise Arrangements: Muscle Maker Development, our wholly-owned subsidiary, became the franchisor of Muscle Maker Grill restaurants on August 25, 2017 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Brands, our former majority-owned subsidiary, which has since been converted into a corporation and merged into Muscle Maker. Muscle Maker Brands had become the franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Franchising. At the time of the acquisition from Muscle Maker Brands, we succeeded to Muscle Maker Brands’ rights and obligations under 40 franchise agreements for the operation of 40 Muscle Maker Grill franchise restaurants. At December 31, 2018, Muscle Maker Development franchises the operation of a total of 34 Muscle Maker Grill restaurants.

The franchise agreements currently:

●	Have terms for 15 years, with termination dates ranging from 2023 until 2033. These agreements are generally renewable for terms ranging from five to 10 years.

●	Provide for the payment of initial franchise fees of $35,000.

●	Require the payment of on-going royalty payments of 5% of net sales at the franchise location. In addition, franchisees contribute 2% (total) of net sales to the marketing and brand development/advertising fund.

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Since our acquisition of franchise assets from Muscle Maker Franchising, we have undertaken an extensive review of the terms and conditions of our franchise relationships and have recently finalized the terms of our revised standard franchise agreement and multi-unit development agreement which we intend to govern the relationship between Muscle Maker Development and its new franchisees. Under this franchise agreement:

●	Franchisees are licensed the right to use the Muscle Maker Grill® trademarks, its confidential operating manual and other intellectual property in connection with the operation of a Muscle Maker Grill restaurant at a location authorized by us.

●	Franchisees are protected from the establishment of another Muscle Maker Grill restaurant within a geographic territory, the scope of which is the subject of negotiation between Muscle Maker Development and the franchisee.

●	The initial term of a franchise is 15 years, which may be renewed for up to two additional terms of five years each.

●	Franchisees pay Muscle Maker Development an initial franchise fee of $35,000 in a lump sum at the time the Franchise Agreement is signed; however, we may offer financing assistance under certain circumstances.

●	Franchisees pay Muscle Maker Development an on-going royalty in an amount equal to 5% of Net sales at the franchise location, payable weekly.

●	Franchisees pay a weekly amount equal to 2% (total) of net sales at the franchise location into a cooperative advertising fund and brand development/advertising fund. The cooperative advertising fee is used by franchisees for local store marketing efforts and the brand development/advertising fund is for the benefit of all locations and is administered by Muscle Maker.

●	A company affiliated with Muscle Maker in 2017 and through June 2018 received a software license fee of $3,500 for our proprietary Muscle Power (R Power) computer software, payable in a lump sum at the time the franchisee orders the required electronic cash register/computer system from our affiliate. As of the second quarter of 2018 Muscle Maker is no longer affiliated with this entity but continues to receive the software license fee of $3,500 per new location. As of July 2019, Muscle Maker no longer receives the $3,500 per location and has discontinued this arrangement.

●	Franchisees are required to offer only those food products that are authorized by Muscle Maker Development, prepared using our proprietary recipes; and may obtain most supplies only from suppliers that are approved or designated by Muscle Maker Development. Muscle Maker receives rebates from various vendors or distributors based on total system wide purchases.

●	As partial consideration for payment of the initial franchise fee and on-going royalties, Muscle Maker Development loans its franchisees a copy of its confidential operating manual, administers the advertising/brand development fund, and provides franchisees with pre-opening and on-going assistance including site selection assistance, pre-opening training, and in-term training.

Multi-Unit Development Agreements: Franchisees who desire to develop more than one restaurant and who have the financial strength and managerial capability to develop more than one restaurant may enter into a multi-unit development agreement. Under a multi-unit development agreement, the franchisee agrees to open a specified number of restaurants, at least two, within a defined geographic area in accordance with an agreed upon development schedule which could span several months or years. Each restaurant, in accordance with the development schedule, requires the execution of a separate franchise agreement prior to site approval and construction, which will be the then current franchise agreement, except that the initial franchise fee, royalty and advertising expenditures will be those in effect at the time the multi-unit agreement is executed. Multi-unit development agreements require the payment of a development fee equal to $35,000 for the first restaurant plus $17,500 multiplied by the number of additional restaurants that must be opened under such development agreement. The entire development fee is payable at the time the multi-unit development agreement is signed; however, the development fee actually paid for a particular restaurant is credited as a deposit against the initial franchise fee that is payable when the franchise agreement for the particular franchise is signed.

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Area Representative Agreements: We became the successor franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon the receipt by our former majority-owned subsidiary, Muscle Maker Brands, of the operating assets of the franchise system formerly held by Muscle Maker Franchising. We began to offer franchises as the successor in March 2015. We succeeded as the successor to various area representative agreements that had been entered into by our predecessor, Muscle Maker Franchising. Under the area representative agreements that we succeeded to, the area representatives will identify and refer prospective franchisee candidates to us, provide franchisees with our site selection criteria and assist franchisees to complete a site review package, and will advise franchisees concerning our standards and specifications and make on-site visits, but we retain control of all decision-making authority relative to the franchisees, including franchisee approval, site location approval and determination whether franchisees are in compliance with their franchise agreements.

Area representative agreements are generally for a term of 15 years, in consideration for which we generally compensate area representatives with 1% of net sales of the franchises that are under the area representative for the 15-year term.

Our Marketing and Advertising

We promote our restaurants and products through multiple advertising campaigns. The campaigns aim to deliver our message of fresh and healthy-inspired product offerings. The campaign emphasizes our points of differentiation, from our fresh ingredients and in-house preparation, to the preparation of our healthy inspired meals.

We use multiple marketing channels, including social media such as Facebook, Instagram and Twitter, email, app notifications, local store marketing, public relations/press releases and other methods to broadly drive brand awareness and purchases of our featured products. We complement this periodically with direct mail and our Muscle Maker Grill Rewards mobile app and e-mail marketing program, which allows us to reach more than 55,000 members. Muscle Maker Grill Rewards is our e-club and loyalty program. We engage members via e-mails and push notifications featuring news of promotional offers, member rewards and product previews.

Our Purchasing and Distribution

Maintaining a high degree of quality in our restaurants depends in part on our ability to acquire fresh ingredients and other necessary supplies that meet our specifications from reliable suppliers. We contract with Sysco, a major foodservice distributor, for substantially all of our food and supplies. Food and supplies are delivered to most of our restaurants one to two times per week. Our distributor relationship with Sysco has been in place since 2007; a copy of each of this agreement and the amendment thereto is filed as an exhibit to the registration statement of which this prospectus forms a part. Our franchisees are required to use our primary distributor, or an approved regional distributor and franchisees must purchase food and supplies from approved suppliers. In our normal course of business, we evaluate bids from multiple suppliers for various products. Fluctuations in supply and prices can significantly impact our restaurant service and profit performance.

Our Intellectual Property

We have registered Muscle Maker Grill ® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill ® in approximately two foreign countries. Our brand campaign, Great Food with Your Health in Mind™, has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address and Facebook, Instagram and Twitter accounts are our intellectual property. Our policy is to pursue and maintain registration of service marks and trademarks in those countries where business strategy requires us to do so and to oppose vigorously any infringement or dilution of the service marks or trademarks in such countries. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

In July 2019, we filed for a trademark for “Healthy Joe’s” as well as secured healthy-joes.com and cheaterjoes.com for future concept development.

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Our Competition

We operate in the restaurant industry, which is highly competitive and fragmented. The number, size and strength of competitors vary by region. Our competition includes a variety of locally owned restaurants and national and regional chains that offer dine-in, carry-out and delivery services. Our competition in the broadest perspective includes restaurants, pizza parlors, convenience food stores, delicatessens, supermarkets, third party delivery services and club stores. However, we indirectly compete with fast casual restaurants, including Chipotle and Panera Bread, among others, and with healthy inspired fast casual restaurants, such as the Protein Bar, Freshii and Veggie Grill, among others.

We believe competition within the fast-casual restaurant segment is based primarily on ambience, price, taste, quality and the freshness of the menu items. We also believe that QSR competition is based primarily on quality, taste, speed of service, value, brand recognition, restaurant location and customer service.

As consumer preferences continue to evolve into healthier eating options, most restaurants are developing healthier menu options. As more restaurants offer healthier options, the competition for our product offerings becomes more intense and could pose a significant threat to future revenues. However, we believe our experience, size and flexibility allows Muscle Maker to adapt faster than many other restaurant chains.

Our Management Information Systems

All of our company-operated and franchised restaurants use computerized point-of-sale and back office systems, which we believe are scalable to support our long-term growth plans. The point-of-sale system provides a touch screen interface and a stand-alone high-speed credit card and gift card processing terminal. The point-of-sale system is used to collect daily transaction data, which generates information about daily sales and product mix that we actively analyze.

Our in-restaurant back office computer system is designed to assist in the management of our restaurants and provide labor and food cost management tools. The system also provides corporate headquarters and restaurant operations management quick access to detailed business data and reduces the time spent by our restaurant managers on administrative needs. The system also provides sales, bank deposit and variance data to our accounting department.

Our Corporate Structure

Muscle Maker, Inc. was originally incorporated in California in December 2013. We reincorporated as a Nevada corporation in November 2019. Our principal executive offices are located at 308 East Renfro Street, Suite 101, Burleson, Texas 76028 and our telephone number is (682) 708-8250. Our website is musclemakergrill.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

We serve as a holding company of the following subsidiaries:

●	Muscle Maker Development, LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees.

●	Muscle Maker Corp., LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of developing new corporate stores and to also operate these new and existing corporate restaurants.

●	Muscle Maker USA, Inc., a directly wholly owned subsidiary, which was formed in Texas on March 14, 2019 for the purpose of holding specific assets related to a company financing arrangement.

Prior to May 2018 we had a direct ownership interest in Custom Technology, Inc. Custom Technology, Inc., is a technology and point of sale systems dealer and technology consultant. Muscle Maker Corp., LLC had a direct 70% ownership interest in Custom Technology, Inc., which was formed in New Jersey on July 29, 2015. On May 24, 2018, we entered into a stock purchase agreement between John Guild, JohnG Solutions LLC and Custom Technology, Inc. in which we agreed to sell their 70% ownership in Custom Technology, Inc. for a total purchase price of $1.00.

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MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Except as indicated in the table below, as of December 31, 2019, our current directors and executive officers and their ages are:

Name	Age	Principal Positions Held With Us
Kevin Mohan	46	Chief Investment Officer and Chairman of the Board
Michael J. Roper	55	Chief Executive Officer, Secretary
Kenneth Miller	50	Chief Operating Officer
Ferdinand Groenewald	35	Chief Financial Officer
Aimee Infante	33	Chief Marketing Officer
Stephen A. Spanos*	56	Director
Noel De Winter±	80	Director
A.B. Southall III	58	Director
Paul L. Menchik	72	Director
John Marques	59	Director
Peter S. Petrosian	67	Director
Omprakash Vajinapalli	48	Director
Jeff Carl	64	Director

*Appointed to the Board of Directors on February 6, 2020

±Passed away on February 4, 2020

Executive Officers and Directors

Kevin Mohan. Mr. Mohan has served as Chairman of the Board and a director of Muscle Maker, Inc. since April, 2018. From April, 2018 through May, 2018, he also served as our Interim President. He has also served as the Chief Investment Officer since May, 2018. From June 2012 through January, 2018, Mr. Mohan served as the VP of Capital Markets for American Restaurant Holdings, Inc., a company focused on acquiring and expanding fast casual restaurant brands.

Based on his experience we have deemed Mr. Mohan fit to serve on the Board and as Chairman of the Board.

Michael J. Roper. Mr. Roper has served as Chief Executive Officer, of Muscle Maker, Inc. since May 1, 2018. Mr. Roper has unique experience ranging from owning and operating several franchise locations through the corporate executive levels. From May 2015 through October 2017, Mr. Roper served as Chief Executive Officer of Taco Bueno where he was responsible for defining strategy and providing leadership to 162 company-owned and operated locations along with 23 franchised locations. From March 2014 through May 2015, Mr. Roper served as the Chief Operating Officer of Taco Bueno and from July 2013 through March 2014 as the Chief Development and Technology Officer of Taco Bueno. Prior to joining Taco Bueno, Mr. Roper was a franchise owner and operator of a IMS Barter franchise and held several roles with Quiznos Sub from 2000 to 2012 starting as a franchise owner and culminating in his appointment as the Chief Operating Officer/Executive Vice President of Operations in 2009. Mr. Roper received a Bachelor of Science in Business and General Management from Northern Illinois University.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Roper fit to serve as our principal executive officer.

Kenneth Miller. Mr. Miller has served as Chief Operating Officer of Muscle Maker, Inc. since September, 2018. Mr. Miller has served in the restaurant business for an extensive portion of his career. Prior to joining us as Chief Operating Officer in September, 2018, Mr. Miller served as the Senior Vice President of Operations for Dickey’s BBQ Restaurant from April 2018 through September 2018 and in various capacities with Taco Bueno Restaurants, LP from October 2013 through April 2018 culminating in the position of Senior Vice President of Operations. Mr. Miller received a Bachelor of Arts in Business/Exercise Science from Tabor College in 1991.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Miller fit to serve as our Chief Operating Officer.

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Ferdinand Groenewald. Mr. Groenewald has served as the Chief Financial Officer of Muscle Maker, Inc. since September 2018. Mr. Groenewald had previously served as our Vice President of Finance, Principal Financial Officer and Principal Accounting Officer, Muscle Maker Development, LLC and Muscle Maker Corp., LLC from January 25, 2018 through May 29, 2018. In addition, Mr. Groenewald has served as our controller from October 2017 through May 29, 2018. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, Mr. Groenewald serves as senior financial reporting accountant of Wrinkle Gardner & Company, a full service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa.

Based on his education and extensive experience in the financial and accounting industries, we have deemed Mr. Groenewald fit to serve as our Chief Financial Officer.

Aimee Infante. Ms. Infante has served in various roles with us since 2014 starting as Marketing and Communications Manager in October 2014 and then as a Marketing Director from February 2015 through April 2016. Ms. Infante was then promoted to Vice President of Marketing in April 2016 prior to her appointment as Chief Marketing Officer in May 2019. Prior to joining us, Ms. Infante served in various marketing roles including Regional Marketing Manager for Qdoba Mexican Grill from November 2010 through April 2014. Ms. Infante holds a Bachelor of Science in Marketing from Rider University.

Stephen A. Spanos. Mr. Spanos has served as director of Muscle Maker, Inc. since February 2020. Since 2013, Mr. Spanos has provided financial and accounting consulting services for both privately held and public companies. From 2009 to 2013, Mr. Spanos served as the Chief Financial Officer of Orion Seafood International, Inc., a marketer of frozen lobster products, and as the Controller of Reef Point Systems, a provider of security solutions for converged wireless and wireline networks in the United States, from 2005 to 2013. Mr. Spanos served as an audit manager for BDO USA, LLP and as an auditor for Ernst & Young. Mr. Spanos received his MBA and BS in Business Administration, Accounting and Financing in 1995 and 1985, respectively, from Boston University.

Based on his education and extensive experience in financial and accounting matters, we have deemed that Mr. Spanos is fit to serve on the Board.

Noel DeWinter. Mr. DeWinter has served as director of Muscle Maker, Inc. since February 2017 through February 4, 2020. Mr. DeWinter has over 40 years of both private and public accounting and finance experience within a number of different industries. Mr. DeWinter received his MBA from the University of Pennsylvania. Mr. DeWinter served as the Chief Financial Officer of American Restaurant Holdings, Inc. from April 2013 until June 2018. He was also the Chief Financial Officer of Apollo Medical Holdings from 2008 until 2010. Apollo Medical (AMEH) is a public healthcare company providing inpatient hospitalist services to various Southern California hospitals. Additional experience includes the Chief Financial Officer of Capital Pacific Homes and the same position at Wahlco Environmental Systems. Wahlco was an NYSE-listed public company during his tenure as Chief Financial Officer.

Based on his education and extensive experience in financial and accounting matters, we have deemed Mr. DeWinter fit to serve on the Board.

A.B. Southall III. Mr. Southall has served as director of Muscle Maker, Inc. since February 2017. He has over 35 years of experience managing construction and land developing businesses. From December 1997 until December 2017 he was the President of a custom home building company. From March 2011 to current, Mr. Southall has been the President of Third Generation Builders, Inc. In addition, since 2001, Mr. Southall has been the President of Southall Landings Marina, Inc., a 189 boat slip marina complex. His involvement in the marina business led him to co-found a local Waterway Association. He has diversely invested across multiple sectors including private placements, oil & gas, real estate, restaurant businesses and commodities. Mr. Southall is an advocate of a healthy approach to the food industry and the restaurant business.

Based on his vast business and financial experience with real estate and restaurants, we have deemed Mr. Southall fit to serve on the Board.

Paul L. Menchik. Mr. Menchik has served as director of Muscle Maker, Inc. since February 2017. Since 1986, Mr. Menchik has been Professor of Economics at Michigan State University where he has been Department chairperson and Director of Graduate Programs. He has served as Senior Economist for Economic Policy for the White House Office of Management and Budget (where among other matters he worked on Social Security solvency issues) and served as Visiting Scholar at the Tax Analysis Division of the Congressional Budget Office. Menchik has also been on the faculty of Rutgers University and the University of Wisconsin and has served as visiting faculty at University of Pennsylvania, London School of Economics, University College London, and Victoria University in Wellington New Zealand. Over the years he has advised three state governments and five United States government agencies. He holds a Ph.D. from the Wharton School of Finance and Commerce at the University of Pennsylvania. He has over 40 publications including a book on household and family economics, made over 85 paper presentations at other universities and conferences around the world and has refereed for over 20 academic journals and is currently a member of the editorial board for the Journal of Income Distribution. He is a member of Who’s Who in Economics and Who’s Who in America.

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Based on his education and extensive experience in economic and financial matters, we have deemed Mr. Menchik fit to serve on the Board.

John Marques Mr. Marques has served as director of Muscle Maker, Inc. since April 2018. Since June 1992, Mr. Marques is self-employed and has owned and operated various businesses in the trucking and real estate industries. Mr. Marques currently serves as the President of Continental Transportation Corp., a motor freight transportation company.

Based on his experience in various business entities, we have deemed Mr. Marques fit to serve on the Board.

Peter S. Petrosian. Mr. Petrosian has served as director of Muscle Maker, Inc. since May 2018. Mr. Petrosian is a senior level food service executive with diversified leadership experience in casual dining, contract management, quick service and quick casual segments with a background in growth and turnaround situations, demonstrated expertise in operations, mergers and acquisitions, profit improvement, strategic planning and business development. Since 2005 to the present, Mr. Petrosian owned and operated PSP Management Consulting providing interim executive support in areas of organizational development, business, franchise and operational planning and valuation assistance to private equity firms in the restaurant industry. From November 2013 to January 2017, Mr. Petrosian served as the Chief Development Officer of Franchise Sports Concepts, LLC, a franchisor of Beef ‘O’ Brady’s and the Brass Tap. From April, 2007 to November, 2013, Mr. Petrosian was the Chief Operation Officer of Steak-Out Franchising, Inc., a franchisor of a char-broiled steak and full meal delivery concept. Prior to 2007, Mr. Petrosian held various positions with McAlister’s Corporation, AFC Enterprises (Church’s Chicken), Service America Corporation (wholly owned subsidiary of GE Capital) and Marriott Corporation.

Based on his experience with various restaurant concepts and senior executive level positions, we have deemed Mr. Petrosian fit to serve on the Board.

Omprakash Vajinapalli. Mr. Vajinapalli has served as director of Muscle Maker, Inc. since July 2018. Mr. Vajinapalli, since July 2007, has served as the CEO/President of HighRise IT Consultancy LLC. Mr. Vajinapalli received a Bachelor of Engineering from Bangalore University in 1993.

Based on his experience with various technology and IT related industries and education, we deem Mr. Vajinapalli fit to serve on the Board.

Jeff Carl. Mr. Carl has served as director of Muscle Maker, Inc. since September 3, 2019. Since February, 2017, Mr. Carl has served as Executive Director of Nice & Company, an ad agency with a focus on print, TV, digital, experiential and mobile, and as an independent consultant to the restaurant industry. From June, 2013 to January, 2017, Mr. Carl served as the Chief Marketing Officer for Taco Bueno Restaurants and from 2009 to 2013 as the Chief Marketing Officer of Tavistock Restaurants LLC. Mr. Carl received a BA from Wake Forest University in 1977 and a MBA from University of North Carolina Chapel Hill in 1979.

Based on his experience within the restaurant industry and due to the fact that he has held senior level executive positions with a focus on advertising and marketing, we have deemed Mr. Carl a fit to serve on the Board.

Family Relationships

There are no family relationships among any of our executive officers and directors.

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Corporate Governance

Board of Directors and Board Committees

We are approved to list our common stock on the Nasdaq capital market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of eight (8) members. Our board of directors has determined that Stephen Spanos, A.B. Southall III, Paul L. Menchik, John Marques, Peter S. Petrosian, Omprakash Vajinapalli and Jeff Carl, qualify as independent directors in accordance with the Nasdaq Capital Market, or Nasdaq listing requirements. Kevin Mohan is not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations and in expectation of listing on Nasdaq, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

If our listing on Nasdaq or such other acceptable exchange, or the Exchange, is revoked for any reason we intend to apply for quotation of our common stock on the OTC Markets by having a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Marketplace of the OTC Markets. We are not required to comply with the corporate governance rules of the Exchange, and instead may comply with less stringent corporate governance standards while listed on the OTC. The OTC does not require any of its members to establish any committees comprised of members of our board of directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Instead, the functions of those committees may be undertaken by the board of directors as a whole. Upon quotation of our common stock on the OTC, our securities would not be quoted on an exchange that has requirements that a majority of our board members be independent and we would not otherwise be subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we currently required to establish or maintain an Audit Committee or other committee of our board of directors. Although we may comply with less stringent corporate governance standards while listed on the OTC, we have elected to voluntarily comply with the corporate governance rules of Nasdaq.

Board Leadership Structure and Board’s Role in Risk Oversight

Kevin Mohan is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of the offering, the Board will hold executive sessions in which only independent directors are present.

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Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us.

Committees of the Board of Directors

The Board of Directors has already established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Messrs. Spanos, Marques and Petrosian. Mr. Spanos serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has two members, including Messrs. Carl and Southall. Mr. Carl serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

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Nominating and Corporate Governance Committee

The Governance Committee has three members, including Messrs. Menchik, Southall and Carl. Mr. Menchik serves as the chairman of the Governance Committee.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2019 and 2018 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2019 and whose total compensation for the 2019 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2019 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

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Summary Compensation Table

	Year	Salary	Bonus	Stock Award		Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Roper	2019	$271,946	$-		$-	$-	$-	$-	$-		$271,946
Chief Executive Officer of Muscle Maker, Inc.	2018	$144,231	$-		$-	$-	$-	$-	$-		$144,231

Ferdinand Groenewald	2019	$151,749	$10,000		$-	$-	$-	$-	$-		$161,749
Chief Financial Officer of Muscle Maker, Inc.	2018	$106,463	$5,000	$		$-	$-	$-	$-		$111,463

Kenneth Miller	2019	$202,298	$-		$-	$-	$-	$-	$-		$202,298
Chief Operating Officer of Muscle Maker, Inc.	2018	$-	$-		$-	$-	$-	$-	$-	$

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Employment Agreements

Ferdinand Groenewald

On September 26, 2018, we appointed Ferdinand Groenewald as our Chief Financial Officer and entered into an Employment Agreement with Mr. Groenewald. Pursuant to the agreement, Mr. Groenewald will be employed as our Chief Financial Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Groenewald will be entitled to a base salary at the annualized rate of $150,000 and will be eligible for a discretionary performance cash bonuses which will include $10,000 upon completion of the audit for the year ended December 31, 2017 and $25,000 and up to 1,428 shares of common stock upon completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”), which may be increased to 3,571 in the event $5 million is raised. Mr. Groenewald’s salary will increase to $175,000 upon closing of the Public Offering. Mr. Groenewald is also eligible to participate in employee benefits plans as we may institute from time to time that are available for full-time employees. In addition, pursuant to board approval, Mr. Groenewald is entitled to 15,714 shares of our common stock that will be issued upon a Public Offering of at least $3 million.

Michael Roper

On October 26, 2018, we entered into an Employment Agreement with Michael Roper, which replaced his employment agreement from May 2018. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as our Chief Executive Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon our listing on a national exchange and raising $3 million (the “IPO”). During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000, which will be increased to $275,000 upon achieving various milestones required by the Investors that participated in the September 2018 Offering and again to $350,000 upon our completing the IPO. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity, provided, however, no cash bonus will be paid until the closing of the IPO. Mr. Roper is entitled to $100,000 bonus upon closing of the IPO. Mr. Roper is also entitled to 14,285 shares of our common stock that will be issued upon a Public offering of at least $3 million. In addition, pursuant to board approval on June 29, 2019, Mr. Roper is entitled to 35,714 shares of our restricted common stock awards that will be issued upon a Public Offering of at least $3 million. In the event we raise $3 million or $5 million, then Mr. Roper will receive 21,428 restricted common stock awards or 35,714 restricted common stock awards, respectively. In addition, Mr. Roper will receive 14,285 restricted common stock awards upon the one- and two-year anniversaries of his employment.

Kenneth Miller

On September 26, 2018, we appointed Kenneth Miller as our Chief Operating Officer and entered into an employment agreement with Mr. Miller. Pursuant to the agreement, Mr. Miller will be employed as our Chief Operating Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Miller will be entitled to a base salary at the annualized rate of $200,000, which will be increased to $275,000 upon successful closing of the Public Offering. Mr. Miller is also entitled to 14,285 shares of our common stock that will be issued upon a Public Offering of at least $3 million. Mr. Miller is eligible for a discretionary performance cash and equity bonuses which will include cash of $50,000 and 10,714 shares of common stock upon completion of the Public Offering, which may be increased to 17,857 shares in the event $5 million is raised. Mr. Miller is also eligible to participate in employee benefits plans as we may institute from time to time that are available for full-time employees.

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Elements of Compensation

Base Salary

Messrs. Roper, Groenewald and Miller received a fixed base salary in an amount determined in accordance with their then employment agreement with Muscle Maker Inc., and based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

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Bonus

In fiscal 2018 and 2019, Mr. Groenewald received $5,000 and $10,000 respectively in cash bonus payments. The 2018 payment was provided as an incentive towards moving his residence from New Jersey to Texas. The 2019 payment was provided upon completion of the 2018 audit as stipulated in his employment agreement.

Stock Award

In fiscal 2018 and 2019, we did not issue any restricted shares of our common stock to our named executive officers.

Equity Incentive Plans

2017 Plan

Our board of directors and shareholders approved the 2017 Stock Option and Stock Issuance Plan or the 2017 Plan on July 27, 2017 and September 21, 2017, respectively. Upon the adoption of our 2019 Equity Incentive Plan, we will no longer issue awards under the 2017 Plan, but any existing awards granted to our management team and Board of Directors will remain outstanding under the 2017 Plan. The 2017 Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options and non-qualified stock options. We have reserved a total of 153,061 shares of common stock for issuance under the 2017 Plan. Of these shares, approximately 4,591 shares were issued to the directors (765 shares per director) under the 2017 Plan by the Board of Directors on September 21, 2017.

The 2017 Plan administrator (which is the Board of Directors or a committee or other person(s) appointed or designated by the Board) has the authority to administer the 2017 Plan and determine, among other things, the interpretation of any provisions of the 2017 Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. Our stock options have a contractual life not to exceed ten years. We issue new shares of common stock upon exercise of stock options.

The options may constitute either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-statutory stock options.” The primary difference between incentive stock options and non-statutory stock options is that the former are not available to non-employees of the corporation. In addition, while neither is subject to tax at the time of grant, incentive stock options are not subject to tax at the time of exercise (but could be subject to alternative minimum tax), while upon exercise of the non-qualified options, the optionee will recognize ordinary income with respect to any vested shares purchased under the option; such income will be in an amount equal to the excess of the value of the vested shares on the exercise date over the exercise price paid for those shares.

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2019 Plan

Our board of directors and shareholders approved the 2019 Equity Incentive Plan or the 2019 Plan. Our shareholders approved the plan on October 28, 2019. The 2019 Plan provides incentives to eligible employees, officers, directors and consultants in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. We have reserved a total of 214,286 shares of common stock for issuance under the 2019 Plan. No shares have been issued under the 2019 Plan to date.

The administrator which is the Compensation Committee or another committee of atleast two person or the Board has the authority, without limitation (i) to designate participants to receive awards, (ii) determine the types of awards to be granted to participants, (iii) determine the number of shares of common stock to be covered by awards, (iv) determine the terms and conditions of any awards granted under the 2019 Plan, (v) determine to what extent and under what circumstances awards may be settled in cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, common stock, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2019 Plan and any instrument or agreement relating to, or award granted under, the 2019Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the administrator shall deem appropriate for the proper administration of the 2019 Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) reprice existing awards with shareholder approval or to grant awards in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for the administration of the 2019 Plan. The administrator will have full discretion to administer and interpret the 2019 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

The administrator will be authorized to grant options to purchase Common Stock that are either “qualified,” meaning they satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they do not satisfy the requirements of Section 422 of the Code. Options granted under the 2019 Plan will be subject to the terms and conditions established by the administrator. Under the terms of the 2019 Plan, unless the administrator determines otherwise in the case of an option substituted for another option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the 2019 Plan) of the shares of common stock on the date of grant. Options granted under the 2019 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the administrator and specified in the applicable award agreement. The maximum term of an option granted under the 2019 Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by us to avoid an additional compensation charge or have been purchased on the open market, or the administrator may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the administrator may determine to be appropriate.

The administrator will be authorized to award Stock Appreciation Rights (or SARs) under the 2019 Plan. SARs will be subject to such terms and conditions as established by the administrator. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the 2019 Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the administrator and reflected in the award agreement.

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The administrator will be authorized to award Restricted Stock under the 2019 Plan. Unless otherwise provided by the administrator and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with us. The administrator will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the administrator for a specified period. Unless the administrator determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

The administrator will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the administrator and specified in an award agreement, Restricted Stock Units will vest after three years of service with us. The administrator will determine the terms of such Restricted Stock Units. Unless the administrator determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the administrator, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the administrator.

The administrator will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the administrator may determine.

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Equity Compensation Plan Information

The following table provides information, as of December 31, 2019, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options under the Plan (a)	Weighted-Average Exercise Price of Outstanding Options under the Plan (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	0	$-	214,286
Equity compensation plans not approved by security holders	0	$-	-

TOTAL	0	$-	214,286

Director Compensation

During 2018, the directors did not receive any compensation.

On July 16, 2019, we entered into letter agreements with each of our existing non-executive directors, John Marques, Paul Menchik, Peter Petrosian, AB Southall III and Omprakash Vajinapalli. On September 3, 2019 and February 6, 2020, we entered into a letter agreement with Jeff Carl and Stephen Spanos, respectively, under the same terms as the letter agreements dated July 16, 2019 entered into with each of the other Directors. Directors that also serve as executives will not be entitled to any additional compensation for serving as our directors. The letter agreements set forth certain terms pursuant to which the directors will serve as our directors. As directors have not received compensation for services to date, we agreed to provide equity in lieu of cash compensation and equity compensation for services rendered during 2017, 2018 and 2019. For past director services in lieu of cash unpaid to date: (i) directors that served as directors during the year ended December 31, 2017 will each receive shares of common stock valued at $4,500 to be priced at the price per share of our public offering in connection with our uplisting, which we refer to in this prospectus as the Uplisting Offering, (ii) directors that served as directors during the year ended December 31, 2018 will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering and (iii) directors that served as directors during the year ended December 31, 2019 through the date of the Uplisting Offering will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering. Following the public offering, directors will be paid cash for the balance of 2019. Within 30 days from the Uplisting Offering, we will issue 1,082 shares of common stock to Messrs. Menchik, and Southall, 843 shares of common stock to Mr. Marques, 878 shares of common stock to Mr. Petrosian, 489 shares of common stock to Mr. Carl and 640 shares of common stock to Mr. Vajinapalli. Mr. Spanos will not receive shares upon the consummation of the Uplisting Offering.

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The letter agreements provide that each director will receive an annual cash fee of $9,000 as consideration for their service as a director. In addition, each director will receive 1,428 shares of common stock per year for service as a director, 185 shares of common stock per year for service on each committee and 142 shares of common stock per year for service as chair for such committee. The shares of common stock for committee service will be limited to two committees.

As directors have not received compensation for services to date, we agreed to provide equity in lieu of cash compensation and equity compensation for services rendered during 2017, 2018 and 2019. For past director services in lieu of cash unpaid to date: (i) directors that served as directors during the year ended December 31, 2017 will each receive shares of common stock valued at $4,500 to be priced at the price per share of our public offering in connection with the Uplisting Offering, (ii) directors that served as directors during the year ended December 31, 2018 will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering and (iii) directors that served as directors during the year ended December 31, 2019 through the date of the Uplisting Offering will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering. Following the public offering, directors will be paid cash for the balance of 2019.

As further compensation for past director services, we will issue shares of common stock as follows, which shall be prorated for a partial year: (i) directors that served as directors during the year ended December 31, 2017 will each receive 714 shares of common stock, (ii) directors that served as directors during the year ended December 31, 2018 will each receive 1,428 shares of common stock and (iii) directors that served as directors during the year ended December 31, 2019 will each receive 1,428 shares of common stock.

On September 21, 2017, Muscle Maker granted 765 shares of common stock under our Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of our six directors of Muscle Maker (4,591 shares of common stock in the aggregate) at a value of $65.31 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, (b) November 1, 2017, (c) December 1, 2017, and (d) January 1, 2018.

Kevin Mohan is an employee-director and does not receive compensation for serving in his role as a director.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in our best interests.

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Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in our best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation agreements and other arrangements which are described as required under “Executive Compensation” and the transactions described below, since January 1, 2017, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year end for the last two completed fiscal years and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest. Our audit committee is responsible for approving all future transactions between us and our officers, directors and principal stockholders and their affiliates.

Policies and Procedures for Related Party Transactions

Following the IPO, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;
●	any beneficial owner of more than 5% of our outstanding stock; and
●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;
●	would cast doubt on the independence of a director;
●	would present the appearance of a conflict of interest between us and the related party; or
●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

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Transactions with American Restaurants, LLC or American Restaurant Holdings, Inc.

On January 23, 2015, in connection with the acquisition of Muscle Maker Brands, we issued two promissory notes payable in the amount of $400,000 (“MM Note”) and $204,000 (“MMB Note”), respectively. MM Note includes interest imputed at the rate of 0.41% per annum and is payable in three installments with the final installment due eighteen months after the closing date of the Acquisition of Muscle Maker Brands. MMB Note was secured by the assets of Colonia, bore no stated interest and was due on March 9, 2015.

On January 23, 2015, Muscle Maker issued 619,897 shares of Common Stock to American Restaurant Holdings in exchange for cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note.

On March 9, 2015, the American Restaurant Holdings repaid MMB Note in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of MM Note by the American Restaurant Holdings. As of July 23, 2016, there is no balance outstanding related to MM Note.

On December 31, 2015, we issued a promissory note in the amount of $1,082,620 to American Restaurant (the “2015 ARH Note”). The note bore no stated interest or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $32.69 per share. On March 14, 2017, American Restaurant Holdings elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 33,141 shares of Common Stock of Muscle Maker at a conversion price of $32.69 per share.

During the period from January 1 through December 15, 2016, we received $2,621,842 of advances from the American Restaurant Holdings. The payable due to the American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of the Common Stock of Muscle Maker at a conversion price of $26.11 per share at a time to be determined by the lender. The 2016 American Restaurant Holdings Note included a three-year warrant for the purchase of 35,113 shares of our common stock at an exercise price of $65.31 per share. On March 14, 2017, the American Restaurant Holdings elected to convert the 2016 ARH Note into 100,325 shares of Common Stock of Muscle Maker.

On February 15, 2017, we issued a promissory note in the amount of $980,949 (the “First 2017 ARH Note”) and on March 15, 2017, MMI issued a promissory note in the amount of $338,834 (the “Second 2017 ARH Note”), both to ARH. The First 2017 ARH Note and the Second 2017 ARH Note bear no stated interest rate or maturity date and are convertible into 37,536 and 10,372 shares of our common stock at a conversion price of $26.11 per share and $32.69 per share, respectively, at a time to be determined by the Former Parent. On March 14, 2017, the American Restaurant Holdings elected to convert the First 2017 ARH Note into 37,536 shares of our common stock.

The First 2017 ARH Note and the Second 2017 ARH note include a three-year warrant for the purchase of 13,137 and 2,256 shares, respectively, of Muscle Maker common stock at an exercise price of $65.31 per share. The warrants issued in connection with the First 2017 ARH Note and the Second 2017 ARH note had a grant date value of $122,820 and $23,120, respectively. Muscle Maker allocated the proceeds to the First 2017 ARH Note and the Second 2017 ARH and related warrants based on the relative fair values at the time of issuance, resulting in an effective conversion price of $22.89 and $30.45 per share, respectively. The fair value of Muscle Maker common stock on the dates the notes were issued was $50.05 per share, creating an intrinsic value of $27.16 and $19.60 per share, respectively.

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On March 14, 2017, American Restaurant Holdings elected to convert aggregate principal of $4,685,411 under the 2015 ARH Note, the 2016 ARH Note and the First 2017 ARH Note into an aggregate 171,003 shares of Muscle Makers common stock.

On July 18, 2017, we issued a convertible promissory note (the “Third 2017 ARH Note”) to American Restaurant Holdings in exchange for cash proceeds of $336,932. The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of our common stock at a conversion price of $52.29 per share at a time to be determined by the lender. The Third 2017 ARH Note includes a three-year warrant for the purchase of 2,256 shares of our common stock at an exercise price of $65.31 per share.

On September 19, 2017, American Restaurant Holdings elected to convert aggregate principal of $675,766 under the Second 2017 ARH Note and the Third 2017 Note into an aggregate 16,818 shares of Muscle Makers common stock.

On April 6, 2018, we issued a $475,000 convertible promissory note (the “2018 ARH Note”) to American Restaurant Holdings. The 2018 ARH Note has no stated interest rate or maturity date and is convertible into shares of Muscle Makers common stock at a conversion price of $3.50 per share at a time to be determined by the lender.

On April 11, 2018, American Restaurant Holdings elected to partially convert the 2018 ARHI Note for the principal of $392,542 into 112,154 shares of our common stock.

The 2015 ARH Note, 2016 ARH Note, First 2017 ARH Note, Second 2017 ARH Note, Third 2017 ARH Note and 2018 ARH Note are together, the “ARH Notes”.

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Transactions with Officers, Directors and Executives of Muscle Maker

On September 21, 2017, we granted 765 shares of common stock under our Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of our six directors of Muscle Maker (4,591 shares of common stock in the aggregate) at a value of $65.31 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, (b) November 1, 2017, (c) December 1, 2017, and (d) January 1, 2018.

On May 1, 2018, Muscle Maker board of directors agreed to issue 14,285 shares of common stock upon a Public Offering of at least $3,000,000, to Michael Roper, our Chief Executive Officer, as part of his initial employment agreement. Mr. Roper is also eligible to receive 14,285 restricted common stock awards on each anniversary of his employment date during the employment contract period as well as up to 35,714 additional restricted common stock awards upon the successful completion of an initial public offering of at least $5,000,000.

During April 2019, we repaid other notes payable in the aggregate principal amount of $710,000, of which $435,000 belong to related parties. In addition, we issued 84,427 of our common stock as payment for the interest incurred on the other notes payable repaid in the aggregate amount of $590,989.

On May 14, 2019, we issued a $91,000 promissory note to a related party. The note has a stated interest rate of 15% over the original term of one year with monthly interest payments. The note becomes due in one year or the first day our common stock trades publicly on an exchange.

On June 29, 2018, Muscle Maker board of directors agreed to issue Kevin Mohan and Michael Roper an additional 35,714 restricted common stock awards. The terms of the restricted common stock awards have not been finalized as of the date of the issuance of these consolidated financial statements and has not been issued.

On September 26, 2018, we rehired Ferdinand Groenewald as our Chief Financial Officer and entered into an Employment Agreement with Mr. Groenewald. Pursuant to the agreement, Mr. Groenewald will be employed as our Chief Financial Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Groenewald will be entitled to a base salary at the annualized rate of $150,000 and will be eligible for a discretionary performance cash bonuses which will include $10,000 upon completion of the audit for the year ended December 31, 2017 and $25,000 and up to 1,428 shares of common stock upon completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”), which may be increased to 3,571 shares of common stock in the event $5 million is raised. Mr. Groenewald’s salary will increase to $175,000 upon closing of the Public Offering. Mr. Groenewald is also eligible to participate in employee benefits plans as we may institute from time to time that are available for full-time employees. In addition, pursuant to board approval, Mr. Groenewald is entitled to 15,714 shares of our common stock that will be issued upon a Public Offering of at least $3,000,000.

On September 26, 2018, we appointed Kenneth Miller as our Chief Operating Officer and entered into an Employment Agreement with Mr. Miller. Pursuant to the agreement, Mr. Miller will be employed as our Chief Operating Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Miller will be entitled to a base salary at the annualized rate of $200,000, which will be increased to $275,000 upon successful closing of the Public Offering. Mr. Miller is also entitled to 14,285 shares of our common stock that will be issued upon a Public offering of at least $3,000,000. Mr. Miller is eligible for a discretionary performance cash and equity bonuses which will include cash of $50,000 and 10,714 shares of common stock upon completion of the Public Offering, which may be increased to 17,857 shares in the event $5 million is raised. Mr. Miller is also eligible to participate in employee benefits plans as we may institute from time to time that are available for full-time employees.

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On October 26, 2018, we entered into an Employment Agreement with Michael Roper, which replaced his employment agreement from May 2018. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as our Chief Executive Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon listing our common stock on a national exchange and raising $3,000,000 (the “IPO”). During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000, which was increased to $275,000 upon achieving various milestones required by the Investors that participated in the September 2018 Offering and will be increased to $350,000 upon our completing the IPO. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity, provided, however, no cash bonus will be paid until the closing of the IPO. Mr. Roper is entitled to $100,000 bonus upon closing of the IPO. Mr. Roper is also entitled to 14,285 shares of our common stock that will be issued upon a Public offering of at least $3,000,000. In addition, pursuant to board approval on June 29, 2019, Mr. Roper is entitled to 35,714 shares of our common stock that will be issued upon a Public Offering of at least $3,000,000. In the event we raise $3 million or $5 million upon completion of a public offering together with listing on a national exchange, then Mr. Roper will receive 21,428 restricted common stock awards or 35,714 restricted common stock awards, respectively. In addition, Mr. Roper will receive 14,285 restricted common stock awards upon the one- and two-year anniversaries of his employment.

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Nevada law.

On October 26, 2018, we entered into an Employment Agreement with Kevin Mohan. Pursuant to the Employment Agreement, Mr. Mohan will be engaged as our Chief Investment Officer for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Mohan will be entitled to a base salary at the annualized rate of $156,000, which will be increased to $175,000 upon the IPO. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Mohan is entitled to $50,000 bonus upon closing of the IPO. In the event we raise $3 million or $5 million, then Mr. Mohan will receive 14,285 restricted common stock awards or 28,571 restricted common stock awards, respectively. In addition, pursuant to board approval on June 29, 2019, Mr. Mohan is entitled to 35,714 shares of our common stock that will be issued upon a Public Offering of at least $3,000,000.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of December 31, 2019 by:

●	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” as of December 31, 2019 is based upon 5,714,464 shares of common stock outstanding as of December 31, 2019 and 7,254,464 shares of common stock after giving effect to the sale of the shares of common stock in the IPO, respectively (without giving effect to the potential sale of up to 231,000 additional shares of our common stock which may be issued in the event the underwriters of the IPO exercise their over-allotment option).

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible on or before a date that is 60 days after December 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Muscle Maker, Inc., 308 East Renfro Street, Suite 101, Burleson, Texas 76028.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding Prior to Offering (1)	Percentage of Shares Outstanding After the Offering (1)

5% Stockholders:
Catalytic Holdings 1 LLC (10)	2,552,250	38.88%	31.49%
Thoroughbred Diagnostics, LLC (10)	1,800,000	28.51%	22.92%
Directors and Named Executive Officers:
Kevin Mohan (3)	141,524	2.45%	1.93%
Michael J. Roper (11)	100,000	1.72%	1.36%
Ferdinand Groenewald (12)	19,285	*	*
Kenneth Miller (13)	32,142	*	*
Noel De Winter (4)	11,518	*	*
Stephen Spanos (14)	-	*	*
A.B. Southall, III (5)	104,374	1.82%	1.44%
Paul L. Menchik (6)	53,037	*	*
John Marques (2)	206,315	3.59%	2.84%
Peter S. Petrosian (7)	2,924	*	*
Omprakash Vajinapalli (8)	21,288	*	*
Jeff Carl (9)	533	*	*

All executive officers and directors as a group (13 persons) (15)	695,542	11.56%	9.38%

* denotes less than 1%

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(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon (i) the exercise of stock options that will become exercisable within sixty (60) days of December 31, 2019, (ii) the conversion of the convertible promissory notes into shares of our common stock, and (iii) the exercise of warrants that will become exercisable within sixty (60) days of December 11, 2019. Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).

(2)	John Marques beneficially owns (i) indirectly 167,454 shares of Common Stock of Muscle Maker through Membership, LLC, (ii) directly 38,018 shares of Common Stock of Muscle Maker of which 35,714 are subject to presently exercisable purchase warrants issued to John Marques. John Marques is the sole member and manager of Membership, LLC. As such, Mr. Marques may be deemed to have voting and dispositive power of all securities beneficially owned by Membership, LLC reported herein. Mr. Marques is also to be issued 843 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(3)	Kevin Mohan beneficially owns (i) indirectly 5,571 shares of Common Stock of Muscle Maker through various family members that reside in the same household as Kevin Mohan and (ii) directly 71,668 shares of common stock of Muscle Maker of which 7,142 are subject to presently exercisable purchase warrants issued to Kevin Mohan. Pursuant to his employment agreement, Mr. Mohan is to be issued 35,714 shares of Common Stock upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 28,571 shares of Common Stock in the event the public offering is at least $5,000,000.

(4)

Noel De Winter beneficially owns (i) indirectly 4,178 shares of Common Stock of Muscle Maker as trustee of the Arthur Noel DeWinter Trust; (ii) directly 6,176 shares of Common Stock of Muscle Maker. Mr. DeWinter is also to be issued 1,082 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through fourth quarter 2019. The shares were based on a public offering of $5.00 per share.

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(5)

A.B. Southall III beneficially owns (i) directly 78,996 shares of Common Stock of Muscle Maker, and (ii) directly 24,286 shares of Common Stock of Muscle Maker subject to presently exercisable purchase warrants issued to A.B. Southall. Mr. Southall is also to be issued 1,092 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(6)

Paul L. Menchik beneficially owns (i) directly 41,955 shares of Common Stock of Muscle Maker, and (ii) directly 10,000 shares of Common Stock of Muscle Maker subject to presently exercisable purchase warrants issued to Paul L. Menchik. Mr. Menchik is also to be issued 1,082 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(7)

Peter S. Petrosian beneficially owns directly 2,046 shares of Common Stock of Muscle Maker issued for services rendered as a board of director. Mr. Petrosian is also to be issued 843 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(8)

Omprakash Vajinapalli beneficially owns (i) directly 10,908 shares of Common Stock of Muscle Maker and (ii) indirectly 9,740 shares of Common Stock of Muscle Maker through a family member that reside in the same household as Omprakash Vajinapalli. Mr. Vajinapalli is also to be issued 640 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during 2018 and through the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(9)

Mr. Carl beneficially owns (i) directly 44 shares of Common Stock of Muscle Maker and (ii) is to be issued 489 shares of common stock at the price of the Company’s public offering as compensation for serving as a director during the fourth quarter 2019. The shares were priced based on a public offering of $5.00 per share.

(10)	Catalytic Holdings, LLC beneficially owns (i) 1,701,500 shares of Common Stock of Muscle Maker (ii) 850,750 shares of Common Stock of Muscle Maker which are subject to presently exercisable purchase warrants. The natural person with voting and investment control for Catalytic Holdings, LLC is Dmitriy Shapiro. Thoroughbred Diagnostics, LLC beneficially owns (i) 1,200,000 shares of Common Stock of Muscle Maker (ii) 600,000 shares of Common Stock of Muscle Maker which are subject to presently exercisable purchase warrants. The natural person with voting and investment control for Thoroughbred Diagnostics, LLC is Joey Giamichael.

(11)	Pursuant to his employment agreement, Mr. Roper is to be issued 64,285 shares of Common Stock upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 35,715 shares of Common Stock in the event the public offering is at least $5,000,000.

(12)	Pursuant to his employment agreement, Mr. Groenewald is to be issued 15,714 shares of Common Stock upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 3,571 shares of Common Stock in the event the public offering is at least $5,000,000.

(13)	Pursuant to his employment agreement, Mr. Miller is to be issued 14,285 shares of Common Stock upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 17,857 shares of Common Stock in the event the public offering is at least $5,000,000.

(14)	Stephen Spanos excludes 311 shares of common stock of the Company for serving as a director through the first quarter of 2020.

(15)

Includes 130,713 shares of Common Stock to be issued upon the successful completion of an uplisting to a national exchange with a public offering of at least $3,000,000 with an additional 86,071 shares of Common Stock in the event the public offering is at least $5,000,000. Also includes 6,071 shares of common stock to be issued as compensation for serving as directors and 77,142 shares of Common Stock subject to presently exercisable purchase warrants.

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DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our capital stock and certain provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and bylaws that will be in effect upon completion of the IPO. Copies of these documents will be filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that will occur upon the completion of the IPO and Nevada law.

Upon the completion of the IPO, our authorized capital stock will consist of 14,285,714 shares of common stock with a par value of $0.0001 per share.

As of December 31, 2019, we had outstanding 5,714,464 shares of common stock held of record by 653 stockholders. As of December 31, 2019, we had outstanding no shares of preferred stock. As of September 30, 2019, we also had outstanding options to acquire 4,821 shares of common stock held by employees, directors and consultants.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. See “Dividend Policy.”

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our articles of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

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Options

As of September 30, 2019, we had options to purchase 4,821 shares of our common stock outstanding pursuant to the 2017 Plan with an exercise price of $65.31.

Warrants

As of September 30, 2019, we had outstanding warrants to purchase 649,435 shares of common stock issued in connection with certain financings, with an approximate weighted average exercise price of $17.22 per share.

We have agreed to issue to the underwriter, as additional compensation, a warrant to purchase 8% of the aggregate shares sold in the IPO, excluding the over-allotment option. The shares issuable upon exercise of the warrant are identical to those offered by this prospectus. The warrant is exercisable for cash or on a cashless basis at a per share exercise price equal to 120% of the public offering price per share in the IPO commencing on a date which is one year from the date of this prospectus and expiring on the date which is five years after the date of this prospectus.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our bylaws will provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the whole board, chairperson of the board, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect our own slate of directors or otherwise attempt to obtain control of our company.

Limitation on Liability and Indemnification Matters

Our articles of incorporation, which will be in effect upon the completion of the IPO, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; and

●	any transaction from which the director derived an improper personal benefit.

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Our articles of incorporation and bylaws to be in effect upon the completion of the IPO provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our amended and restated bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Listing

We have been approved to list our common stock on The Nasdaq Capital Market under the symbol “GRIL”.

Transfer Agent and Registrar

Computershare, Inc. will serve as our transfer agent and registrar. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

SHARES REGISTERED FOR RESALE

Overview

15% Senior Secured Convertible Promissory Notes – September 2018

From September 12, 2018 through December 31, 2018, the Company entered into Securities Purchase Agreements with several accredited investors (the “September 2018 Investors”) providing for the sale by the Company to the Investors of 15% Senior Secured Convertible Promissory Notes in the aggregate amount of $2,165,000 (the “15% Notes”), which included $635,000 in debt converted into Notes (the “September 2018 Offering”). Further, from January 1, 2019 through May 23, 2019, the Company received an additional $2,973,000, of which $100,000 was to related parties, in funding from the September 2018 Investors. In total the Company received an aggregate amount of $5,138,000 from the September 2018 Investors. In addition to the 15% Notes, the September 2018 Investors also received warrants to purchase common stock of the Company (the “Senior Warrants”) to acquire an aggregate of 367,000 shares of common stock of the Company. The Senior Warrants are exercisable for five years at an exercise price of $8.40. The September 2018 Investors may exercise the Senior Warrants on a cashless basis and the number of shares of common stock issuable upon exercise of the Senior Warrants may be adjusted in the event the September 2018 Investors are required to sign a lock up agreement in connection with a public offering.

On December 5, 2019, an aggregate of $4,688,000 15% Notes, were amended and converted, into 2,309,500 shares of our common. In addition, pursuant to the Conversion Agreement the related warrants were finalized providing for warrants to acquire 1,154,750 shares of common stock. In addition, the noteholders also agreed to enter into a Lock-Up Agreement providing that the shares of common stock will be locked up for a period of one year. The Company has provided the noteholders with piggyback registration rights. Further, in the event the Company does not close on its underwritten public offering (the “Offering”) within ninety (90) days of the Conversion Agreements, the issuance of the conversion shares shall be null and void and the Conversion Agreements and the related addendum shall be of no further force or effect and the parties hereto agree to undertake any necessary actions to ensure that the conversion shares are returned to the Company for cancellation and the convertible notes are delivered to the Holder upon the Company’s receipt of the certificates representing the conversion shares.

The holders of the remaining $450,000 in 15% Notes have agreed to refrain from converting the 15% Notes in exchange for the Company’s agreement to pay such debt no later than February 15, 2020. In the event the Company does not payoff the remaining 15% Notes, such notes are convertible at a per share price of 25.0% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange. However, in the event the holder is required to sign a Lock-Up Agreement as part of the public offering in conjunction with an uplisting to a national exchange, then the conversion price shall be 17.5% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange. We are registering 214,285 shares of common stock underlying the warrants held by the holders of the 15% Notes that did not convert.

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12% Secured Convertible Promissory Notes – April 2019

On April 16, 2019 through September 20, 2019, the Company and its newly formed wholly owned subsidiary, Muscle Maker USA, Inc., a Texas corporation (“Muscle USA”), entered into Securities Purchase Agreements with several accredited investors (the “April 2019 Investors”) providing for the sale by the Company to the April 2019 Investors of 12% Secured Convertible Promissory Notes in the aggregate amount of $3,500,000 (the “12% Notes”). In addition to the 12% Notes, the April 2019 Investors also received Warrants to Purchase an aggregate of 12,500 share of common stock of the Company (the “April 2019 Warrants”) which equals 50% of the shares of common stock issuable upon conversion of the 12% Notes. The April 2019 Warrants were exercisable for five years at an exercise price equal to 115% of the April 2019 Conversion Price (as defined below).

On December 5, 2019, an aggregate of $3,425,000 12% Notes, were amended and converted, into 1,353,333 shares of our common. In addition, pursuant to the Conversion Agreement the related warrants were finalized providing for warrants to acquire 676,667 shares of common stock The holders of the remaining $75,000 in 12% Notes have agreed to refrain from converting the 12% Notes in exchange for the Company’s agreement to pay such debt no later than February 15, 2020. In the event the Company does not payoff the remaining 12% Notes, such notes are convertible at a per share price of $2.50 per share (the “April 2019 Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by fifty percent (50%) at the time of the Company listing on a national exchange (the “Discounted Public Offering Price”) is less than $5.00 then the April 2019 Conversion Price shall be reset to equal the lesser of (i) Discounted Public Offering Price or (ii) a price per share equal to a $20 million valuation.

Six Month Convertible Promissory Notes

During the period from March 17, 2017 to August 15, 2017, the Company issued an aggregate of $1,400,000 10% Convertible Promissory Note, as amended and extended on or about January 23, 2019, with a stated interest rate of 10% over the original 60-day term to be upon the earlier of (a) January 24, 2020 or (b) the first day the Company’s stock is publicly traded. Except for $25,000 in principal held by one holder of the 10% Convertible Promissory Notes, all interest due and payable on the 10% Convertible Notes converted into 392,850 shares of common stock. In addition, pursuant to the Conversion Agreement the related warrants were finalized providing for warrants to acquire 200,000 shares of common stock. We are registering 12,500 shares of common stock underlying the warrants held by the 10% Convertible Promissory Note that did not convert.

Private Placements

During the period from March 2017 to March 2018, the Company issued an aggregate of 1,117,492 shares of common stock to accredited investors with an average cost basis ranging from $35 to $49.

As part of this prospectus, we are registering 7,630,452 for resale which includes 5,326,892 shares of common stock and 2,303,560 shares of common stock issuable upon exercise of common stock purchase warrants.

The shares are being registered to permit public sales of such shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering the shares.

SELLING STOCKHOLDERS

As part of this prospectus, we are registering 7,630,452 for resale which includes 5,326,892 shares of common stock and 2,303,560 shares of common stock issuable upon exercise of common stock purchase warrants.

The following table sets forth certain information with respect to each selling stockholder for whom we are registering conversion shares for resale to the public. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The percentage of shares beneficially owned after the offering is based on 7,254,464 shares of common stock to be outstanding after this offering, including 1,540,000 shares of common stock sold in our initial public offering and 2,303,560 shares issuable upon exercise of the Senior Warrants and the April 2019 Warrants. Applicable percentage ownership is based on 5,714,464 shares of common stock outstanding as of December 31, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage ownership of any other person.

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			Common Stock Beneficially Owned After Offering
Selling Stockholder	Number of Shares of Common Stock	Shares Being Offered	Number of Shares Outstanding	Percent of Shares
Secured and Collateralized Lending, LLC (1)	270,000	270,000	-	-
Brian Fitzpatrick (2)	273,214	273,214	-	-
Thomas Swaintek (3)	131,250	131,250	-	-
Mark Bukata(4)	75,000	75,000	-	-
James Karalis (5)	57,143	57,143	-	-
Nicholas Karalis (6)	57,143	57,143	-	-
Bruce Summers (7)	67,500	67,500	-	-
Jeff Holley (8)	18,750	18,750	-	-
Saadh 401K Trust FBO Saritha Akarapu (9)	12,000	12,000	-	-
Paul Menchik (10)	30,000	30,000	-	-
IRA Resources Inc. FBO John F. Armstrong III (11)	9,000	9,000	-	-
Biju Mathew (12)	13,393	13,393	-	-
Alfred B. Southall, III Trust (13)	104,201	72,857	31,344	*
Brad Kovin (14)	60,153	60,153	-	-
Favikumar Bajjuri (15)	6,000	6,000	-	-
John R Bertsch Trust (16)	30,000	30,000	-	-
R2K Properties, LLC (17)	57,143	57,143	-	-
The Fourys CO LTD (18)	30,000	30,000	-	-
Catalytic Holdings 1, LLC (19)	2,552,250	2,552,250	-	-
Thoroughbred Diagnostics, LLC (20)	1,800,000	1,800,000	-	-
Leonard Stefano (21)	60,000	60,000	-	-
Brad Aiken (22)	15,000	15,000	-	-
Kristin Davenport (23)	125,000	125,000	-	-
JM Assets (24)	238,273	238,273	-	-
Midland IRA FBO Randall Avery (25)	69,378	69,378	-	-

90

John Mohan (26)	42,857	42,857	-	-
John Feeney (27)	21,428	21,428	-	-
Kevin Mohan (28)	141,524	21,428	120,096	1.64
Ataray, LLC (29)	32,142	32,142	-	-
Tom Buckley (30)	10,713	10,713	-	-
Membership, LLC. (31)	170,931	42,857	128,074	1.75
Sean Harrison (32)	47,517	47,517	-	-
Robert J Mohan (33)	24,946	24,946	-	-
Jerry Neugebauer (34)	67,749	67,749	-	-
Shawn Holmes (35)	73,376	73,376	-	-
P John LLC	129,986	129,986	-	-
Insight Advisory Llc	55,714	55,714	-	-
Alchemy Advisors Llc	41,429	41,429	-	-
Command Project Management Group Inc	38,972	38,972	-	-
Ira Resources Fbo Craig Trautman Ira	37,717	37,717	-	-
Dave Frawley	21,335	21,335	-	-
Barbara J Stubblefield	20,021	20,021	-	-
Anita Chou	19,693	19,693	-	-
Rob Heller	18,887	18,887	-	-
Tom S Mebane	18,678	18,678	-	-
Dennis A Miles	16,772	16,772	-	-
Dennis Trainor	14,506	14,506	-	-
Michele Lawton	14,066	14,066	-	-
Joe Bonafede	13,929	13,929	-	-
John Armstrong Iii	12,677	12,677	-	-
Jeffrey Eiseman	12,089	12,089	-	-
Mark Girouard	11,879	11,879	-	-
Anthony Ferrara	11,341	11,341	-	-
Sheldon Draimin	10,441	10,441	-	-
American Estate And Trust Fbo Greg M Perreault Ira	10,367	10,367	-	-
Saca Ventures Llc	9,856	9,856	-	-
Richard Thom	9,360	9,360	-	-
Allen E Stoye Jr	8,791	8,791	-	-
Richard A Carieri	8,791	8,791	-	-
Ira Resources Inc Fbo Tom S Mebane Ira	8,747	8,747	-	-
Advanta Ira Trust Fbo Dean A Miles Ira	7,653	7,653	-	-
Robert T Benz	7,298	7,298	-	-
Claude A Cotnoir	7,143	7,143	-	-
Tom Rubin	7,143	7,143	-	-
Rodney J Perreault & Michele L Perreault Ten Com	6,809	6,809	-	-
Roger Cisneros	5,821	5,821	-	-
Ira Resources Inc Cust Fbo John F Armstrong Iii Ira	5,815	5,815	-	-
Ccnc-Nmg Llc	5,740	5,740	-	-
Anthony J Tebbe Revocable Living Trust	5,665	5,665	-	-
Michael Fouche	5,572	5,572	-	-
John Samsel Jr	5,407	5,407	-	-
Mary Floyd	5,393	5,393	-	-
Jesse G Roe Iv	5,245	5,245	-	-
Trust Fbo Richard Solomon	5,102	5,102	-	-
Jacqueline B Spencer	4,802	4,802	-	-
William Graff	4,441	4,441	-	-

91

Michael D Reysack	4,396	4,396	-	-
Richard Scherr	4,396	4,396	-	-
Sc Global Investments Llc	4,396	4,396	-	-
Steve Bierman	4,396	4,396	-	-
Tm Betts	4,387	4,387	-	-
Larry Kellner	4,338	4,338	-	-
Midland Trust Company Cust David Brandsetter	4,286	4,286	-	-
Srinidhi Gopal Iyengar	4,278	4,278	-	-
Timothy Murphy & Vanessa Murphy Jt Ten	4,244	4,244	-	-
Zeina Betts	4,179	4,179	-	-
Folio Investments Inc	4,116	4,116	-	-
John Bertsch	3,733	3,733	-	-
Joseph Birnbaum	3,711	3,711	-	-
The Carney Living Trust Uad 12/18/1997	3,703	3,703	-	-
Frederick Paul Andrieni Jr	3,695	3,695	-	-
Thompson Living Trust	3,663	3,663	-	-
Charles Speltz & Roberta Speltz Ten Com	3,614	3,614	-	-
Stephen B Hodges	3,497	3,497	-	-
Liberty Trust Co Ltd Cust Fbo Srilaxmi Vajinapalli Ira	3,355	3,355	-	-
Ira Resources Inc Fbo Craig Allan Trautman Ira	3,273	3,273	-	-
Jane E Bagley	3,233	3,233	-	-
Ira Resources Inc Fbo Bartley C Ackerman Ira	3,225	3,225	-	-
Jolin Investments Llc	3,203	3,203	-	-
Bolin D Rice	3,187	3,187	-	-
John Hartman	3,186	3,186	-	-
Ira Resources Inc Fbo Bartley C Ackerman Roth Ira	3,183	3,183	-	-
Gary Friederich	3,082	3,082	-	-
Patricia Myers	3,078	3,078	-	-
American Estate & Trust	3,046	3,046	-	-
Tami Kittrell & Walter L Kittrell Jt Ten	3,033	3,033	-	-
Robert W Andrieni	2,934	2,934	-	-
Shriniwas Dulori	2,907	2,907	-	-
Rick Weber	2,814	2,814	-	-
Midland Ira Fbo Brad Kovin Ira	2,800	2,800	-	-
Tim M Betts Cust Dylan Betts Utma Ca	2,786	2,786	-	-
Tim M Betts Cust Sophie Betts Utma Ca	2,786	2,786	-	-
The Entrust Group Fbo Magnus Lakovics Sep Ira	2,679	2,679	-	-
Bruce Levine	2,637	2,637	-	-
Elg Family Trust	2,620	2,620	-	-
Gregg M Perreault & Deborah L Perreault Ten Com	2,619	2,619	-	-
Marc Gottesdiener	2,616	2,616	-	-
Ronald Smith & Mary Smith Jt Ten	2,574	2,574	-	-
John Bauschka Revocable Trust	2,493	2,493	-	-
Laird Foret	2,443	2,443	-	-
Gus Lazaro	2,437	2,437	-	-
Lou Anne Peltier 2007 Trust	2,413	2,413	-	-
Radhika Mandava	2,412	2,412	-	-
Liberty Trust Co Ltd Cust Fbo Srilakshmi Valisammagari Ira	2,368	2,368	-	-
Al Martin	2,366	2,366	-	-
Devaki Pabbati	2,325	2,325	-	-
Sharon Rogow	2,316	2,316	-	-

92

Walter Strutz	2,304	2,304	-	-
Grady W Metoyer Jr	2,296	2,296	-	-
Advantaira Trust Llc Fbo Eileen Frawley Ira	2,295	2,295	-	-
Lisa M Perreault	2,273	2,273	-	-
Mainstar Trust Cust Fbo Wayland K Adams Roth Ira	2,256	2,256	-	-
Liberty Trust Co Ltd Cust Fbo Usha Anumolu Ira	2,229	2,229	-	-
Steven W Bierman	2,198	2,198	-	-
Todd Petersen	2,198	2,198	-	-
Marvin Lesikar	2,184	2,184	-	-
Vincent Mckenzie	2,152	2,152	-	-
Liberty Trust Co Ltd Cust Fbo Simhadri K Guntur Ira	2,101	2,101	-	-
Curtis Ross	2,089	2,089	-	-
Kelsey Taylor	2,089	2,089	-	-
Jonathan Erickson	1,990	1,990	-	-
Robert A Sorensen & Julia R Sorensen Jt Ten	1,953	1,953	-	-
James Connolly	1,942	1,942	-	-
Sreenadha R Vattam	1,913	1,913	-	-
Jay Jamshasb	1,846	1,846	-	-
Benjamin David Ross	1,837	1,837	-	-
Mark A Farmer	1,837	1,837	-	-
Ira Resources Inc Fbo Jeffrey W Eiseman Ira	1,787	1,787	-	-
Ravikumar Bajjuri	1,784	1,784	-	-
Advantaira Trust Llc Fbo James Anderson Ira	1,783	1,783	-	-
John Kukis	1,758	1,758	-	-
Sreekanth Yarlagadda	1,757	1,757	-	-
Liberty Trust Co Ltd Cust Fbo Kishore Mandava Ira	1,755	1,755	-	-
Kurt Schaeffer	1,741	1,741	-	-
Liberty Trust Co Ltd Cust Fbo Radhika Mandava Ira	1,741	1,741	-	-
First Trust Company Of Onaga Cust Fbo Wayland K Adams Roth Ira	1,722	1,722	-	-
Duane A Green	1,698	1,698	-	-
Theodore Miller	1,692	1,692	-	-
Liberty Trust Co Ltd Cust Fbo Kiran K Anumolu Ira	1,671	1,671	-	-
Jacob Plottel	1,648	1,648	-	-
Bula Land Co Llc	1,627	1,627	-	-
Yukti Solutions Inc	1,613	1,613	-	-
Bertram Witham & Joyce Witham Ten Com	1,577	1,577	-	-
Lawrence E Wessel	1,574	1,574	-	-
Srinivas Akarapu	1,560	1,560	-	-
Richard D Hearring	1,558	1,558	-	-
Roy Cappadona	1,536	1,536	-	-
William E Cowan	1,533	1,533	-	-
Gerald Yanowitz	1,532	1,532	-	-
Derek Bogner	1,530	1,530	-	-
James Ginger	1,530	1,530	-	-
Patrick Chiacchia	1,530	1,530	-	-
Ira Resources Inc Fbo Dennis D Hansen Ira	1,506	1,506	-	-
Gagandeep K Seth	1,462	1,462	-	-
Richard A Stein	1,438	1,438	-	-
Ivan Kufek	1,435	1,435	-	-
Daniel R Schult	1,431	1,431	-	-

93

Robert Ingenthron	1,429	1,429	-	-
Michael D Martin	1,428	1,428	-	-
Paul M Van Cleve	1,420	1,420	-	-
Liberty Trust Co Ltd Cust Fbo Ravikumar R Mamidala Ira	1,396	1,396	-	-
Thomas A Barnes	1,394	1,394	-	-
David Frawley & Eileen Frawley Ten Com	1,393	1,393	-	-
Farida Zohouri	1,393	1,393	-	-
Liberty Trust Co Ltd Cust Fbo Anil Mereddy Ira	1,393	1,393	-	-
Margaret Harrison	1,393	1,393	-	-
Purna Ilipilla	1,393	1,393	-	-
Lemuel Hawkins	1,342	1,342	-	-
Larry J Mathias	1,325	1,325	-	-
Ira Resources Inc Fbo Michele Lawton Roth Ira	1,323	1,323	-	-
Robert C Dice Jr	1,323	1,323	-	-
Paul W Switzer	1,319	1,319	-	-
Calvin P Gehan	1,287	1,287	-	-
American Estate And Trust Fbo Curtis Sparks Ira	1,279	1,279	-	-
Mitchel & Jasmine Keolian Revocable Trust	1,279	1,279	-	-
Susan Q Fredrick	1,277	1,277	-	-
Michael P Bauschka	1,274	1,274	-	-
Gridfocus Technology Inc	1,254	1,254	-	-
Ira Services Trust Co Cfbo Carolyn H Roeth Ira	1,228	1,228	-	-
Rf Asset Management	1,219	1,219	-	-
Olan Wayne Mitchell	1,207	1,207	-	-
Ira Resources Inc Fbo Daniel Ray Kluver Ira	1,193	1,193	-	-
Saikiran Yadagiri	1,184	1,184	-	-
Kevin Thurston	1,168	1,168	-	-
Kimberly Toan	1,163	1,163	-	-
Logicmarc Consulting Llc	1,161	1,161	-	-
Betty Owen Snow	1,160	1,160	-	-
Theodore E Roeth & Carolyn H Roeth Trust	1,159	1,159	-	-
Michael J Reagan Trust	1,157	1,157	-	-
Gerald Wabey	1,155	1,155	-	-
Srikanth Mamidala	1,149	1,149	-	-
Venkateswara Pabbati	1,149	1,149	-	-
Liberty Trust Co Ltd Cust Fbo Kishore Karlapudi Roth Ira	1,114	1,114	-	-
Keolian Revocable Trust	1,086	1,086	-	-
Paul Bowler	1,086	1,086	-	-
Ira Resources Inc Fbo Netta B Shelton Ira	1,082	1,082	-	-
Liberty Trust Co Ltd Cust Fbo Srinidhi Gopal Iyengar Ira	1,066	1,066	-	-
Advantaira Trust Llc Fbo John Bauschka Ira	1,065	1,065	-	-
James W Gavin	1,065	1,065	-	-
John Bauschka	1,045	1,045	-	-
David Dorosz	1,032	1,032	-	-
Frescas Inc	1,031	1,031	-	-
Gary W Farley	1,020	1,020	-	-
Ira Resources Inc Fbo Lou Anne Peltier	1,020	1,020	-	-
Kishore Mandava	1,010	1,010	-	-
Glenn M Gardner	1,007	1,007	-	-
Michele Lawton Living Trust Udt 9-25-2012	1,003	1,003	-	-
Sreevani Jayanthi	1,003	1,003	-	-
Advantaira Trust Llc Fbo Martin Hagenson Ira	1,000	1,000	-	-
Arvind Shrestha	981	981	-	-

94

James R Anderson	959	959	-	-
Alex Danze	957	957	-	-
Daniel Pettit Tr Ua 06/19/2014 Daniel E Pettit Revocable Trust	957	957	-	-
Candance Lace	943	943	-	-
Dharmendra Patel	933	933	-	-
Liberty Trust Co Ltd Cust Fbo Sudha Dasari Ira	928	928	-	-
Rajani Kandarpa	928	928	-	-
Midland Ira Fbo Terry H Thompson	926	926	-	-
Douglas B Fine Revocable Trust	919	919	-	-
Donald L Rodocker & Karla J Bayne Rodocker Ten Com	918	918	-	-
Pressure Products Inc	918	918	-	-
Aw Myers Living Trust	905	905	-	-
Ira Resources Inc Fbo Oliver Dale Bagley Ira	905	905	-	-
John R Bertsch Trust	905	905	-	-
Retrofit Technologies Inc	905	905	-	-
Edward J Edelen	893	893	-	-
Douglas P Bunkers	879	879	-	-
John Biondi	879	879	-	-
Marc A Murphy	879	879	-	-
Paul Barry Switzer	879	879	-	-
Ronald F Bratek	879	879	-	-
Ronald Mauch	879	879	-	-
Bruce Atwood	873	873	-	-
Arun Virick	866	866	-	-
Gregg M Perreault	865	865	-	-
Advantaira Trust Llc Fbo Brad Kovin Roth Ira	852	852	-	-
Linda Lee Bert	852	852	-	-
Robert W Campbell	852	852	-	-
Ira Resources Inc Fbo Richard A Young Ira	846	846	-	-
Equity Trust Cust Fbo John Mantooth	840	840	-	-
Glennon A Brown	838	838	-	-
Liberty Trust Co Ltd Cust Fbo Chandrasekhara R Guntakala Ira	836	836	-	-
Raghu Valisammagari	836	836	-	-
Dean Lienemann & Dixie Lienemann Ten Com	805	805	-	-
Jacinthe L Grote Tr Ua 09/22/1992 Peter Beck Revocable Trust	788	788	-	-
Timothy Murphy	766	766	-	-
Midland Ira Fbo Mary S Miles	765	765	-	-
Prashant Shah	765	765	-	-
Kyle Fox	745	745	-	-
Frank G Burroughs	724	724	-	-
Stephani Fuhrer	713	713	-	-
Ira Resources Inc Fbo Richard A Young Roth Ira	710	710	-	-
Santhosh Kanthala	709	709	-	-
William Lee Rust	706	706	-	-
Cecil Wroten	705	705	-	-
Liberty Trust Co Ltd Cust Fbo Ramu Chillamcherla Ira	705	705	-	-
Liberty Trust Co Ltd Cust Fbo Murali K Cheruvu Ira	704	704	-	-
Liberty Trust Co Ltd Cust Fbo Venkateswara Rao Pabbati Ira	701	701	-	-
Srilakshmi Valisammagari	701	701	-	-

95

Liberty Trust Co Ltd Cust Fbo Prakash Nallagatla Ira	698	698	-	-
Advantaira Trust Llc Fbo Terry H Thompson Ira	696	696	-	-
Alexis Mebane	696	696	-	-
David Shea	696	696	-	-
Jhm Living Trust	696	696	-	-
Kiran K Anumolu	696	696	-	-
Liberty Trust Co Ltd Cust Fbo Sridhar Kohir Ira	696	696	-	-
Peter Boyapati	696	696	-	-
Swapna Dasari	678	678	-	-
John A Mcnab Tr Mcnab Family Trust	673	673	-	-
Rick Higgins & Lori Higgins Ten Com	661	661	-	-
Guillermo Pernudi	655	655	-	-
Ira Resources Inc Fbo Sheila B Dauth Ira	655	655	-	-
Harish Ekkati	648	648	-	-
David L Mckee	638	638	-	-
Gerald L James & Susan J James Ten Com	638	638	-	-
The Janssen Family Trust Dtd 6/16/08	638	638	-	-
Douglas B Fine	615	615	-	-
Midland Ira Fbo Rick Weber Ira	612	612	-	-
Shyam Sunil Ambati	592	592	-	-
Dean A Miles & Cynthia G Miles Jt Ten	586	586	-	-
Ira Resources Inc Fbo Carole Wllbrock Ira	585	585	-	-
Bette G Greenburg Family Trust Charles Greenburg Tr	584	584	-	-
Fmtc Fbo Robert T Benz Roth Ira	579	579	-	-
Advantaira Trust Llc Fbo David Stenseth Ira	574	574	-	-
2006 Steven I Bombart Living Trust	557	557	-	-
Dennis Sagaria	557	557	-	-
George Holland	557	557	-	-
Kalyan K Karumuri	557	557	-	-
Leslie Eisenberg	557	557	-	-
Peter Mailandt	557	557	-	-
Steve L Jollensten & Marti L Jollensten Ten Com	538	538	-	-
Rajanikanth P Dasari	536	536	-	-
George Meyers	535	535	-	-
J David Cicardo	535	535	-	-
Le Com Enterprises	535	535	-	-
Liberty Trust Co Ltd Cust Fbo Rajesh Cheedalla Ira	533	533	-	-
American Estate And Trust Fbo Deborah L Perreault	528	528	-	-
George Myers	528	528	-	-
Midland Ira Fbo Richard J Scherr	528	528	-	-
Jamt Ltd	522	522	-	-
Rajendra S Sonarikar & Sonali R Sonarikar Jt Ten	522	522	-	-
Chris Burnett	519	519	-	-
Frescas Costa Mesa Inc	515	515	-	-
Frescas Huntington Beach Llc	515	515	-	-
Frescas Tustin Llc	515	515	-	-
Bryan Whipp	510	510	-	-
Matthew James	510	510	-	-
2014 Revocable Trust Of Ernestine Schwartz Cohn	496	496	-	-
Midland Ira Fbo Dean A Miles	494	494	-	-

96

Sale Valley Stores Llc	487	487	-	-
Michael Gragg	484	484	-	-
Rajesh Cheedalla	475	475	-	-
Anil Mereddy	474	474	-	-
William E Morgan	473	473	-	-
Joel Mlynarski	464	464	-	-
Midland Trust Cust Fbo Brad Kovin Ira	464	464	-	-
Midland Trust Cust Fbo Neal Kahalnik Ira	457	457	-	-
Mark Blohm	445	445	-	-
Aw Myers	440	440	-	-
Advantaira Trust Llc Fbo Marc Gottesdiener Ira	435	435	-	-
David Bistritz	434	434	-	-
Michael Morrison	432	432	-	-
Equity Trust Co Fbo Chad Miller Ira	430	430	-	-
Millennium Trust Co Llc Cust Fbo J David Roth Ira	430	430	-	-
Carol Klataske	426	426	-	-
Dean C Lienemann	426	426	-	-
Fred A Church	426	426	-	-
Grossmann Family Investment Group Ltd	426	426	-	-
Ira Resources Inc Fbo Mark William Blohm Beneficiary Ira	426	426	-	-
Joel T Key	426	426	-	-
Joseph M Bistritz	426	426	-	-
Santuccio Ricciardi	426	426	-	-
The Bowman Trust Dtd 6/27/91	426	426	-	-
William F Povondra	426	426	-	-
Austin Lapointe	420	420	-	-
Jacob Massey	418	418	-	-
Mason Stoltenberg	418	418	-	-
Prakash Nallagatla	418	418	-	-
Randall Hoskins	418	418	-	-
Rasi Properties Llc	418	418	-	-
Sridhar Reddy Kohir	418	418	-	-
David K Mathis	408	408	-	-
Prasanna Ambati	406	406	-	-
Midland Ira Fbo Charles C Collins	383	383	-	-
American Industrial Minerals Inc	376	376	-	-
George M Gaines	371	371	-	-
John Biondi & Marion Biondi Ten Com	371	371	-	-
Gene Bula	362	362	-	-
Randolph J Adams	362	362	-	-
Chandra K Madavaram	359	359	-	-
Gary Sides	357	357	-	-
Jf Gilbert Living Trust Dtd 10/20/02 James F Gilbert Tr	357	357	-	-
Jonathan C Truitt	357	357	-	-
Phil H Mitchell & Colette Michell Rev Trust	357	357	-	-
Ronald L Williams	357	357	-	-
Gerald Harrigan	356	356	-	-
Liberty Trust Co Ltd Cust Fbo Devaki Pabbati Ira	354	354	-	-
Pete Overby & Wanda Overby Jt Ten	352	352	-	-
Advanta Ira Trust Llc Fbo David Ratto Ira	348	348	-	-
Andrea S Pulido	348	348	-	-
Elizabeth Estacio	348	348	-	-

97

Richard Solomon	348	348	-	-
Zoe Mohan	348	348	-	-
William D Lanctot	342	342	-	-
Nik Antoniou	334	334	-	-
Thomas B Willis	321	321	-	-
Drew Levine	319	319	-	-
Hgr General Contractors Lp	319	319	-	-
Todd Dick	313	313	-	-
Ira Resources Inc Fbo Randy Cremer Ira	306	306	-	-
Johnny Latzel	306	306	-	-
Carolyn Roeth	292	292	-	-
Gold Family Trust	292	292	-	-
Pogar Petroleum Ltd	292	292	-	-
William A Larson	292	292	-	-
Gautam Mukherjee	290	290	-	-
Harsh Chauhan	290	290	-	-
Susan J James	288	288	-	-
Advantaira Trust Llc Fbo Thomas A Hauptmann	287	287	-	-
Cary Wilson	287	287	-	-
Charles Brinker	287	287	-	-
Sidney & Florence Gold Family Trust	287	287	-	-
Stahl Family Revocable Living Trust	287	287	-	-
Wayne R Hierseman Living Trust	287	287	-	-
Nuview Ira Inc Fbo Joe Underwood Ira	284	284	-	-
Lee R Roper	280	280	-	-
Adam Cohen	279	279	-	-
Jayakrishna Parasu	279	279	-	-
Jeevanandam Ponnuswamy	279	279	-	-
John Evans	279	279	-	-
Liberty Trust Co Ltd Cust Fbo Sreevani Jayanthi Ira	279	279	-	-
Liberty Trust Co Ltd Cust Fbo Vedavathi Jenugula Ira	279	279	-	-
Mitchell Adams	279	279	-	-
Raja P Paspula	279	279	-	-
Solomon Roy Pulapkura	279	279	-	-
Stenseth Living Trust	279	279	-	-
Wayland K Adams	279	279	-	-
David Scheid	278	278	-	-
Stephanie Love	264	264	-	-
Alitza Carroll	258	258	-	-
Blain Rogers	255	255	-	-
Charles Girot	255	255	-	-
Joshua N Kolli	255	255	-	-
Kathylyn Ball & Douglas Ball Jt Ten	255	255	-	-
Phil Benham	255	255	-	-
Rafael Puente	255	255	-	-
Robert Mckeown	255	255	-	-
Randall N Avery	253	253	-	-
Ira Resources Fbo Richard A Young Ira	251	251	-	-
Midland Ira Fbo Andrea Pulido	245	245	-	-
Midland Ira Fbo Jessica Rodriguez	245	245	-	-
Jeffrey Malfitano	239	239	-	-
Advantaira Trust Llc Fbo Christopher R Funk Ira	232	232	-	-
Ricky Lee Higgins	232	232	-	-

98

J&B Portfolio Management Llc	230	230	-	-
Advantaira Trust Llc Fbo Paul Estebo Ira	229	229	-	-
Mark Levens & Roberta Levens Jt Ten	220	220	-	-
Stephanie A Bosh	220	220	-	-
Midland Ira Fbo Roberta D Rigger	219	219	-	-
Midland Ira Fbo Michael W Riggers Ira	217	217	-	-
Denise Brathwaite	214	214	-	-
Bruce W Goldsmith	213	213	-	-
Arkwave Inc	209	209	-	-
Ira Resources Fbo Marcus Benham	209	209	-	-
Jaqueline Pernudi	209	209	-	-
Mitchell Pawlowski	209	209	-	-
Stewart Follick	205	205	-	-
Randy Reynolds	204	204	-	-
Thomas Bramble	204	204	-	-
Martin Newman Trust Account	203	203	-	-
Dennis Hansen	202	202	-	-
Ira Resources Inc Fbo John F Armstrong Iii Ira	202	202	-	-
Ira Resources Inc Fbo Kenneth N Shonk Ira	199	199	-	-
Jennifer L Perreault	195	195	-	-
Jessica M Perreault	195	195	-	-
Julie A Perreault	195	195	-	-
Mark Levens	195	195	-	-
The Walker Family Trust Dtd 12/08/2011	193	193	-	-
Daniel S Hamermesh & Frances W Hamermesh Ten Com	191	191	-	-
Derik Winkler & Laura Winkler Ten Com	191	191	-	-
Joseph Barbanel	191	191	-	-
Midland Ira Fbo Bryan Whipp	191	191	-	-
Srilaxmi Vajinapalli	191	191	-	-
Clifford Leach	186	186	-	-
Richard A Young	184	184	-	-
Claudia K Hershey	181	181	-	-
Karla R Hershey	181	181	-	-
Vinay Yelluri	179	179	-	-
Brian C Duddy	178	178	-	-
Jerome J Brown	178	178	-	-
John L Marshall	178	178	-	-
Maruti Kambhampati	174	174	-	-
Michael J Reagan	170	170	-	-
Gregory Andrews	167	167	-	-
Ira Resources Fbo Kathleen Kluver Ira	167	167	-	-
Applesquare Technologies Llc	164	164	-	-
Arash S Ketabchi	153	153	-	-
Audrey Feci	153	153	-	-
Bartley C Ackerman	153	153	-	-
Bashir Joseph Abboud	153	153	-	-
Daniel L Scott	153	153	-	-
Eric Goldberg	153	153	-	-
John C Guild	153	153	-	-
Michael Turon Ii	153	153	-	-
Midland Ira Fbo Larry Mathias	153	153	-	-
Paul Mathias	153	153	-	-
Robert Edward Hoyt Iii	153	153	-	-
Sarah Klebo	153	153	-	-
Ira Resources Inc Fbo Bartley C Ackerman Ira	147	147	-	-

99

Martin Meler	146	146	-	-
Advantaira Trust Llc Fbo Terry A Thomas Ira	143	143	-	-
James Stokos	143	143	-	-
R H & J S Rundle Trust	143	143	-	-
Simhadri Kiran Guntur	143	143	-	-
Jason M Perreault	141	141	-	-
Jeremy L Perreault	141	141	-	-
Advantaira Trust Fbo Larry Mathias Ira	139	139	-	-
Darren Kerfoot	139	139	-	-
Dinesh R Vippala	139	139	-	-
Fred Stahl	139	139	-	-
Gabriel Chagolla	139	139	-	-
J Robert Schoolfield	139	139	-	-
Jane Ellmann Ex Est Mary Rowland	139	139	-	-
Kourosh Amini	139	139	-	-
Lauren Perreault	139	139	-	-
Linda Ramirez	139	139	-	-
Lorraine Menezes	139	139	-	-
Matthew J Perreault	139	139	-	-
Srinivasa Boggavrapu	139	139	-	-
Venu Dudla	139	139	-	-
Zesanne Racasa	139	139	-	-
Dean Bruschwein	138	138	-	-
Srinivas Bogudameedi	130	130	-	-
Vantage Fbo Daniel J Schutzberg Ira	130	130	-	-
Susmitha Yandamuri	129	129	-	-
Christopher E Angel	128	128	-	-
Hans C Johnson	128	128	-	-
Harry Hawkins Llc	128	128	-	-
J Bryant Haynes	128	128	-	-
Keith Krop	128	128	-	-
Kit Carson L Smith	128	128	-	-
Levine Family Trust	128	128	-	-
Monte C Webb	128	128	-	-
Stephen Romsdahl	128	128	-	-
Thomas R Benz	128	128	-	-
Albert E Martin Jr	123	123	-	-
Corinna N Shields	121	121	-	-
Advantaira Trust Llc Fbo John Kuzniak Ira	116	116	-	-
Martin Newman	116	116	-	-
Midland Ira Fbo Marc Gottesdiener Ira	116	116	-	-
Kevin Gruhot	107	107	-	-
Millennium Trust Co Llc Cust Fbo J David Cicardo Roth Ira	104	104	-	-
Charles Robinson Cheek	102	102	-	-
Daniel Kluver & Kathleen Kluver Ten Com	102	102	-	-
Randy Adams	102	102	-	-
Robert Crane	102	102	-	-
Robert Hammond & Nancy Hammond Jt Ten	102	102	-	-
Ronald Mauch & Marcia Mauch Jt Ten	102	102	-	-
Scott Andrews	102	102	-	-
Mark Caballero	97	97	-	-
Midland Ira Inc Plan Admi Fbo Sidney Gold	93	93	-	-
Robert Sorensen	93	93	-	-
Rodney J Perreault	93	93	-	-
Brandon Grewal	84	84	-	-

100

Evelyn Lukasik	83	83	-	-
Ira Resources Inc Fbo Phong Thai Bach Ira	77	77	-	-
Gretchen Heathman	76	76	-	-
Lucas Owen Hall	76	76	-	-
Mary Brannon	76	76	-	-
Nabeel Hasan	76	76	-	-
Seifalah Refae	76	76	-	-
Steven Picciano	76	76	-	-
Eric A Weiss	70	70	-	-
Jennifer Yoo	70	70	-	-
Melissa Wells	70	70	-	-
Michelle Saunders	70	70	-	-
Ryan A Weiss	70	70	-	-
Ryan Kurth	70	70	-	-
Richard Dreger	64	64	-	-
Jeff Malfitano	59	59	-	-
Midland Ira Fbo Nicole Michelle Stockton	58	58	-	-
Raymond James & Assoc Inc Cust Robert T Benz Roth Ira	57	57	-	-
Erik Clabaugh	56	56	-	-
Ralph Megginson	56	56	-	-
Shawn Gagne	56	56	-	-
Deborah L Perreault	52	52	-	-
Joseph Wasserstrom	51	51	-	-
Richard Edler	51	51	-	-
Advantaira Trust Fbo Marc Gottesdiener	43	43	-	-
Angel Alexander	42	42	-	-
Monarch Bay Securities Llc	42	42	-	-
Richard Silver	42	42	-	-
Jeremiah Matthews	40	40	-	-
Ali Hagar	38	38	-	-
Anna Rosario	38	38	-	-
Annette Walker Perdue	38	38	-	-
Christopher A Vargas	38	38	-	-
Diana Martinelli	38	38	-	-
Edward C Mcauliff Iii	38	38	-	-
Heather Tabachnick	38	38	-	-
Idan Nir	38	38	-	-
Jared Villany	38	38	-	-
Michael W Riggers	38	38	-	-
Samantha Kitt	38	38	-	-
Scott C Popan	38	38	-	-
Sean Mcguirk	38	38	-	-
Tommy Isrel	38	38	-	-
Ls Monitering Corp	36	36	-	-
Advantaira Trust Fbo David Ratto Ira	35	35	-	-
Eric Baquedano	35	35	-	-
Shamika Covington	31	31	-	-
Linda Swanson	29	29	-	-
Rinnapa Ratanabodint	29	29	-	-
Alfred Nault	28	28	-	-
Jay Nault	28	28	-	-
Tony J Baratelle	28	28	-	-
Advantaira Trust Fbo Christopher R Funk Ira	23	23	-	-
Cede & Co	23	23	-	-
Brian Ciappio	21	21	-	-

101

Cynthia Miles	21	21	-	-
Eddie Thomas	21	21	-	-
Kandou Worley	21	21	-	-
Karoline Garcia	21	21	-	-
Ls Monitoring Inc	21	21	-	-
Michael Abraham	21	21	-	-
Michael Bouman	21	21	-	-
Tyeis Coppin	21	21	-	-
Tyrell Warburton	21	21	-	-
David Travaglione	20	20	-	-
John Mercado	20	20	-	-
Jesse Roe & Silas Mclain Ten Com	18	18	-	-
Ira Resources Inc Fbo Kathleen Kluver Ira	17	17	-	-
Advantaira Trust Fbo Larry Mathias Ira	14	14	-	-
Mara Moore	14	14	-	-
Marcela Ticas	14	14	-	-
Mary Ester Rowland	14	14	-	-
Mitchell Palowski	14	14	-	-
Advantaira Trust Fbo John Kuzniak Ira	12	12	-	-
John P Shields & Corina M Shields Jt Ten	12	12	-	-
Mcnab Family Trust	12	12	-	-
Pratha Insurance Llc Inc Cell	12	12	-	-
Richard Andrew Stein	12	12	-	-

* Less than 1%

No selling stockholder is a broker dealer or an affiliate of a broker-dealer.

102

(1) Includes 180,000 shares of common, 75,000 shares of common stock issuable upon exercise of the Senior Warrants and 15,000 shares of common stock issuable upon exercise of the April 2019 Warrants.

(2) Includes 125,000 shares of common stock, 62,500 of common stock issuable upon exercise of the modified Senior Warrants and 71,429 of common stock issuable upon exercise of the original Senior Warrants.

(3) Includes 87,500 shares of common stock and 43,750 shares of common stock issuable upon exercise of the Senior Warrants.

(4) Includes 50,000 shares of common and 25,000 shares of common stock issuable upon exercise of the Senior Warrants.

(5) Includes 47,619 shares of common stock issuable upon exercise of the Senior Warrants.

(6) Includes 47,619 shares of common stock issuable upon exercise of the Senior Warrants.

(7) Includes 45,000 shares of common stock and 22,500 shares of common stock issuable upon exercise of the Senior Warrants.

(8) Includes 12,500 shares of common and 6,250 shares of common stock issuable upon exercise of the Senior Warrants.

(9) Includes 8,000 shares of common stock and 4,000 shares of common stock issuable upon exercise of the Senior Warrants.

(10) Includes 20,000 shares of common stock issued upon the conversion of the 15% Notes and 10,000 shares of common stock issuable upon exercise of the Senior Warrants.

(11) Includes 6,000 shares of common stock and 3,000 shares of common stock issuable upon exercise of the Senior Warrants.

(12) Includes 8,000 shares of common stock and 4,000 shares of common stock issuable upon exercise of the Senior Warrants.

(13) Includes 48,571 shares of common stock, 10,000 shares of common stock issuable upon exercise of the Senior Warrants and 14,286 shares of common stock issuable upon exercise of the six-month warrants.

(14) Includes 47,619 shares of common stock issuable upon exercise of the Senior Warrants.

(15) Includes 4,000 shares of common stock and 2,000 shares of common stock issuable upon exercise of the Senior Warrants.

(16) Includes 20,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of the Senior Warrants.

(17) Includes 47,619 shares of common stock issuable upon exercise of the Senior Warrants

(18) Includes 20,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of the Senior Warrants.

(19) Includes 1,701,500 shares of common stock and 850,750 shares of common stock issuable upon exercise of the Senior Warrants.

(20) Includes 1,200,000 shares of common stock and 600,000 shares of common stock issuable upon exercise of the April 2019 Warrants.

(21) Includes 40,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of the April 2019 Warrants.

(22) Includes 5,357 shares of common and 5,357 shares of common stock issuable upon exercise of the April 2019 Warrants.

(23) Includes 83,333 shares of common stock and 41,667 shares of common stock issuable upon exercise of the April 2019 Warrants.

(24) Includes 142,857 shares of common and 71,428 shares of common stock issuable upon exercise of the Six Month Warrants.

(25) Includes 28,571 shares of common stock and 14,286 shares of common stock issuable upon exercise of the Six Month Warrants.

(26) Includes 28,571 shares of common stock and 14,286 shares of common stock issuable upon exercise of the Six Month Warrants

(27) Includes 14,285 shares of common stock and 7,143 shares of common stock issuable upon exercise of the Six Month Warrants.

(28) Includes 14,285 shares of common stock and 7,143 shares of common stock issuable upon exercise of the Six Month Warrants.

(29) Includes 21,428 shares of common stock and 10,714 shares of common stock issuable upon exercise of the Six Month Warrants.

(30) Includes 7,142 shares of common stock and 3,571 shares of common stock issuable upon exercise of the Six Month Warrants.

(31) Includes 28,571 shares of common stock and 14,286 shares of common stock issuable upon exercise of the Six Month Warrants.

(32) Includes 14,285 shares of common stock and 7,143 shares of common stock issuable upon exercise of the Six Month Warrants.

(33) Includes 14,285 shares of common stock and 7,143 shares of common stock issuable upon exercise of the Six Month Warrants.

(34) Includes 28,571 shares of common stock and 14,286 shares of common stock issuable upon exercise of the Six Month Warrants.

(35) Includes 28,571 shares of common stock and 14,286 shares of common stock issuable upon exercise of the Six Month Warrants.

103

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

104

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earliest of (i) one (1) year from the date the Registration Statement is declared effective by the Commission, (ii) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (iii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act, or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

105

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York.

EXPERTS

Marcum LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. We have included our financial statements in this prospectus and in this registration statement in reliance on the report of Marcum LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be accessed at the Securities and Exchange Commission’s website at www.sec.gov. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission available, free of charge, through our website at www.musclemakergrill.com/investor-relations, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

106

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Muscle Maker, Inc.

308 East Renfro Street, Suite 101
Burleson, Texas 76028

(682) 708-8250832

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

107

Muscle Maker, Inc.

108

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current Assets:
Cash	$1,983,306	$357,842
Accounts receivable, net of allowance for doubtful accounts of $75,000 and $45,000 as of September 30, 2019 and December 31, 2018, respectively	157,826	180,768
Inventory	78,701	45,067
Current portion of loans receivable, net of allowance of $55,000 at September 30, 2019 and December 31, 2018, respectively	19,092	37,155
Current portion of loan receivable from related party	-	650
Prepaid expenses and other current assets	48,664	16,412
Total Current Assets	2,287,589	637,894
Property and equipment, net	1,393,940	637,287
Goodwill	86,348	-
Intangible assets, net	3,054,898	3,102,621
Loans receivable, non-current	127,324	75,756
Security deposits and other assets	35,007	33,532
Total Assets	$6,985,106	$4,487,090

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$2,720,598	$2,887,380
Convertible notes payable	100,000	100,000
Convertible notes payable to Former Parent, net of debt discount of $10,883 and $43,178 at September 30, 2019 and December 31, 2018, respectively	71,574	39,280
Convertible notes payable, net of debt discount of $760,723 at September 30, 2019	3,638,328	-
Convertible notes payable, related parties, net of debt discount of $70,806 at September 30, 2019	329,194	-
Other notes payable, related party	91,000	-
Deferred revenue, current	131,631	907,948
Deferred rent, current	10,143	14,243
Other current liabilities	679,243	607,486
Total Current Liabilities	7,771,711	4,556,337
Convertible notes payable, net of debt discount of $498,178 and $1,313,259 at September 30, 2019 and December 31, 2018, respectively	4,740,772	2,015,007
Convertible notes payable, related parties, net of debt discount of $0 and $233,462 at September 30, 2019 and December 31, 2018, respectively	-	153,566
Other notes payable	-	225,000
Other notes payable, related parties	-	335,000
Deferred revenue, non-current	902,778	-
Deferred rent, non-current	55,738	45,315
Total Liabilities	13,470,999	7,330,225

Commitments and Contingencies

Stockholders’ Deficit:
Common stock, $0.0001 par value, 14,285,714 shares authorized, 1,655,032 and 1,489,686 shares issued and outstanding as of September 30, 2019, and December 31, 2018, respectively	165	148
Additional paid-in capital	23,291,052	20,990,373
Accumulated deficit	(29,777,110)	(23,833,656)
Total Stockholders’ Deficit	(6,485,893)	(2,843,135)
Total Liabilities and Stockholders’ Deficit	$6,985,106	$4,487,090

See Notes to the Condensed Consolidated Financial Statements

F-1

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues:
Company restaurant sales, net of discounts	$821,684	$721,300	$2,438,284	$3,246,041
Franchise royalties and fees	252,744	324,080	1,126,541	1,129,972
Franchise advertising fund contributions	39,030	-	116,423	-
Other revenues	-	-	-	244,633
Total Revenues	1,113,458	1,045,380	3,681,248	4,620,646

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	339,454	266,678	915,063	1,193,908
Labor	347,786	266,817	966,020	1,383,941
Rent	96,832	66,599	283,667	537,588
Other restaurant operating expenses	113,292	60,084	367,611	621,312
Total restaurant operating expenses	897,364	660,178	2,532,361	3,736,749
Costs of other revenues	-	-	-	114,388
Depreciation and amortization	59,033	47,663	190,637	145,615
Other expenses incurred for closed locations	-	269,659	27,519	473,378
Franchise advertising fund expenses	39,030	-	116,423	-
General and administrative expenses	1,514,123	916,268	3,584,698	3,713,743
Total Costs and Expenses	2,509,550	1,893,768	6,451,638	8,183,873
Loss from Operations	(1,396,092)	(848,388)	(2,770,390)	(3,563,227)

Other Income (Expense):
Other income, net	112,673	65,933	3,680	60,314
Interest expense, net	(614,100)	(94,655)	(1,262,521)	(826,155)
Loss on sale of CTI	-	-	-	(456,169)
Amortization of debt discounts	(451,310)	(267,358)	(1,345,683)	(1,914,038)
Total Other Expense, Net	(952,737)	(296,080)	(2,604,524)	(3,136,048)

Loss Before Income Tax	(2,348,829)	(1,144,468)	(5,374,914)	(6,699,275)
Income tax provision	-	-	-	-
Net Loss	(2,348,829)	(1,144,468)	(5,374,914)	(6,699,275)
Net loss attributable to the non-controlling interest	-	-	-	(2,071)
Net Loss Attributable to Controlling Interest	$(2,348,829)	$(1,144,468)	$(5,374,914)	$(6,697,204)

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(1.51)	$(0.96)	$(3.50)	$(5.70)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	1,559,141	1,191,783	1,535,781	1,175,596

See Notes to the Condensed Consolidated Financial Statements

F-2

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Controlling	Non- Controlling
	Shares	Amount	Capital	Deficit	Interest	Interest	Total
Balance - December 31, 2017	1,091,122	$109	$13,920,110	$(17,052,086)	$(3,131,867)	$(69,928)	$(3,201,795)
Beneficial conversion feature - Convertible Notes	-	-	2,537,008	-	2,537,008	-	2,537,008
Warrants issued in connection with convertible debt	-	-	12,332	-	12,332	-	12,332
Warrants issued and recorded as debt discount in connection with notes payable	-	-	305,055	-	305,055	-	305,055
Offering on March 29, 2018, net of underwriter’s discount and offering cost of $58,798	6,308	-	85,576	-	85,576	-	85,576
Conversion of convertible notes payable into common stock	79,060	8	899,332	-	899,340	-	899,340
Stock-based compensation: Amortization of restricted common stock	-	-	39,091	-	39,091	-	39,091
Net loss	-	-	-	(3,183,726)	(3,183,726)	(7,257)	(3,190,983)

Balance - March 31, 2018	1,176,490	$117	$17,798,504	$(20,235,812)	$(2,437,191)	$(77,185)	$(2,514,376)
Issuance of restricted stock	3,755	-	-	-	-	-	-
Shares issued for common stock	25,715	3	179,997	-	180,000	-	180,000
Beneficial conversion feature - Convertible Notes	-	-	39,072	-	39,072	-	39,072
Beneficial conversion feature - Convertible Note to Former Parent	-	-	475,000	-	475,000	-	475,000
Warrants issued in connection with common stock and convertible debt	-	-	3,750	-	3,750	-	3,750
Warrants issued and recorded as debt discount in connection with notes payable	-	-	38,763	-	38,763	-	38,763
Conversion of convertible note payable to Former Parent into common stock	112,154	11	392,531	-	392,542	-	392,542
Stock-based compensation: Amortization of restricted common stock	-	-	27,133	-	27,133	-	27,133
Sale of interest in CTI	-	-	-	420,899	420,899	71,999	492,898
Net loss	-	-	-	(2,368,921)	(2,368,921)	5,186	(2,363,735)

Balance – June 30, 2018	1,318,114	$131	$18,954,750	$(22,183,834)	$(3,228,953)	$-	$(3,228,953)

Restricted stock issued as compensation for services	35,714	4	249,996	-	250,000		250,000
Beneficial conversion feature - Convertible Notes	-	-	143,591	-	143,591	-	143,591
Warrants issued in connection with common stock and convertible debt	-	-	143,699	-	143,699	-	143,699
Stock-based compensation Amortization of restricted common stock	-	-	33,876	-	33,876	-	33,876
Net loss	-	-	-	(1,144,557)	(1,144,557)	-	(1,144,557)

Balance –September 30, 2018	1,353,828	$135	$19,525,912	$(23,328,391)	$(3,802,344)	$-	$(3,802,344)

See Notes to the Condensed Consolidated Financial Statements

F-3

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2018	1,489,686	$148	$20,990,373	$(23,833,656)	$(2,843,135)
Cumulative effect of change in accounting principle	-	-	-	(568,540)	(568,540)
Issuance of restricted stock	1,988	1	(1)	-	-
Restricted stock issued as compensation for services	20,000	2	139,998	-	140,000
Beneficial conversion feature - Convertible Notes	-	-	217,800	-	217,800
Warrants issued and recorded as debt discount in connection with convertible notes payable	-	-	217,641	-	217,641
Stock-based compensation: Amortization of restricted common stock	-	-	165,133	-	165,133
Net loss	-	-	-	(1,483,479)	(1,483,479)

Balance - March 31, 2019	1,511,674	$151	$21,730,944	$(25,885,675)	$(4,154,580)
Common stock issued in exchange for interest earned on other notes payable	68,475	7	479,316	-	479,323
Common stock issued in exchange for interest earned on convertible notes payable	15,952	2	111,664	-	111,666
Beneficial conversion feature - Convertible Notes	-	-	330,220	-	330,220
Warrants issued and recorded as debt discount in connection with convertible notes payable	-	-	330,713	-	330,713
Stock-based compensation: Amortization of restricted common stock	-	-	(123,431)	-	(123,431)
Net loss	-	-	-	(1,542,606)	(1,542,606)

Balance - June 30, 2019	1,596,101	$160	$22,859,426	$(27,428,281)	$(4,568,695)
Common stock issued as compensation to board of directors	17,005	1	119,045	-	119,046
Restricted stock issued as compensation for services	41,426	4	289,996	-	290,000

Common stock issued as compensation for services	500	-	3,500	-	3,500
Stock-based compensation: Amortization of restricted common stock	-	-	19,085	-	19,085
Net loss	-	-	-	(2,348,829)	(2,348,829)

Balance - September 30, 2019	1,655,032	$165	$23,291,052	$(29,777,110)	$(6,485,893)

See Notes to the Condensed Consolidated Financial Statements

F-4

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2019	2018

Cash Flows from Operating Activities
Net loss	$(5,374,914)	$(6,699,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	190,637	145,615
Accretion of interest expense	-	234,044
Interest expense related to issuances of warrants	-	305,055
Stock-based compensation	613,333	350,100
Loss on sale of CTI	-	456,169
Amortization of debt discounts	1,345,683	1,914,038
Bad debt expense	147,922	52,170
Deferred rent	6,323	(2,969)
Expenses paid by Former Parent	-	620,464
Changes in operating assets and liabilities:
Accounts receivable	(125,274)	(149,510)
Inventory	(33,634)	51,786
Prepaid expenses and other current assets	(32,252)	(1,257)
Security deposits and other assets	(1,475)	(12,131)
Accounts payable and accrued expenses	337,859	698,984
Deferred revenue	(442,079)	53,312
Other current liabilities	71,757	230,527
Total Adjustments	2,078,800	4,946,397
Net Cash Used in Operating Activities	(3,296,114)	(1,752,878)

Cash Flows from Investing Activities
Purchases of property and equipment	(864,451)	(78,754)
Issuance of loans receivable	(60,186)	(9,689)
Cash paid in connection with the acquisition of Midtown franchise store	(35,116)	-
Collections from loans receivable	26,681	48,655
Collections from loans receivable - related party	650	6,667
Net Cash Used in Investing Activities	(932,422)	(33,121)

Cash Flows from Financing Activities
Proceeds from issuance of restricted stock	-	180,000
Proceeds from offering, net of underwriter’s discount and offering costs	-	85,576
Repayments to Former Parent, net	-	(132,459)
Repayments of convertible note payable	(50,000)	(50,000)
Proceeds from other notes payable - related party	91,000	(50,000)
Proceeds from convertible notes payable	6,373,000	1,331,000
Proceeds from convertible notes payable - related parties	100,000	650,000
Repayments of convertible notes payable - related party	(100,000)	-
Repayments of other notes payable - related parties	(335,000)	-
Repayments of other notes payables	(225,000)	-
Proceeds from other notes payable	-	460,000
Net Cash Provided by Financing Activities	5,854,000	2,474,117

Net Increase in Cash	1,625,464	688,118
Cash - Beginning of Period	357,842	78,683
Cash - End of Period	$1,983,306	$766,801

See Notes to the Condensed Consolidated Financial Statements

F-5

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2019	2018

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$471,774	$39,129

Supplemental disclosures of non-cash investing and financing activities
Beneficial conversion feature	$548,020	$3,194,671
Warrants issued in connection with convertible debt	$548,354	$159,781
Conversion of convertible notes payable to Former Parent into common stock	$-	$392,542
Conversion of notes payable into common stock	$-	$899,340
Warrants issued and recorded as debt discount in connection with notes payable	$-	$343,818
Convertible Note issued to Former Parent in exchange for payable to Former Parent	$-	$475,000
Common stock issued in exchange for interest earned on other notes payable	$111,666	$-
Common stock issued in exchange for interest earned on convertible notes payable	$479,323	$-

See Notes to the Condensed Consolidated Financial Statements

F-6

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS, GOING CONCERN AND MANAGEMENT’S PLANS

Muscle Maker, Inc. (“MMI”), a former subsidiary of American Restaurant Holdings (“ARH” or “Former Parent”) was incorporated in California on December 8, 2014 and was a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries included Company owned restaurants as well as Custom Technology, Inc., (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. MMB was formed on December 22, 2014 in the State of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“MMF”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015 (the “Closing Date”), MMI, MMB and MMF entered into an agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB.

On March 23, 2017, ARH authorized and facilitated the distribution of 790,901 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of ARH, to the shareholders of the Former Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

On June 8, 2017, MMB converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”).

On July 18, 2017, MMI formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the State of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, MMI. MMB assigned all the existing franchise agreements to Muscle Maker Development (“Assignment and Assumption Agreement”) pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, among MMI, MMB and Muscle Maker Development.

On July 18, 2017, MMI formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the State of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, MMI and MMI assigned all the existing corporate stores to Muscle Maker Corp.

On September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into MMI, with MMI as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC (the “MMBC Common Stock”) owned by the members of MMF was converted into 113 shares of common stock of MMI, resulting in aggregate consideration of 221,567 shares of common stock of MMI to the members of MMF. As a result of the Merger, MMI directly owned 70% of the shares of CTI.

On May 24, 2018, the Company entered into a stock purchase agreement among John Guild, JohnG Solutions LLC and CTI in which the Company agreed to sell its 70% ownership in CTI for a total purchase price of $1.00.

F-7

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS, GOING CONCERN AND MANAGEMENT’S PLANS, continued

On March 14, 2019, MMI formed a wholly owned subsidiary, Muscle Maker USA, Inc. (“Muscle USA.”), in the State of Texas.

In November 2019, MMI formed Muscle Maker Inc., LLC (“MMI NV.”) in the state of Nevada. Pursuant to the Articles of Incorporation filed in the state of Nevada, MMI NV has authorized capital stock consisting of 14,285,714 shares of common stock, with a $0.0001 par value per share.

On November 13, 2019, Muscle Maker, Inc., a California corporation, merged with and into its wholly owned subsidiary, Muscle Maker, Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Muscle Maker, Inc., a California corporation, and Muscle Maker, Inc., a Nevada corporation. Muscle Maker, Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger. All share and per share information has been retroactively adjusted to reflect merger with a $0.0001 par value per share.

MMI and its subsidiaries is the “Company”.

The Company operates under the name Muscle Maker Grill and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of September 30, 2019, the Company’s restaurant system included eight company-owned restaurants, and thirty-one franchise restaurants. A Muscle Maker Grill restaurants offers quality food freshly prepared with the Company’s proprietary recipes created with the guest’s health in mind. The menu is protein based, and features various supplements, health food snacks, along with a nutritious children’s menu.

Going Concern and Management’s Plans

As of September 30, 2019, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $1,983,306, $5,484,122, and $29,777,110, respectively. During the three and nine months ended September 30, 2019, the Company incurred a pre-tax net loss of $2,348,829 and $5,374,914, respectively. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of the issuance of these condensed consolidated financial statements.

Although management believes that the Company has access to capital resources, there are no commitments, other than aforementioned, in place for new financing as of the date of the issuance of these condensed consolidated financial statements and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-8

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2 – REVERSE STOCK SPLIT

Effective January 31, 2018, pursuant to authority granted by the stockholders of the Company, the Company implemented a 3-for-4 reverse split of the Company’s issued common stock (the “Second Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Second Reverse Split for all periods presented.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of September 30, 2019, and for the three and nine months ended September 30, 2019 and 2018. The results of operations for the three and nine months ended September 30, 2019 are not necessarily indicative of the operating results for the full year. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2018, included in this filing. The balance sheet as of December 31, 2018 has been derived from the Company’s audited financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired, and liabilities assumed in a business combination;
●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;
●	the estimated useful lives of intangible and depreciable assets;
●	the recognition of revenue; and
●	the recognition, measurement and valuation of current and deferred income taxes

F-9

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates, continued

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2019 and December 31, 2018.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of September 30, 2019, and December 31, 2018, the Company did not have any derivative liabilities on its balance sheets.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its condensed consolidated financial statements and disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. The amendments in this ASU are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The guidance can be applied using a full or modified retrospective approach. The Company does not believe the adoption of the standard will have a material impact on its condensed consolidated financial statements or disclosures.

F-10

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a Company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is currently evaluating ASU 2018-07 and its impact on the condensed consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). These amendments provide clarifications and corrections to certain ASC subtopics including the following: Income Statement - Reporting Comprehensive Income – Overall (Topic 220-10), Debt - Modifications and Extinguishments (Topic 470-50), Distinguishing Liabilities from Equity – Overall (Topic 480-10), Compensation - Stock Compensation - Income Taxes (Topic 718-740), Business Combinations - Income Taxes (Topic 805-740), Derivatives and Hedging – Overall (Topic 815-10), and Fair Value Measurement – Overall (Topic 820-10). The majority of the amendments in ASU 2018-09 will be effective in annual periods beginning after December 15, 2018. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”). The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2018-10 will supersede the current lease guidance in ASC Topic 840, Leases. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2018-10 is effective for emerging growth companies for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The guidance is required to be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative periods presented in the financial statements. The Company is currently assessing the impact this guidance will have on its condensed consolidated financial statements.

F-11

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements,” (“ASU 2018-11”). The amendments in ASU 2018-11 related to transition relief on comparative reporting at adoption affect all entities with lease contracts that choose the additional transition method and separating components of a contract affect only lessors whose lease contracts qualify for the practical expedient. The amendments in ASU 2018-11 are effective for emerging growth companies for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently assessing the impact this guidance will have on its condensed consolidated financial statements.

Revenue Recognition

During the first quarter 2019, the Company adopted Topic 606 “Revenue from Contracts with Customers” for revenue recognition related to contracts with customers and applied the guidance modified retrospectively. Under the new guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we have made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations. The change between Topic 605 and Topic 606, primarily impacted the way the Company recognized franchise fees. Under Topic 605 franchise fees were recognized upon opening of a restaurant or granting of a new franchise term while under Topic 606 franchise fees are recognizes on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. The impact of the adoption of Topic 606 resulted in an adjustment of $568,540 in retained earnings and deferred revenues.

Restaurant Sales

Retail store revenue at Company operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax, discount and other sales related taxes. The Company recorded retail store revenues of $821,684 and $2,438,284 during the three and nine months ended September 30, 2019, respectively. The Company recorded retail store revenues of $721,300 and $3,246,041 during the three and nine months ended September 30, 2018, respectively.

The Company sells gift cards which do not have an expiration date, and it does not deduct dormancy fees from outstanding gift card balances. The Company recognize revenues form gift cards as restaurant revenues once the Company performs obligation to provide food and beverage to the customer is satisfies upon redemption of the gift card.

Franchise Royalties and Fees

Franchise revenues consists of royalties, franchise fees and rebates. Royalties are based on a percentage of franchisee net sales revenue. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $165,412 and $563,772 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. The Company recorded revenue from royalties of $244,820 and $736,384 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations.

F-12

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Franchise Royalties and Fees, continued

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for the multi-unit development fees and franchise fees. The Company capitalizes these fees upon collection from the franchisee, which then recognizes franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. The Company recorded revenue from franchise fees of $16,132 and $342,649 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. The Company recorded revenue from franchise fees of $20,000 and $125,000 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $71,200 and $220,120 during the three and nine months ended September 30, 2019, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. The Company recorded revenue from rebates of $59,260 and $268,588 during the three and nine months ended September 30, 2018, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. Rebates earned on purchases by Company owned stores are recorded as a reduction of cost of goods sold during the period in which the related food and beverage purchases are made.

Other Revenues

Through its subsidiary CTI which was sold in May 2018, the Company derived revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. The Company recognized revenue when persuasive evidence of an arrangement existed, delivery of the product or service has occurred, the fee was fixed or determinable and collectability was reasonably assured. The Company recorded $0 and $244,633, respectively, of revenues from these technology sales and services during the three and nine months ended September 30, 2018.

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements, as well as unearned vendor rebates and customer deposits received in connection with technology sales and services by CTI (see Note 10 – Deferred Revenue).

Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete, or the service is performed.

F-13

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Franchise Advertising Fund Contributions

Under the Company’s franchise agreements, the Company and its franchisees are required to contribute a certain percentage of revenues to a national advertising fund. The Company’s national advertising services are provided on a system-wide basis and, therefore, not considered distinct performance obligations for individual franchisees. In accordance with Topic 606, the Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee sales occur. The Company records the related advertising expenses as incurred under general and administrative expenses. When an advertising contribution fund is over-spent at year end, advertising expenses will be reported on the condensed consolidated statement of operations in an amount that is greater than the revenue recorded for advertising contributions. Conversely, when an advertising contribution fund is under-spent at a period end, the Company will accrue advertising costs up to advertising contributions recorded in revenue. The Company recorded contributions from franchisees of $39,030 and $116,423, respectively, during the three and nine months ended September 30, 2019, which is included in franchise advertising fund contributions on the accompanying condensed consolidated statements of operations.

Impacts on Financial Statements

The following table summarized the impact of the adoption of the new revenue standard on the Company’s previously reported consolidated financial statements:

	December 31, 2018	New Revenue Standard Adjustment	January 1, 2019
Deferred revenues	$907,948	$568,540	$1,476,488
Accumulated deficit	23,833,656	568,540	24,402,196

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $14,624 and $18,237 for the three and nine months ended September 30, 2019, and approximately $3,638 and $23,237 for the three and nine months ended September 30, 2018 and are included in general and administrative expenses in the accompanying condensed consolidated statements of operations.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants.

The following securities are excluded from the calculation of weighted average diluted common shares at September 30, 2019 and 2018, respectively, because their inclusion would have been anti-dilutive:

F-14

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Net Loss per Share, continued

	September 30,
	2019	2018
Warrants	756,578	215,292
Options	4,821	4,821
Convertible debt	1,120,264	424,582
Total potentially dilutive shares	1,881,663	644,695

Major Vendor

The Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier totaled 75% and 81% of the Company’s purchases for the three and nine months ended September 30, 2019, respectively. Purchases from the Company’s largest supplier totaled 81% and 77% of the Company’s purchases for the three and nine months ended September 30, 2018, respectively.

Controlling and Non-Controlling Interest

The profits and losses of CTI were allocated among the controlling interest and the CTI non-controlling interest in the same proportions as their membership interests from January 1, 2018 through May 24, 2018.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to the current period presentation. These reclassifications had no effect on previously reported net loss.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 15 – Subsequent Events.

F-15

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 4 – ACQUISITION

Midtown Acquisition

On August 22, 2019, the Company acquired a franchisee store in Midtown, New York, as a corporate store (the “Midtown Acquisition”). The purchase price of the store was $121,464, of which $35,116 related to equipment purchased and the remaining $86,348 was accounted for as goodwill. The Company paid cash of approximately $35,000 and also assumed a liability of approximately $86,000 which is recorded in accounts payable and accrued expenses.

NOTE 5 - LOANS RECEIVABLE

At September 30, 2019 and December 31, 2018, the Company’s loans receivable consists of the following:

	September 30, 2019	December 31, 2018
Loans receivable, net	$146,416	$112,911
Less: current portion	(19,092)	(37,155)
Loans receivable, non-current	$127,324	$75,756

During August 2019, the company advanced money to a former franchisee and issued a loan receivable in the amount of $60,186. The loan is payable in 120 monthly payments consisting of principal and interest of 12%, with the payments becoming due as of December 1, 2019.

Loans receivable includes loans to franchisees totaling, in the aggregate, $146,416 and $112,911, net of reserves for uncollectible loans of $55,000 and $55,000 at September 30, 2019 and December 31, 2018. The loans have original terms ranging up to 10 years, earn interest at rates ranging from 2% to 12%, and are being repaid on a weekly or monthly basis.

NOTE 6 – LOAN RECEIVABLE FROM RELATED PARTY

At September 30, 2019 and December 31, 2018, the Company’s loan receivable from related party consisted of the following:

	September 30, 2019	December 31, 2018
Loans receivable from related party, net	$-	650
Less: current portion	-	(650)
Loans receivable from related party, non-current	$-	-

NOTE 7 – PROPERTY AND EQUIPMENT, NET

As of September 30, 2019, and December 31, 2018 property and equipment consists of the following:

	September 30, 2019	December 31, 2018

Furniture and equipment	$559,203	$282,896
Leasehold improvements	1,249,628	626,368
	1,808,831	909,264
Less: accumulated depreciation and amortization	(414,891)	(271,977)
Property and equipment, net	$1,393,940	$637,287

Depreciation expense amounted to $42,950 and $142,914 for the three and nine months ended September 30, 2019, respectively. Depreciation expense amounted to $31,580 and $95,526 for the three and nine months ended September 30, 2018, respectively.

F-16

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8 – INTANGIBLE ASSETS, NET

The Company’s intangible assets include a trademark with an indefinite useful life as well as franchise agreements and a non-compete agreement, which are amortized over useful lives of thirteen years and five years, respectively.

A summary of the intangible assets is presented below:

Intangible Assets	Trademark	Franchise Agreements	Total
Intangible assets, net at December 31, 2018	$2,524,000	$578,621	$3,102,621
Amortization expense	-	(47,723)	(47,723)
Intangible assets, net at September 30, 2019	$2,524,000	$530,898	$3,054,898

Weighted average remaining amortization period at September 30, 2019 (in years)		8.6

Amortization expense related to intangible assets amounted to $16,083 and $47,723 for the three and nine months ended September 30, 2019, respectively. Amortization expense related to intangible assets amounted to $16,083 and $50,089 for the three and nine months ended September 30, 2018, respectively.

NOTE 9 – ACCOUNTS PAYABLES AND ACCRUED EXPENSES

Accounts payables and accrued expenses consist of the following:

	September 30, 2019	December 31, 2018
Accounts payable	$935,432	$841,334
Accrued payroll	186,063	181,452
Accrued vacation	18,757	-
Accrued professional fees	257,994	296,518
Accrued board members fees	125,187	143,108
Accrued rent expense	307,769	618,120
Sales taxes payable (1)	224,717	297,160
Accrued interest	647,173	433,494
Accrued interest, related parties	1,795	-
Other accrued expenses	15,711	76,194
	$2,720,598	$2,887,380

(1)	See Note 13 – Commitments and Contingencies –Taxes for detailed related to delinquent sales taxes.

F-17

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 10 – DEFERRED REVENUE

At September 30, 2019 and December 31, 2018, deferred revenue consists of the following:

	September 30, 2019	December 31, 2018
Franchise fees	$958,998	$801,107
Unearned vendor rebates	75,411	106,841
Less: Unearned vendor rebates, current	(75,411)	(106,841)
Less: Franchise fees, current	(56,220)	(801,107)
Deferred revenues, non-current	$902,778	$-

NOTE 11 – OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	September 30, 2019	December 31, 2018
Gift card liability	$126,089	$122,221
Co-op advertising fund liability	287,927	240,226
Advertising fund liability	265,227	245,039
	$679,243	$607,486

NOTE 12 – NOTES PAYABLE

Convertible Notes

15% Senior Secured Convertible Promissory Notes

From January 1, 2019 through September 30, 2019, the Company entered into Securities Purchase Agreements (“SPAs”) with several accredited investors (the “Investors”) providing for the sale by the Company to the Investors of 15% Senior Secured Convertible Promissory Notes (the “SPA Notes”) in the aggregate amount of $2,973,000, of which a $100,000 was to related parties.

As amended on April 10, 2019, the Investors may elect to convert all or part of the SPA Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $1.00 (the “Fixed Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by twenty five percent (25%) at the time of the listing of the shares of common stock on an exchange (the “Listing Event”) is less than $1.00 (the “Discounted Public Offering Price”) then the conversion price shall be reset to equal the Discounted Public Offering Price. In the event the Investors are required to execute a Lock Up Agreement concurrent with a public offering at the time of the Listing Event, then the Fixed Conversion Price shall be 17.5% of the per share offering price paid by the investors in the public offering in conjunction with an uplisting to a national exchange.

F-18

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 12 – NOTES PAYABLE, continued

Convertible Notes, continued

15% Senior Secured Convertible Promissory Notes, continued

In addition to the SPA Notes, the Investors also received warrants to purchase common stock of 212,357 shares of the Company (the “SPA Warrants”). The Investors are entitled to purchase a number of shares equal to 50% of the conversion shares of common stock of the Company. The SPA Warrants are exercisable for five years at an exercise price of $8.40. In the event the conversion price is adjusted as contemplated above, then the exercise price shall adjust to equal 120% of the adjusted conversion price. The Investors may exercise the SPA Warrants on a cashless basis.

The Company granted the Investors piggyback registration rights with respect to the shares of common stock underlying the SPA Notes and the SPA Warrants.

As of September 30, 2019, the Company had an aggregate gross amount of $5,038,001 in SPA Notes outstanding, less a debt discount in the amount of $1,067,019 and a net balance of $3,970,982 included within convertible notes, net of debt discount. As of December 31, 2018, the Company had an aggregate gross amount of $2,165,000 in SPA Notes outstanding, less a debt discount in the amount of $639,172, and a net balance of $1,525,828 included within convertible notes, net of debt discount.

As of September 30, 2019, the Company had an aggregate gross amount of $100,000 in SPA Notes outstanding, less a debt discount in the amount of $18,474, and a net balance of $81,526 included within convertible notes payable, related parties, net of debt discount. As of December 31, 2018, there were no outstanding SPA Notes included within convertible notes, related parties.

12% Secured Convertible Notes

During April 2019, Muscle USA entered into security purchase agreement (“April 2019 SPA”) with the several accredited investors (“April 2019 Investors”) providing for the sale by the Company to the investors of 12% secured convertible notes (“April 2019 Notes”) in the aggregate amount of $3,500,000 (the “April 2019 Offering”).

The April 2019 Notes bear interest at 12% per annum, paid quarterly, and mature 18 months from issuance. The April 2019 Investors may elect to convert all or part of the April 2019 Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $14.00 per share (the “April 2019 Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by fifty percent (50%) at the time of the Company listing on a national exchange (the “April 2019 Discounted Public Offering Price”) is less than $14.00 then the April 2019 Conversion Price shall be reset to equal the lesser of (i) April 2019 Discounted Public Offering Price or (ii) a price per share equal to a $20 million valuation.

In addition to the April 2019 Notes, the Investors also received 125,000 warrants to purchase common stock of the Company (the “April 2019 Warrants”) that entitle the holders to purchase a number of shares equal to 50% of the conversion shares of common stock of the Company. The April 2019 Warrants are exercisable for five years at an exercise price of 115% of the conversion price.

Upon the occurrence of the listing of the Company’s common stock on a national securities exchange, the sale of all or substantially all of the Company’s stock, the sale or licensing of all or substantially all of the Company’s assets or any combination of the foregoing, the entire unpaid and outstanding principal amount and any accrued interest thereon under the April 2019 Notes shall automatically convert in whole without any further action by the holders.

As long as the April 2019 Notes remain outstanding, the Company has agreed that, among other items, it will only use proceeds from the sale of the April 2019 Notes and exercise of the April 2019 Warrants for specific corporate purposes as set forth in the April 2019 SPA, will not incur or permit indebtedness or liens unless permitted and will not enter into variable priced transactions. The Company and the April 2019 Investors entered into Security and Pledge Agreements providing that the obligations to the April 2019 Investors are secured by substantially all of Muscle USA’s assets.

F-19

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 12 – NOTES PAYABLE, continued

Convertible Notes, continued

12% Secured Convertible Notes, continued

The Company granted the April 2019 Investors piggyback registration rights with respect to the shares of common stock underlying the April 2019 Notes and the April 2019 Warrants.

As of September 30, 2019, the Company had an aggregate amount of $3,500,000 in April 2019 Notes outstanding included within convertible notes payable, net of debt discount.

Other Convertible Notes

On or about January 23, 2019, the Company and certain note holders, including related parties, agreed to extend the maturity date of the convertible notes payable, as amended and extended on or about August 2018, in the aggregate principal amount of $1,550,000, of which $400,000 was to related parties, to be upon the earlier of (a) January 24, 2020 or (b) the first day the company’s stock is publicly traded. All interest due and payable on the notes, shall be converted into shares of common stock at a conversion price of $1.00 per share. The Company reclassed $12,972 of convertible notes payable at December 31, 2018 to convertible notes payable related parties during the quarter ended September 30, 2019.

During April 2019, the Company repaid convertible notes payable in the aggregate principal amount of $150,000, of which $100,000 belong to related parties. In addition, the company issued 15,952 of the company’s common stock as payment for the interest incurred on the convertible notes payable repaid in the aggregate amount of $111,666.

As of September 30, 2019, the Company had an aggregate gross amount of $1,100,000 in other convertible notes payable outstanding, net of debt discount in the amount of $191,882 and a net balance of $908,118 included within convertible notes payable, net of debt discount. As of December 31, 2018, the Company had an aggregate gross amount of $1,163,266 in other convertible notes payable outstanding, net of debt discount in the amount of $674,087 and a net balance of $489,179 included within convertible notes payable, net of debt discount.

As of September 30, 2019, the Company had an aggregate gross amount of $300,000 in other convertible notes payable outstanding, net of debt discounts in the amount of $52,332 and a net balance of $247,668 included within convertible notes payable, related parties, net of debt discount. As of December 31, 2018, the Company had an aggregate gross amount of $387,028 in other convertible notes payable outstanding, net of debt discounts in the amount of $233,462 and a net balance of $153,566 included within convertible notes payable, related parties, net of debt discount.

As of September 30, 2019 and December 31, 2019 the Company has another convertible note payable in the amount of $100,000 which is included within convertible notes payable. See Note 13 – Commitments and Contingencies – Litigation, Claims and Assessments for details related to the $100,000 other convertible note payable.

In accordance with ASC 470-20 “Debt with Conversion and other Options”, the intrinsic value related to the convertible notes results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. The relative fair value of the warrants at the date of grant is also recorded as a debt discount. As of September 30, 2019, the Company has an aggregate debt discounts on the convertible notes and convertible notes, related parties of $574,937 and $754,770, net of amortization expenses, related to the warrants and the beneficial conversion feature, respectively, and as of December 31, 2018 the Company recorded aggregate debt discounts on the convertible notes and convertible notes, related parties of $320,030 and $1,226,691, net of amortization expenses, related to the warrants and the beneficial conversion feature, respectively, on the convertible notes. For the nine months ended September 30, 2019 the Company recorded aggregate debt discounts of $548,354 and $548,020, related to the warrants and the beneficial conversion feature, respectively, on the convertible notes and for the nine months ended September 30, 2018 the Company recorded aggregate debt discounts of $343,818 and $3,194,671, related to the warrants and the beneficial conversion feature, respectively, on the convertible notes, which were amortized over the expected terms of the respective notes.

Convertible Notes Payable to Former Parent

As of September 30, 2019, the Company had an aggregate gross amount of $82,457 in convertible notes payable to Former Parent outstanding, net of debt discount of in the amount of $10,883, and a net balance of $71,574. As of December 31, 2018, the Company had an aggregate gross amount of $82,458 in convertible notes payable to Former Parent outstanding, net of debt discount in the amount of 43,178, and a net balance of $39,280.

In accordance with ASC 470-20 “Debt with Conversion and other Options”, the intrinsic value related to the convertible notes results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. As of September 30, 2019, the Company has an aggregate debt discount of $10,883, net of amortization expenses, related to the beneficial conversion feature and on the convertible notes and as of December 31, 2018 the Company has an aggregate debt discount of $43,178, net of amortization expenses related to the beneficial conversion feature and on the convertible notes, related to the warrants and the beneficial conversion feature, respectively, on the convertible notes. For the nine months ended September 30, 2019 the Company recorded aggregate debt discounts of $0 related to the beneficial conversion feature on the convertible notes and for the nine months ended September 30, 2018 the Company recorded aggregate debt discounts of $475,000 related to the beneficial conversion feature, respectively, on the convertible notes, which were amortized over the expected terms of the respective notes.

Other Notes Payable

On or about January 23, 2019, the Company and certain note holders, including related parties, agreed to extend the maturity date of the notes payable, as amended and extended on or about August 2018, in the aggregate principal amount of $560,000 to be upon the earlier of (a) January 24, 2020 or (b) the first day the company’s stock is publicly traded. All interest due and payable on the notes, shall be converted into shares of common stock at a conversion price of $7.00 per share.

During April 2019, the Company repaid other notes payable in the aggregate principal amount of $560,000, of which $335,000 belong to related parties. In addition, the company issued 68,475 of the company’s common stock as payment for the interest incurred on the other notes payable repaid in the aggregate amount of $479,323.

On May 14, 2019, the Company issued a $91,000 promissory note to a related party. The note has a stated interest rate of 15% over the original term of one year with monthly interest payments. The note becomes due in one year or the first day the Company trades publicly on an exchange.

As of September 30, 2019, the Company had an aggregate amount of $0 and 91,000 in other notes payable and other notes payable, related parties, respectively. As of December 31, 2018, the Company had an aggregate amount of $225,000 and 335,000 in other notes payable and other notes payable, related parties, respectively.

F-20

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

On May 1, 2018, the Company appointed Michael J. Roper as Chief Executive Officer (“CEO”) of the Company and entered into an Employment Agreement with Mr. Roper. During the term of the agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000 and will be eligible for a discretionary performance bonus to be paid in cash or equity. Mr. Roper is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. In addition, Mr. Mohan resigned as Interim President of the Company.

On May 29, 2018, Ferdinand Groenewald, the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer, notified the Company that he is resigning from his positions with the Company and its subsidiaries effective May 29, 2018.

On September 26, 2018, the Company rehired Ferdinand Groenewald as Chief Financial Officer of the Company and entered into an Employment Agreement with Mr. Groenewald. Pursuant to the agreement, Mr. Groenewald will be employed as Chief Financial Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Groenewald will be entitled to a base salary at the annualized rate of $150,000 and will be eligible for a discretionary performance cash bonuses which will include $10,000 upon completion of the audit for the year ended December 31, 2017 and $25,000 and up to 1,428 shares of common stock upon completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”), which may be increased to 3,571 in the event $5 million is raised. Mr. Groenewald’s salary will increase to $175,000 upon closing of the Public Offering. Mr. Groenewald is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees. In addition, pursuant to board approval, Mr. Groenewald is entitled to 15,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000.

On September 26, 2018, the Company appointed Kenneth Miller as Chief Operating Officer of the Company and entered into an Employment Agreement with Mr. Miller. Pursuant to the agreement, Mr. Miller will be employed as Chief Operating Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Miller will be entitled to a base salary at the annualized rate of $200,000, which will be increased to $275,000 upon successful closing of the Public Offering. Mr. Miller is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. Mr. Miller is eligible for a discretionary performance cash and equity bonuses which will include cash of $50,000 and 10,714 shares of common stock upon completion of the Public Offering, which may be increased to 17,857 shares in the event $5 million is raised. Mr. Miller is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

F-21

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements, continued

On October 26, 2018, the Company entered into an Employment Agreement with Michael Roper, which replaced his employment agreement from May 2018. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon listing the Company on a national exchange and raising $3,000,000 (the “IPO”). During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000, which was increased to $275,000 upon achieving various milestones required by the Investors that participated in the September 2018 Offering and will be increased to $350,000 upon the Company completing the IPO. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity, provided, however, no cash bonus will be paid until the closing of the IPO. Mr. Roper is entitled to $100,000 bonus upon closing of the IPO. Mr. Roper is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. In addition, pursuant to board approval on June 29, 2019, Mr. Roper is entitled to 35,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000. In the event the Company raises $3 million or $5 million upon completion of a public offering together with listing on a national exchange, then Mr. Roper will receive 21,428 restricted stock units or 35,714 restricted stock units, respectively. In addition, Mr. Roper will receive 14,285 restricted stock units upon the one- and two-year anniversaries of his employment.

On October 26, 2018, the Company entered into an Employment Agreement with Kevin Mohan. Pursuant to the Employment Agreement, Mr. Mohan will be engaged as Chief Investment Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Mohan will be entitled to a base salary at the annualized rate of $156,000, which will be increased to $175,000 upon the IPO. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Mohan is entitled to $50,000 bonus upon closing of the IPO. In the event the Company raises $3 million or $5 million, then Mr. Mohan will receive 14,285 restricted stock units or 28,571 restricted stock units, respectively. In addition, pursuant to board approval on June 29, 2019, Mr. Mohan is entitled to 35,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000.

On May 5, 2019, the Company entered into an Employment Agreement with Rodney Silva. Pursuant to the Employment Agreement, Mr. Silva will be engaged as Vice President of Brand Development/Franchise Sales of the Company for a period of eighteen months unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Silva will be entitled to a base salary at the annualized rate of $150,000. Mr. Silva will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Silva is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

F-22

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements, continued

On May 6, 2019, the Company appointed Aimee Infante as Chief Marketing Officer of the Company and entered into an Employment Agreement with Ms. Infante. Pursuant to the Employment Agreement, Ms. Infante will be employed as Chief Marketing Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the Employment Agreement. During the term of the Employment Agreement, Ms. Infante will be entitled to a base salary at the annualized rate of $125,000, which will be increased to $150,000 upon the completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”). Following the closing of the Public Offering, Ms. Infante will receive a one-time $10,000 cash bonus and will be entitled to an annual cash bonus based on 25% of her base salary subject to satisfying specific written criteria. The Company agreed to issue Ms. Infante 714 restricted stock units upon closing of the Public Offering, which may be increased to 1,428 restricted stock units if the Public Offering is in excess of $5 million. Ms. Infante is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

Consulting Agreements

On September 12, 2018, the Company entered into a Consulting Agreement with a professional business and financial expert to provide the Company financial and business advice including, but not limited, to discussing financing, potential business opportunities and potential acquisition. In addition, the consultant will help the Company select an underwriter to conduct an offering and will work with Company to prepare for the offering. Pursuant to the terms of the agreement the Company agreed to pay $140,000 in cash and to issue 35,714 restricted shares of the Company’s common stock on or before September 30, 2018. In addition, the Company agrees to pay the following additional fees (i) $70,000 in cash and 10,000 in restricted shares upon performance of the first milestones per the SPA, (ii) $70,000 in cash and 10,000 in restricted shares upon performance of the second milestones per the SPA and (iii) $150,000 in cash and 28,571 in restricted shares upon the completion of both the contract and the Company’s offering. As of September 30, 2019, the company issued an aggregate of 55,714 shares of common stock pursuant to the agreement, paid a $280,000 in cash pursuant to the terms of the agreement.

On May 24, 2019, the Company entered into a Consulting Agreement with a project management group to assist with various financial matters, documentation and presentations as needed. Pursuant to the terms of the agreement, the Company will pay $5,000 per month until the contract is cancelled by either party with written notice.

During July 2019, the Company entered into a Consulting Agreement, effective as of July 1, 2019, with an advisory group to provide strategic business services in connection with a future offering. The term of the agreement is for one year. Pursuant to the terms of the agreement, the Company issued 41,426 restricted shares of common stock and agreed to pay a cash fee of $75,000 upon signing the agreement.

During July 2019, the Company entered into a Consulting Agreement with a consultant with a background in menu and recipe development to develop a new menu and recipes for a new healthy restaurant concept called Healthy Joe’s. The Company will issue an aggregate of 1,642 shares of common stock as payment pursuant to the terms of the agreement and reimburse the consultant for any out of pocket expenses in connection with the services provided pursuant to the agreement. As of September 30, 2019, the Company issued 500 shares to the consultant pursuant to the agreement.

Board Compensation

On July 16, 2019, the board of directors approved a board compensation plan that would compensate the board members for their deferred compensation for 2019, 2018 and 2017. The board members are eligible for cash compensation of $4,500 or $9,000 per year. To be paid as follows: (i) directors serving on the board during 2018 and 2017, will be granted shares is lieu of payment as the letter agreements set forth certain terms pursuant to which the directors will serve as directors of the Company.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive 1,428 shares of common stock per year for service as director, 185 shares of common stock per year for service on each committee and 142 shares of common stock per year for service as chair for such committee. The shares of common stock for committee service will be limited to two committees.

The Company will issue shares of common stock as follows, which shall be prorated for a partial year: (i) directors that served as directors during the year ended December 31, 2017 will each receive 714 shares of common stock, (ii) directors that served as directors during the year ended December 31, 2018 will each receive 1,428 shares of common stock and (iii) directors that served as directors during the year ended December 31, 2019 will each receive 1,428 shares of common stock.

As directors have not received compensation for services to date, the Company agreed to provide equity in lieu of cash compensation and equity compensation for services rendered during 2017, 2018 and 2019. For past director services in lieu of cash unpaid to date: (i) directors that served as directors during the year ended December 31, 2017 will each receive shares of common stock valued at $4,500 to be priced at the price per share of the Company’s public offering in connection with its uplisting (the “Uplisting Offering”), (ii) directors that served as directors during the year ended December 31, 2018 will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering and (iii) directors that served as directors during the year ended December 31, 2019 through the date of the Uplisting Offering will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering. Following the public offering, directors will be paid cash for the balance of 2019.

On August 5, 2019 the Company authorized the issuances of an aggregate of 17,005 shares of common stock, valued at a $7.00 per share, to the members of the board of directors. As of September 30, 2019 the Company accrued a total of $125,187 related to board compensation.

Litigations, Claims and Assessments

In 2017, Limestone Associates LLC (“Limestone”) filed a complaint against ARH in the Civil Court of the City of New York, County of New York, #78549/2017 for commercial non-payment of rent for the amount of $25,748 plus cost and disbursements of this proceeding. In May 2018, Limestone filed a complaint against ARH and Robert E. Morgan (the former CEO of the Company) in the Supreme Court of the State of New York, County of New York, index # 154469 seeking $1,357,243 in damages for rent, interest and other expenses.

F-23

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES, continued

Litigations, Claims and Assessments, continued

In May 2018, the Company, Former Parent and Mr. Morgan were listed as defendants to a lawsuit filed by Crownhall Realty, LLC (“Crownhall”) in the Supreme Court of the State of New York county of New York, #154467. Crownhall is seeking $1,034,087 in damages for rent, interest and other expenses.

On October 3, 2018, the Company, ARH and Mr. Morgan entered into a settlement agreement with Crownhall and Limestone agreeing to forfeit all security deposits, pay an upfront amount of $25,000 and an additional $175,000 to be paid over 20 months. This agreement settles litigation surrounding two closed locations, which the plaintiffs were seeking a total of $2,391,330 in past damages for rent, interest and other expenses. As of September 30, 2019, the Company has accrued for the liability in accounts payable and accrued expenses.

On March 27, 2018 a convertible note holder filed a complaint in the Iowa District Court for Polk County #CVCV056029 against the Company for failure to pay the remaining balance due on a promissory note in the amount of $100,000, together with interest, attorney fees and other costs of $171,035. On June 6, 2018 a default judgement was entered against the Company for the amount of $171,035. The Company repaid an aggregate amount of $71,035, consisting of principal and interest, as of the date of the filing of this report. As of September 30, 2019, the Company has accrued for the liability in convertible notes payable in the amount of $100,000 and accrued interest of $18,045 is included in accounts payable and accrued expenses.

In April 2018, the Company and Former Parent was listed as a defendant in a lawsuit filed by a landlord (“Former Landlord”) in the Superior Court of the State of California. The Former Landlord is seeking $531,594 in damages for rent, interest and other expenses. The original lease was for a 5-year period and commenced on or about September 30, 2015. On January 15, 2019, the Company and the Former Landlord entered a settlement and release agreement. Pursuant to the settlement the Company shall pay the amount of $531,594 as follows (i) first payment of $49,815, net of security deposit of $11,185, on or before January 23, 2019, (ii) second payment of $25,000 on or before February 28, 2019 and (iii) thereafter sixty-nine payments of $6,400 on or before the 15th of each month beginning on March 15, 2019. Conditioned on the Company making twelve timely installment payments of $6,400, the Company would be released of the remaining liability pursuant to the judgement. As of September 30, 2019, the Company has accrued for the liability in accounts payable and accrued expenses.

On May 4, 2018, Stratford Road Partners, LLC (“Stratford”) filed suit against the Company’s subsidiary for non-payment of rent in the small Claims court in the State of North Carolina. Since then the property has been vacated and the landlord offered a settlement of $10,000 with no further lease obligation. On June 5, 2019 the Company signed the settlement agreement and made the payment to the landlord. As of September 30, 2019, the Company has accrued for the liability in accounts payable and accrued expenses.

In May 2018, Resolute Contractors, Inc., Quality Tile, MTL Construction, Genesis Electric, JNB Interiors and Captive Aire filed a Mechanics Lien for labor, service, equipment and materials in the total amount of $98,005. The Company intends to set up various payment plans with these vendors. As of September 30, 2019, the Company has accrued for the liability in accounts payable and accrued expenses.

F-24

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – COMMITMENTS AND CONTINGENCIES, continued

Litigations, Claims and Assessments, continued

On December 12, 2018, the Company was listed as a defendant to a lawsuit filed by a landlord in the Superior Court of the State of California. Fountain Valley is seeking approximately $121,000 in damages for rent, interest and other expenses. On February 15, 2019, the Company entered into a settlement agreement and payment plan in the amount of $85,000. The Company agreed to make the following payments (i) $15,000 on or before March 15, 2019, and (ii) ten monthly installments of $7,000 commencing on April 15, 2019 and continuing monthly on the 15th day of each month though January 15, 2020. The company has accrued for the liability in accounts payable and accrued expenses and has been making repayments pursuant to the settlement agreement.

On January 18, 2019, the Company entered into an expense reimbursement agreement with an employee in connection with unreimbursed expenses incurred on behalf of the Company in the amount of $81,140 recorded in accounts payable and accrued expenses as of March 31, 2019. The Company shall pay the employee as follows (a) $1,750 upon execution of the agreement, (b) $1,000 a week commencing on January 25, 2019 ending May 24, 2019, (c) a onetime payment of $40,000 on the earlier of March 31, 2019 or when the Company fully received the anticipated funding from the a tranche of the 15% Senior Secured Convertible Notes and (d) a onetime payment of $21,390 on the earlier of May 31, 2019 or when the Company has fully received the anticipated funding from the second tranche of the 15% Senior Secured Convertible Notes. As of September 30, 2019, the full amount has been repaid.

On or about March 7, 2019, the Company was listed as a defendant to a lawsuit filed by a contractor in the State of Texas. The contractor is claiming a breach of contract and is seeking approximately $32,809 in damages for services claimed to be rendered by the contractor. The Company is working with legal counsel in order to reach a settlement. As of September 30, 2019, the Company accrued $30,000 for the liability in accounts payable and accrued expenses.

On May 6, 2019, the Company entered into a commission’s payment agreement in the aggregate amount of $45,894 in connection with past due commission recorded in accounts payable and accrued expenses as of March 31, 2019. The Company shall pay the employee the outstanding commission balance as follows (a) $10,894 upon execution of the agreement and (b) $7,000 per month for five months starting on May 31, 2019. As of September 30, 2019, the full amount has been repaid.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

Operating Lease

On August 1, 2019, the Company entered into a settlement agreement with a landlord in connection with the prior executive office in Houston, Texas as the Company vacated the property on April 30, 2018. The Company owed the landlord the sum of $58,522. The landlord agreed to accept $32,283 as full payment of the damages. Pursuant to the settlement we will make three equal payments of $10,761 with the first payment to be made on August 2, 2019, the second payment is to be made on September 1, 2019 and the final payment is to be made on October 1, 2019. As of September 30, 2019, the remaining unpaid amount of $10,761, is included in accounts payable and accrued expenses.

Trademark

During July 2019 the Company filed an application to register a trade name and service mark for “Healthy Joe’s” that will be used in connection with the development and operating of potential Healthy Joe’s restaurants. If the trademark is approved, the Company will license the rights to use the Healthy Joe’s trademark and intellectual property to its wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Healthy Joe’s restaurants.

Taxes

The Company failed in certain instances in paying sales taxes collected from customers in specific states that impose a tax on sales of the Company’s products. The Company had accrued $224,717 and $297,160 which includes penalties and interest as of September 30, 2019 and December 31, 2018, respectively, related to this matter.

F-25

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 14 – EQUITY

Common Stock

See Note 12 – Notes Payable – Convertible Notes, and Notes Payable – Other Notes Payable. See Note 13 – Commitments and Contingencies – Board Compensation and Commitments and Contingencies – Consulting Agreements for details related to stock issuances for the nine months ended September 30, 2019.

Warrant Valuation

The Company has computed the fair value of warrants granted using the Black-Scholes option pricing model. The expected term used for warrants issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Restricted Common Stock

At September 30, 2019, the unamortized value of the restricted common stock was $101,265. The unamortized amount will be expensed over a weighted average period of 1.26 years. A summary of the activity related to the restricted common stock for the nine months ended September 30, 2019 is presented below:

		Weighted Average Grant
	Total	Date Fair Value
Outstanding at January 1, 2019	6,063	$44.38
Granted	61,426	7.00
Forfeited	(1,639)	65.31
Vested	(63,414)	8.61
Outstanding at September 30, 2019	2,436	$41.58

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants amounted to $431,631 and $613,333 for the three and nine months ended September 30, 2019, respectively, of which $429,315 and $611,191 was recorded in general and administrative expenses and $2,316 and $2,142 was recorded in labor expense within restaurant operating expenses. Stock-based compensation related to restricted stock issued to employees, directors and consultants amounted to $33,876 and $350,100 for the three and nine months ended September 30, 2018, respectively, of which $33,102 and $347,779 was recorded in general and administrative expenses and $774 and $2,321 was recorded in labor expense within restaurant operating expenses.

F-26

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 14 – EQUITY, continued

Warrants

A summary of warrants activity during the nine months ended September 30, 2019 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life In Years
Outstanding, December 31, 2018	312,078	$23.66	3.3
Issued	337,357	11.27	5.0
Exercised	-	-	-
Forfeited	-	-	-
Outstanding, September 30, 2019	649,435	$17.22	3.6

Exercisable, September 30, 2019	649,435	$17.22	3.6

The grant date fair value of warrants granted during the nine months ended September 30, 2019 and 2018 was determined on the date of issuance using the Black-Scholes option pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. In applying the Black-Scholes option pricing model, the Company used the following assumptions:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Risk free interest rate	1.61 - 2.32%	2.67 - 2.96%	1.61 - 2.62%	2.20 - 3.13%
Contractual term (years)	5.00	3.00-5.00	5.00	5.00-3.00
Expected volatility	58.24-88.10%	51.50-53.60%	52.64 – 88.10%	51.50 - 55.37%
Expected dividend	0.00%	0.00%	0.00%	0.00%

F-27

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 15 – SUBSEQUENT EVENTS

Acquisition of Bronx

On October 10, 2019, the Company acquired a former franchisee location in the Bronx, New York, as a corporate store (the “Bronx Acquisition”). The purchase price of the store was $600,000, of which $30,000 related to equipment purchased and the remaining $570,000 was accounted for as goodwill. The purchase price is payable as follows: $300,000 that was paid at closing and the remaining $300,000 is payable pursuant to a five-year promissory note with an eight percent interest rate.

Board Compensation

On October 19, 2019 the Company authorized the issuances of an aggregate of 3,748 share of common stock to the members of the board of directors.

NOTE 16 – SUBSEQUENT EVENTS – REVERSE SPLIT AND NOTE AMENDMENTS AND CONVERSIONS

Effective December 11, 2019, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-7 reverse split of the Company’s issued common stock (the “Third Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Third Reverse Split for all periods presented.

On December 5, 2019, an aggregate of $4,343,000 SPA Notes, were amended and converted, into 2,171,500 shares of our common with an amended conversion price of $2.00. In addition, per the amendments the Company modified the original warrants issued of 310,214 with an exercise price of $8.40 to warrants to acquire an aggregate of 1,085,750 shares of common stock of the Company with an exercise price of $2.40.

On December 5, 2019, a $345,000 SPA Notes, was amended and converted, into 138,000 shares of our common stock with an amended conversion price of $2.50. In addition, per the amendments the Company modified the original warrants issued of 24,643 with an exercise price of $8.40 to warrants to acquire an aggregate of 69,000 shares of common stock of the Company with an exercise price of $3.00.

On December 5, 2019, an aggregate of $3,175,000 April 2019 Notes, were amended and converted, into 1,270,000 shares of our common stock with an amended conversion price of $2.50. In addition, per the amendments the Company modified the original warrants issued of 113,393 with an exercise price of $16.10 to warrants to acquire an aggregate of 635,000 shares of common stock of the Company with an exercise price of $2.88.

On December 5, 2019, a $250,000 April 2019 Notes, was amended and converted, into 83,333 shares of our common stock with an amended conversion price of $3.00. In addition, per the amendment the Company modified the original warrants issued of 8,929 with an exercise price of $16.10 to warrants to acquire an aggregate of 41,667 shares of common stock of the Company with an exercise price of $3.45.

On December 5, 2019, an aggregate of $1,375,0000 of our original other coverable notes, were amended and converted, into 398,850 shares of our common stock with an amended conversion price of $3.50. In addition, per the amendments the Company modified the original warrants issued of 10,713 with an exercise price of $65.31 to warrants to acquire an aggregate of 392,850 shares of common stock of the Company with an exercise price of $3.50.

As part of the amendments to the convertible notes, in the event the Company does not close on its underwritten public offering, within 90 days of the effective date of the amendments, then the issuance of the shares of common stock related to these convertible notes will be null and void and the shares shall be returned to the Company for cancellation and a note is to be delivered to the note holder.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Muscle Maker, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Muscle Maker, Inc. and Subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2016.

Melville, NY

August 20, 2019, except for Note 19 as to which the date is November 26, 2019 and except for Note 20 as to which the date is December 13, 2019

F-29

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

Assets
Current Assets:
Cash	$357,842	$78,683
Accounts receivable, net of allowance for doubtful accounts of $45,000 and $4,500 as of December 31, 2018 and December 31, 2017, respectively	180,768	152,256
Inventory	45,067	92,768
Current portion of loans receivable, net of allowance of $55,000 at December 31, 2018 and December 31, 2017, respectively	37,155	20,146
Loans receivable from related parties, net of allowance of $0 and $45,000 at December 31, 2018 and December 31, 2017, respectively	650	9,704
Prepaid expenses and other current assets	16,412	23,287
Total Current Assets	637,894	376,844
Property and equipment, net	637,287	517,002
Intangible assets, net	3,102,621	3,181,880
Loans receivable - non current	75,756	150,522
Security deposits and other assets	33,532	21,401
Total Assets	$4,487,090	$4,247,649

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$2,887,380	$2,710,193
Convertible note payable	100,000	150,000
Other notes payable	-	20,000
Convertible notes payable to Former Parent, net of debt discount of $43,178 at December 31,2018	39,280	-
Deferred revenue	907,948	1,391,860
Deferred rent, current	14,243	25,620
Payable to Former Parent, current	-	16,995
Other current liabilities	607,486	369,123
Total Current Liabilities	4,556,337	4,683,791
Convertible notes payable, net of debt discount of $1,313,259 and $0 at December 31, 2018 and 2017, respectively	2,015,007	1,899,340
Convertible notes payable, related parties, net of debt discount of $233,462 and $0 at December 31, 2018 and 2017, respectively	153,566	300,000
Other notes payable, non - current	225,000	200,000
Other notes payable long term, related parties	335,000	335,000
Deferred rent, non-current	45,315	31,313
Total Liabilities	7,330,225	7,449,444

Commitments and Contingencies

Stockholders’ Deficit:
Common stock, $0.0001 par value, 14,285,714 shares authorized, 1,489,686 and 1,091,122 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	148	109
Additional paid-in capital	20,990,373	13,920,110
Accumulated deficit	(23,833,656)	(17,052,086)
Total Controlling Interest	(2,843,135)	(3,131,867)
Non-controlling interest	-	(69,928)
Total Stockholders’ Deficit	(2,843,135)	(3,201,795)
Total Liabilities and Stockholders’ Deficit	$4,487,090	$4,247,649

See Notes to the Consolidated Financial Statements

F-30

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years ended
	December 31,
	2018	2017
Revenues:
Company restaurant sales, net of discounts	$3,869,758	$5,215,285
Franchise royalties and fees	1,908,278	1,988,167
Other revenues	244,633	725,685
Total Revenues	6,022,669	7,929,137

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	1,432,653	1,946,643
Labor	1,646,264	2,634,730
Rent	681,176	927,610
Other restaurant operating expenses	853,197	1,283,286
Total restaurant operating expenses	4,613,290	6,792,269
Costs of other revenues	114,388	330,367
Depreciation and amortization	200,885	446,369
Impairment of intangible assets	-	410,225
Impairment of property and equipment	-	1,375,790
Impairment of goodwill	-	2,521,468
Other expenses incurred for closed locations	321,821	-
General and administrative expenses	4,358,131	7,983,673
Total Costs and Expenses	9,608,515	19,860,161
Loss from Operations	(3,585,846)	(11,931,024)

Other (Expense) Income:
Other income	96,221	88,874
Interest expense, net	(983,499)	(15,336)
Loss on sale of CTI	(456,169)	-
Amortization of debt discounts	(2,275,247)	(3,956,792)
Total Other Expense, Net	(3,618,694)	(3,883,254)

Loss Before Income Tax	(7,204,540)	(15,814,278)
Income tax provision	-	246,527
Net Loss	(7,204,540)	(15,567,751)
Net loss attributable to the non-controlling interest	(2,071)	(2,357,303)
Net Loss Attributable to Controlling Interest	$(7,202,469)	$(13,210,448)

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(5.66)	$(15.31)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	1,272,741	862,818

See Notes to the Consolidated Financial Statements

F-31

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Controlling	Non- Controlling
	Shares	Amount	Capital	Deficit	Interest	Interest	Total
Balance - December 31, 2016	657,835	$66	$7,999,287	$(3,841,638)	$4,157,715	$159,717	$4,317,432
Issuance of restricted stock	7,626	1	(1)	-	-	-	-
Shares issued for cash	8,035	1	419,999	-	420,000	-	420,000
Exercise of warrants for purchase of common stock	765	-	50,000	-	50,000	-	50,000
Restricted stock issued as compensation for services	7,472	1	169,999	-	170,000	-	170,000
Shares issued in connection with merger	221,567	22	(2,127,680)	-	(2,127,658)	2,127,658	-
Options issued to franchisees	-	-	47,583	-	47,583	-	47,583
Conversion of convertible notes payable to Former Parent into common stock	187,822	18	5,361,159	-	5,361,177	-	5,361,177
Beneficial conversion feature - First, Second and Third 2017 ARH Notes	-	-	1,085,985	-	1,085,985	-	1,085,985
Warrants issued in connection with convertible debt	-	-	170,958	-	170,958	-	170,958
Stock-based compensation: Amortization of restricted common stock	-	-	742,821	-	742,821	-	742,821
Net loss	-	-	-	(13,210,448)	(13,210,448)	(2,357,303)	(15,567,751)
Balance - December 31, 2017	1,091,122	$109	$13,920,110	$(17,052,086)	$(3,131,867)	$(69,928)	$(3,201,795)
Shares issued for cash	25,715	2	179,998	-	180,000	-	180,000
Issuance of restricted stock	3,755	-	-	-	-	-	-
Beneficial conversion feature -Convertible Notes	-	-	2,959,506	-	2,959,506	-	2,959,506
Beneficial conversion feature -Convertible Note to Former Parent	-	-	475,000	-	475,000	-	475,000
Warrants issued in connection with common stock and convertible debt	-	-	399,554	-	399,554	-	399,554
Warrants issued and recorded as debt discount in connection with notes payable	-	-	343,818	-	343,818	-	343,818
Offering on March 29, 2018, net of underwriter’s discount and offering cost of $58,798	6,308	1	85,575	-	85,576	-	85,576
Restricted stock issued as compensation for services	35,714	4	249,996	-	250,000	-	250,000
Conversion of convertible note payable to Former Parent into common stock	112,154	11	392,531	-	392,542	-	392,542
Conversion of convertible notes payable into common stock	214,918	21	1,850,319	-	1,850,340	-	1,850,340
Stock-based compensation: Amortization of restricted common stock	-	-	133,966	-	133,966	-	133,966
Sale of interest in CTI	-	-	-	420,899	420,899	71,999	492,898
Net loss	-	-	-	(7,202,469)	(7,202,469)	(2,071)	(7,204,540)

Balance - December 31, 2018	1,489,686	$148	$20,990,373	$(23,833,656)	$(2,843,135)	$-	$(2,843,135)

See Notes to the Consolidated Financial Statements

F-32

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

	For the Years ended
	December 31,
	2018	2017

Cash Flows from Operating Activities
Net loss	$(7,204,540)	$(15,567,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	200,885	446,369
Accretion of interest expense of other notes payable	234,044	-
Interest expense related to issuances of warrants	305,055	-
Stock-based compensation	383,966	742,821
Loss on sale of CTI	456,169	-
Options issued to franchisees	-	47,583
Restricted stock issued as compensation for services	-	170,000
Amortization of debt discounts	2,275,247	3,956,792
Impairment of intangible asset	-	410,225
Impairment of property and equipment	-	1,375,790
Impairment of Goodwill	-	2,521,468
Write off of security deposits	-	137,160
Bad debt expense	64,412	128,855
Deferred rent	2,625	(126,705)
Deferred income tax provision	-	(246,527)
Expenses paid by Former Parent	620,464	490,071
Changes in operating assets and liabilities:
Accounts receivable	(179,548)	(8,008)
Inventory	47,701	(28,648)
Prepaid expenses and other current assets	6,575	27,029
Security deposits and other assets	(12,131)	(9,789)
Accounts payable and accrued expenses	309,778	1,556,488
Deferred revenue	(475,802)	88,893
Other current liabilities	238,363	210,885
Total Adjustments	4,477,803	11,890,752
Net Cash Used in Operating Activities	(2,726,737)	(3,676,999)

Cash Flows from Investing Activities
Purchases of property and equipment	(252,645)	(968,831)
Issuance of loans receivable	(9,689)	(58,753)
Issuance of loans receivable - related parties	-	(5,533)
Collections from loans receivable	67,446	167,452
Collections from loans receivable - related party	6,667	22,496
Net Cash Used in Investing Activities	(188,221)	(843,169)

Cash Flows from Financing Activities
Proceeds from exercise of warrants	-	50,000
Proceeds from issuance of restricted stock	180,000	420,000
Proceeds from offering, net of underwriter’s discount and offering costs	85,576	-
Repayments to Former Parent, net	(132,459)	(250,013)
Repayments of convertible notes payable	(50,000)	-
Repayments of other note payable	(50,000)	-
Proceeds from convertible notes payable	2,051,000	2,049,340
Proceeds from convertible notes payable - related parties	650,000	300,000
Proceeds from other notes payable	460,000	220,000
Proceeds from other notes payable - related parties	-	335,000
Proceeds from convertible notes payable to Former Parent	-	1,138,800
Net Cash Provided by Financing Activities	3,194,117	4,263,127

Net Increase (Decrease) in Cash	279,159	(257,041)
Cash - Beginning of Period	78,683	335,724
Cash - End of Period	$357,842	$78,683

See Notes to the Consolidated Financial Statements

F-33

MUSCLE MAKER, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

	For the Years ended
	December 31,
	2018	2017

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$40,605	$25,116

Supplemental disclosures of non-cash investing and financing activities
Beneficial conversion feature	$3,434,506	$1,085,985
Warrants issued in connection with common stock and convertible debt	$399,554	$170,958
Conversion of convertible notes payable to Former Parent into common stock	$392,542	$5,361,177
Conversion of notes payable into common stock	$1,850,340	$-
Loan receivable advanced by Former Parent	$-	$162,500
Accounts payable associated with purchases of property and equipment	$-	$187,241
Other note payable exchanged for convertible note	$635,294	$-
Warrants issued and recorded as debt discount in connection with notes payable	$343,818	$-
Convertible note issued to Former Parent in exchange for payable to Former Parent	$475,000	$517,915

F-34

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS, GOING CONCERN AND MANAGEMENT’S PLANS

Muscle Maker, Inc. (“MMI”), a former subsidiary of American Restaurant Holdings (“ARH” or “Former Parent”) was incorporated in California on December 8, 2014 and was a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries included Company owned restaurants as well as Custom Technology, Inc., (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. MMB was formed on December 22, 2014 in the State of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“MMF”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015 (the “Closing Date”), MMI, MMB and MMF entered into an agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB.

On March 23, 2017, ARH authorized and facilitated the distribution of 790,901 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of ARH, to the shareholders of the Former Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

On June 8, 2017, MMB converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”).

On July 18, 2017, MMI formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the State of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, MMI. MMB assigned all the existing franchise agreements to Muscle Maker Development (“Assignment and Assumption Agreement”) pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, among MMI, MMB and Muscle Maker Development.

On July 18, 2017, MMI formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the State of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, MMI and MMI assigned all the existing corporate stores to Muscle Maker Corp.

On September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into MMI, with MMI as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC (the “MMBC Common Stock”) owned by the members of MMF was converted into 113 shares of common stock of MMI, resulting in aggregate consideration of 221,567 shares of common stock of MMI to the members of MMF. As a result of the Merger, MMI directly owned 70% of the shares of CTI.

On May 24, 2018, the Company entered into a stock purchase agreement among John Guild, JohnG Solutions LLC and CTI in which the Company agreed to sell its 70% ownership in CTI for a total purchase price of $1.00. See Note 4 -Sale of CTI for more details.

F-35

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS, GOING CONCERN AND MANAGEMENT’S PLANS, Continued

On March 14, 2019, MMI formed Muscle Maker USA, Inc. (“Muscle USA.”) in the State of Texas. Muscle USA issued 1,000 membership units to its sole member and manager, MMI.

MMI and its subsidiaries is the “Company”.

The Company operates under the name Muscle Maker Grill and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of December 31, 2018, the Company’s restaurant system included six company-owned restaurants, and thirty-four franchised restaurants. One company-owned restaurant was subsequently opened for operation. Three franchised restaurants were subsequently opened for operations and six franchised restaurants were closed as of the date of the issuance of these consolidated financial statements. In addition, the Company currently has thirty-three United States based and two Kuwait based franchise locations open as of the date of the issuance of these consolidated financial statements. Muscle Maker Grill restaurants offer quality food freshly prepared with the Company’s proprietary recipes created with the guest’s health in mind. The menu is protein based, and features various supplements, health food snacks, along with a nutritious children’s menu.

Going Concern and Management’s Plans

As of December 31, 2018, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $357,842, $3,918,443, and $23,833,656, respectively. For the year ended December 31, 2018, the Company incurred a pre-tax net loss of $7,204,540. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of the issuance of these consolidated financial statements.

The Company’s operations have primarily been funded through proceeds from the issuance of equity and debt. Subsequent to December 31, 2018, the Company received an aggregate of $6,239,000 associated with the issuances of convertible promissory notes payable and warrants and other notes to various lenders (See Note 18 – Subsequent Events -15% Senior Secured Convertible Notes and Note 18 – Subsequent Events – 12% Secured Convertible Notes).

Although management believes that the Company has access to capital resources, there are no commitments, other than aforementioned, in place for new financing as of the date of the issuance of these consolidated financial statements and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

F-36

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS, GOING CONCERN AND MANAGEMENT’S PLANS, Continued

Going Concern and Management’s Plans, continued

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 2 – REVERSE STOCK SPLITS

Effective September 20, 2017, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-7 reverse split of the Company’s issued common stock (the “Reverse Split”).

Effective January 31, 2018, pursuant to authority granted by the stockholders of the Company, the Company implemented a 3-for-4 reverse split of the Company’s issued common stock (the “Second Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Second Reverse Split for all periods presented.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;
●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;

F-37

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates, continued

●	the estimated useful lives of intangible and depreciable assets;
●	the recognition of revenue; and
●	the recognition, measurement and valuation of current and deferred income taxes

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2018 or 2017.

Inventory

Inventories, which are stated at the lower of cost or net realizable value, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first out method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and equipment	5 - 7 years
Leasehold improvements	1.7 – 10.4 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with ASC 350 “Intangibles - Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. The Accounting Standards Codification (“ASC”) requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

F-38

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets, continued

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of December 31, 2018, and December 31, 2017, the Company did not have any derivative liabilities on its balance sheets.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

F-39

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition, continued

Restaurant Sales

Retail store revenue at company operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax, discount and other sales related taxes.

The Company sells gift cards which do not have an expiration date, and it does not deduct dormancy fees from outstanding gift card balances. The Company recognize revenues form gift cards as restaurant revenues once the Company performs obligation to provide food and beverage to the customer is satisfies upon redemption of the gift card.

Franchise Royalties and Fees

Franchise royalties and fees principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee net sales revenue. Initial franchise fees are recognized upon either termination of franchise agreement prior to opening or upon opening of a restaurant or granting of a new franchise term, which is when the Company has performed substantially all material obligations and initial services required by the franchise agreement. The Company recognizes renewal fees as income when a renewal agreement becomes effective.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $308,958 and $337,786 during the years ended December 31, 2018 and 2017, respectively, which is included in franchise royalties and fees on the accompanying consolidated statements of operations. Rebates earned on purchases by company owned stores are recorded as a reduction of cost of goods sold during the period in which the related food and beverage purchases are made.

Other Revenues

Through its subsidiary CTI, which was sold in May 2018, the Company derived revenue from the sale of POS computer systems, cash registers, digital menu boards and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. The Company recognized revenue when persuasive evidence of an arrangement existed, delivery of the product or service occurred, the fee was fixed or determinable and collectability was reasonably assured. The Company recorded $244,633 and $725,685 of revenues from these technology sales and services during the years ended December 31, 2018 and 2017, respectively.

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, for which the restaurant has not yet opened, as well as unearned vendor rebates and customer deposits received in connection with technology sales and services by CTI (see Note 13 – Deferred Revenue).

The Company collects initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when the Company has performed substantially all initial services required by the franchise agreement. Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete, or the service is performed.

F-40

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $26,000 and $609,000 for the years ended December 31, 2018 and 2017, respectively, and are included in general and administrative expenses in the consolidated statements of operations. Advertising costs incurred related to our national advertising fund are netted with contributions from our Company-owned stores and our franchisees.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants and stock options from the conversion of convertible debt.

The following securities are excluded from the calculation of weighted average diluted common shares at December 31, 2018 and 2017, respectively, because their inclusion would have been anti-dilutive:

	December 31,
	2018	2017
Warrants	312,078	74,435
Options	4,821	4,821
Convertible debt	618,153	206,535
Total potentially dilutive shares	935,052	285,791

Concentration of Credit Risk

The Company is subject to credit risk through loan’s receivable consisting primarily of amounts due from franchisees. The financial condition of these franchisees is largely dependent upon the underlying business trends of our brand and market conditions within the quick service restaurant industry. At December 31, 2018, one franchisee accounted for 95% of loans receivable and at December 31, 2017, one franchisee accounted for 78% of loans receivable. At December 31, 2018 and 2017, a loan to a consultant, who is also a stockholder of CTI, accounted for 0% and 4%, respectively, of loans receivable.

Major Vendor

The Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier totaled 78% and 82% of the Company’s purchases for the years ended December 31, 2018 and 2017, respectively.

F-41

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Controlling and Non-Controlling Interest

MMI used to own a 74% controlling interest in MMB through the Effective Merger Date and used to own a 70% controlling interest in CTI. The profits and losses of CTI are allocated among the controlling interest and the CTI non-controlling interest in the same proportions as their membership interests. All of the profits and losses of MMB and its subsidiaries were allocated among the controlling interest and MMB non-controlling Interest in proportion to the ownership interests through the Effective Merger Date.

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally recorded on the grant date and re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the award is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period.

F-42

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. In July 2015, the FASB deferred the effective date of ASU 2014-09 for private companies and emerging growth public companies until annual periods beginning on or after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. It will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective. The Company will evaluate the effects, if any, that adoption of this guidance will have on its consolidated financial statements.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. We are currently evaluating the effect that adopting this new accounting guidance will have on its consolidated cash flows and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350)” (“ASU 2017-04”) Simplifying the Test for Goodwill Impairment. The update simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. It affects public entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. A public entity that is a U.S. Securities and Exchange Commission (“SEC”) filer should adopt the amendments in this update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are currently reviewing the new standard and assessing the impact of its adoption.

F-43

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. The amendments in this ASU are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in any interim period. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. This guidance is effective for all entities for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The amendments in ASU 2018-02 should be applied either in the period of adoption or retrospectively to each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this guidance is not expected to have a material impact the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is currently evaluating ASU 2018-07 and its impact on the consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). These amendments provide clarifications and corrections to certain ASC subtopics including the following: Income Statement - Reporting Comprehensive Income – Overall (Topic 220-10), Debt - Modifications and Extinguishments (Topic 470-50), Distinguishing Liabilities from Equity – Overall (Topic 480-10), Compensation - Stock Compensation - Income Taxes (Topic 718-740), Business Combinations - Income Taxes (Topic 805-740), Derivatives and Hedging – Overall (Topic 815-10), and Fair Value Measurement – Overall (Topic 820-10). The majority of the amendments in ASU 2018-09 will be effective in annual periods beginning after December 15, 2018. The Company is currently evaluating and assessing the impact this guidance will have on its consolidated financial statements.

F-44

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”). The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2018-10 will supersede the current lease guidance in ASC Topic 840, Leases. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2018-10 is effective for emerging growth companies for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The guidance is required to be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative periods presented in the financial statements. The Company is currently assessing the impact this guidance will have on its consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements,” (“ASU 2018-11”). The amendments in ASU 2018-11 related to transition relief on comparative reporting at adoption affect all entities with lease contracts that choose the additional transition method and separating components of a contract affect only lessors whose lease contracts qualify for the practical expedient. The amendments in ASU 2018-11 are effective for emerging growth companies for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently assessing the impact this guidance will have on its consolidated financial statements.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 18 – Subsequent Events and Note 19 – Subsequent Event - Redomicile.

F-45

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 – SALE OF CTI

On May 24, 2018, the Company entered into a stock purchase agreement between John Guild, JohnG Solutions LLC and CTI in which the Company agreed to sell their 70% ownership in CTI for a total purchase price of $1.00. During the year ended December 31, 2018, the Company recorded a loss of $456,169 related to the sale of CTI, as follows:

Cash	$(1,973)
Accounts receivable, net	(84,653)
Accounts receivable from CTI	(429,171)
Property and equipment, net	(2,912)
Intangible assets, net	(13,086)
Loans receivable from related party, net	(2,387)
Security deposits and other assets	(300)
Accounts payable and accrued expenses	133,930
Deferred revenue	8,110
Net fair value of assets and liabilities sold	(392,442)
Accumulated deficit	8,272
Subtotal	(384,170)
Non-controlling interest	(71,999)
Loss on sale of CTI	$(456,169)

NOTE 5 - LOANS RECEIVABLE

At December 31, 2018 and 2017, the Company’s loans receivable consists of the following:

	December 31,	December 31,
	2018	2017
Loans receivable, net	$112,911	$170,668
Less: current portion	(37,155)	(20,146)
Loans receivable, non-current	$75,756	$150,522

Loans receivable includes loans to franchisees totaling, in the aggregate, $112,911 and $170,668, net of reserves for uncollectible loans of $55,000 and $55,000 at December 31, 2018 and 2017, respectively. The loans have original terms ranging from 1 year to 5 years, earn interest at rates ranging from 1% to 5%, and are being repaid on a weekly or monthly basis.

F-46

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6 – LOANS RECEIVABLE FROM RELATED PARTIES

At December 31, 2018 and 2017, the Company’s loans receivable from related parties consist of the following:

	December 31,	December 31,
	2018	2017
Loans receivable from related parties, net	$650	$9,704
Less: current portion	(650)	(9,704)
Loans receivable from related parties, non-current	$-	$-

Included in loans receivable from related parties at December 31, 2018 and 2017, is $650 and $9,704, net of reserve for uncollectible related party loans of $0 and $45,000 at December 31, 2018 and 2017, respectively

NOTE 7 – PROPERTY AND EQUIPMENT, NET

At December 31, 2018 and 2017, property and equipment consist of the following:

	December 31,	December 31,
	2018	2017

Furniture and equipment	$282,896	$189,401
Leasehold improvements	626,368	472,218
	909,264	661,619
Less: accumulated depreciation and amortization	(271,977)	(144,617)
Property and equipment, net	$637,287	$517,002

Depreciation expense amounted to $134,712 and $335,825 for the years ended December 31, 2018 and 2017, respectively.

F-47

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8 – GOODWILL AND OTHER INTANGIBLE ASSETS, NET

The Company’s intangible assets include a trademark with an indefinite useful life as well as franchise agreements and a non-compete agreement, which are amortized over useful lives of thirteen years and five years, respectively.

A summary of the intangible assets is presented below:

Intangible Assets	Trademark	Franchise Agreements	Non-Compete Agreement	Total
Intangible assets, net at December 31, 2016	$2,524,000	$1,157,204	$21,445	$3,702,649
Amortization expense	-	(104,550)	(5,994)	(110,544)
Impairment of intangible assets	-	(410,225)	-	(410,225)
Intangible assets, net at December 31, 2017	2,524,000	642,429	15,451	3,181,880
Amortization expense	-	(63,808)	(2,365)	(66,173)
Sale of CTI	-	-	(13,086)	(13,086)
Intangible assets, net at December 31, 2018	$2,524,000	$578,621	$-	$3,102,621

Weighted average remaining amortization period at December 31, 2018 (in years)		9.1	0.0

Amortization expense related to intangible assets was $66,173 and $110,544 for the years ended December 31, 2018 and 2017, respectively

The Company sustained operating and cash flow losses from inception which formed a basis for performing an impairment test of its Intangible Assets. As of December 31, 2018 and 2017, the Company performed a recoverability test on the trademark measuring the discounted projected cash flows of company owned stores and new franchisees, using the relief from royalty method, against the carrying value of the trademark; accordingly, no impairment was required. As of December 31,2018, the Company performed a recoverability test on the franchise agreements that passed the test based on its projected future undiscounted cash flows generated through the asset’s use and eventual disposal and no further action was required. As of December 31, 2017, the Company performed a recoverability test on the franchise agreements that failed the test based on its projected future undiscounted cash flows generated through the asset’s use and eventual disposal. We measured and recorded an impairment charge based on a measurement of fair value of those assets using an income approach. The key assumptions used in the estimates of projected cash flows utilized in both the test and measurement steps of the impairment analysis were projected revenues and royalty payments. These forecasts were based on actual revenues and take into account recent developments as well as the Company’s plans and intentions. Based upon the results of the undiscounted cash flow analysis, the Company recorded an impairment charge on the franchise agreements of $410,225 during the year ended December 31, 2017.

The estimated future amortization expense is as follows:

For the Year Ended December 31,	Franchise Agreements
2019	$63,806
2020	63,981
2021	63,806
2022	63,806
2023	63,806
Thereafter	259,416
$578,621

During the fourth quarter of 2017, the Company performed the annual assessment and determined that goodwill was impaired, and recorded impairment of goodwill of $2,521,468. The impairment charges resulted from decrease in the Company’s estimated undiscounted cash flows from the expected future operations of the assets. These estimates considered factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors.

F-48

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9 – ACCOUNTS PAYABLES AND ACCRUED EXPENSES

Accounts payables and accrued expenses consist of the following:

	December 31,
	2018	2017
Accounts payable	$841,334	$1,425,281
Accrued payroll	181,452	150,709
Accrued vacation	-	93,477
Accrued professional fees	296,518	318,379
Accrued board members fees	143,108	31,500
Accrued rent expense	618,120	284,999
Sales taxes payable (1)	297,160	355,692
Accrued interest	249,535	24,275
Accrued interest, Related parties	183,959	-
Other accrued expenses	76,194	25,881
	$2,887,380	$2,710,193

(1)	See Note 16 – Commitments and Contingencies –Taxes for detailed related to delinquent sales taxes.

NOTE 10 – CONVERTIBLE NOTES PAYABLE TO FORMER PARENT

On February 15, 2017, the Company issued a promissory note in the amount of $980,949 (the “First 2017 ARH Note”) and on March 15, 2017, MMI issued a promissory note in the amount of $338,834 (the “Second 2017 ARH Note”), both to the Former Parent. The First 2017 ARH Note and the Second 2017 ARH Note bear no stated interest rate or maturity date and are convertible into 37,536 and 10,372 shares of the Company’s common stock at a conversion price of $26.11 per share and $32.69 per share, respectively, at a time to be determined by the Former Parent.

The First 2017 ARH Note and the Second 2017 ARH note include a three-year warrant for the purchase of 13,137 and 2,256 shares, respectively, of the Company’s common stock at an exercise price of $65.31 per share. The warrants issued in connection with the First 2017 ARH Note and the Second 2017 ARH note had a grant date value of $122,820 and $23,120, respectively. The Company allocated the proceeds to the First 2017 ARH Note and the Second 2017 ARH and related warrants based on the relative fair values at the time of issuance, resulting in an effective conversion price of $22.89 and $30.45 per share, respectively. The fair value of the Company’s common stock on the dates the notes were issued was $50.05 per share, creating an intrinsic value of $27.16 and $19.60 per share, respectively.

On July 18, 2017, the Company issued a convertible promissory note (the “Third 2017 ARH Note”) to the Former Parent in exchange for cash proceeds of $336,932. The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of the Company’s common stock at a conversion price of $52.29 per share at a time to be determined by the lender. The Third 2017 ARH Note includes a three-year warrant for the purchase of 2,256 shares of the Company’s common stock at an exercise price of $65.31 per share, with an aggregate grant date value of $25,018.

The 2015 ARH Note, 2016 ARH Note, First 2017 ARH Note, Second 2017 ARH Note and Third 2017 ARH Note are together, the “ARH Notes”.

F-49

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 – CONVERTIBLE NOTES PAYABLE TO FORMER PARENT, continued

On March 14, 2017, the Former Parent elected to convert aggregate principal of $4,685,411 under the 2015 ARH Note, the 2016 ARH Note and the First 2017 ARH Note into an aggregate 171,003 shares of the Company’s common stock.

On September 19, 2017, the Former Parent elected to convert aggregate principal of $675,766 under the Second 2017 ARH Note and the Third 2017 Note into an aggregate 16,818 shares of the Company’s common stock.

On April 6, 2018, the Company issued a $475,000 convertible promissory note (the “2018 ARH Note”) to the Former Parent for services rendered and expense paid on behalf of the Company. The 2018 ARH Note has no stated interest rate or maturity date and is convertible into shares of the Company’s common stock at a conversion price of $3.50 per share at a time to be determined by the lender.

On April 11, 2018, the Former Parent elected to partially convert the 2018 ARH Note for the principal of $392,542 into 112,154 shares of the Company’s common stock.

In accordance with ASC 470-20 “Debt with Conversion and other Options”, the intrinsic value related to the convertible notes results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. The relative fair value of the warrant at the date of grant of is also recorded as a debt discount. For the year ended December 31, 2017 the Company recorded aggregate debt discounts of $170,958 and $1,085,985, related to the warrants and the beneficial conversion feature, respectively, on the ARH notes and for the year ended December 31, 2018 the Company recorded aggregate debt discounts of $0 and $475,000, related to the warrants and the beneficial conversion feature, respectively, on the ARH Notes, which were amortized over the expected terms of the respective notes. The grant date fair value of the warrants issued was valued on the date of issuance using the Black-Scholes option pricing model with the following weighted average assumptions:

	For the Years Ended December 31,
	2018	2017
Risk free interest rate	-%	1.07% - 1.57%
Contractual term (years)	0.00	3.00
Expected volatility	0.0%	43.5%
Expected dividend	0.00%	0.00%

F-50

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 – OTHER NOTES PAYABLE

Convertible Notes

During the year ended December 31, 2017, the Company received an aggregate of $1,550,000 associated with the issuances of convertible promissory notes payable and warrants to various parties, of which convertible promissory notes in the aggregate amount of $300,000 were issued to related parties. These notes are convertible into shares of the Company’s common stock upon the occurrence of the initial public offering at a 50% discount to the initial public offering price (the “Conversion Price”). If the convertible notes are not converted within six months, they are to be repaid with 10% interest. The maturity dates of all of the notes were extended subsequent to the year ended December 31, 2017. See Note 18 – Subsequent Events- Convertible Notes Payable for details related to subsequent issuances and extensions. In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 12,105 shares of the Company’s common stock exercisable at the Conversion Price (see Note 17 - Equity – Warrants).

During the year ended December 31, 2017, the Company received an aggregate of $799,340 associated with the issuances of convertible promissory notes payable to various parties. The notes are automatically converted into common stock at the Conversion Price upon the earlier of the closing of the offering or the maturity dates of the notes. See Note 18 – Subsequent Events- Convertible Notes Payable for details related to subsequent issuances or extensions of convertible notes.

On January 4, 2018 the Company issued a $100,000 convertible promissory note. The note bears no stated interest or maturity date. The note as amended and extended on January 29, 2018, will automatically convert into shares of the Company’s common stock upon the earlier of (a) twelve months from the extension date or (b) the approval of the Form 1-A Registration Statement, at a 50% discount to the initial public offering price.

On January 24, 2018 to January 25, 2018, the Company received an aggregate of $150,000 associated with the issuances of convertible promissory notes payable, of which $100,000 were issued to a related party, as amended and extended on or about January 29, 2018, with a stated interest rate of 10% per the original 60-day-term, convertible at the option of the holder into common stock at a price per share of $11.375 (50% of initial public offering price), and, if not converted, will become due and payable along with the principal amount upon the earlier of (a) six months following the extension or (b) the approval of the Form 1-A Registration Statement.

In January 2018, the Company and certain note holders, including related parties, agreed to extend the maturity date of convertible notes payable in the aggregate principal amount of $1,591,800 to be upon the earlier of the closing of the initial public offering, but no later than July 29, 2018. See Note 18 - Subsequent Events – Convertible Notes for details related to further extensions of convertible notes.

On February 7, 2018, the Company and a note holder entered into an amendment to a promissory note issued by the Company on May 31, 2017, whereby the parties agreed to (i) extend the term of the note to March 15, 2018, (ii) increase the outstanding balance of the note to $170,000, inclusive of principal and interest and (iii) the Company agreed to payments on the following dates: (a) $70,000 upon entering into the amendment and (b) $100,000 on March 15, 2018. See Note 16 – Litigations, Claims and Assessments for further action taken by the note holder.

F-51

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 –OTHER NOTES PAYABLE, continued

Convertible Notes, continued

During May 8, 2018 to September 30, 2018, the Company received an aggregate of $784,000 associated with the issuances of convertible promissory notes payable, of which $550,000 were issued to a related party. In addition, the Company issued a convertible promissory note of $30,000 for which the proceeds was received by the Former Parent and the Company recorded the corresponding receivable. The notes bear no stated interest or maturity date. The notes are convertible into shares of the Company’s stock upon the earlier of (a) six months from the issue date or (b) the first day the company’s stock is publicly traded or (c) converted at the option of the holder. In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 58,142 shares of MMI’s common stock at an exercise price of $22.75 per share.

During July 2018, the Company received an aggregate of $137,000 associated with the issuances of convertible promissory notes payable. The notes bear no stated interest or maturity date. The notes are convertible into shares of the Company’s stock upon the earlier of (a) six months from the issue date or (b) the first day the company’s stock is publicly traded or (c) converted at the option of the holder. In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 9,785 shares of MMI’s common stock at an exercise price of $22.75 per share.

From September 12, 2018 through December 31, 2018, the Company entered into Securities Purchase Agreements (“SPA”) with several accredited investors (the “Investors”) providing for the sale by the Company to the investors of 15% Senior Secured Convertible Promissory Notes (the “15% Notes”) in the aggregate amount of $2,165,000, which included $635,000 in other notes payable converted into 15% Notes. The Notes bear interest at 15% per annum paid quarterly and mature 18 months from issuance.

The Investors may elect to convert all or part of the 15% Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $7.00 (the “Fixed Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by sixty percent (60%) at the time of the listing of the shares of common stock on an exchange (the “Listing Event”) is less than $7.00 (the “Discounted Public Offering Price”) then the conversion price shall be reset to equal the Discounted Public Offering Price. In the event the Investors are required to execute a Lock Up Agreement concurrent with a public offering at the time of the Listing Event, then the Fixed Conversion Price shall be $5.25 and the Discounted Public Offering Price shall be the public offering multiplied by forty five percent (45%) at the time of the Listing Event. Upon the occurrence of a Listing Event or the sale or license of all or substantially all of the Company’s assets (a “Liquidity Event”), the entire unpaid and outstanding principal amount and any accrued interest thereon under this Note shall automatically convert in whole without any further action by the Holder.

In addition to the 15% Notes, the Investors also received 154,642 warrants to purchase common stock of the Company (the “Warrants”) that entitles the holder to purchase a number of shares equal to 50% of the conversion shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of $8.40. In the event the conversion price is adjusted as contemplated above, then the exercise price shall adjust to equal 120% of the adjusted conversion price. The Investors may exercise the Warrants on a cashless basis.

F-52

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 –OTHER NOTES PAYABLE, continued

Convertible Notes, continued

The Securities Purchase Agreements require that until the Listing Event, Catalytic Capital LLC holds the right to designate one member and one observer to the board of directors of the Company and that the Company shall engage an investor relations firm mutually agreed to by the Company and Catalytic Capital LLC from the time of the Listing Event until six months after the Listing Event. The Company is also required to engage Insight Advisory as a consultant to provide business and financial advice.

The Company granted the Investors piggy back registration rights with respect to the shares of common stock underlying the Notes and the Warrants.

See Note 18 – Subsequent Events- Other Notes Payable for details related to subsequent issuances or extensions of convertible notes.

During the year ended December 31, 2018, convertible notes with an aggregate amount of $1,850,340 were automatically converted into 214,918 shares of the Company’s common stock pursuant to the terms of the notes.

In accordance with ASC 470-20 “Debt with Conversion and other Options”, the intrinsic value related to the convertible notes results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. The relative fair value of the warrant at the date of grant of is also recorded as a debt discount. For the year ended December 31, 2018, the Company recorded aggregate debt discounts of $399,554 and $2,959,506, related to the warrants and the beneficial conversion feature, respectively, on the convertible notes, which were amortized over the expected terms of the respective notes.

Other Notes Payable

During the year ended December 31, 2017, the Company received an aggregate of $555,000 associated with the issuances of promissory notes, as amended and extended (See Note 18 – Subsequent Events – Other Notes Payable), payable to various parties, of which $335,000 were issued to a related party with a stated interest rate of 10% per the original 60-day-term.

On January 4, 2018 the Company issued a $25,000 promissory note to a related party. The note has a stated interest of 10% over the original term of sixty days. The note as amended and extended on January 29, 2018 becomes due and payable upon the earlier of (a) six month following the date of extension or (b) the approval of the Form 1-A Registration Statement.

F-53

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 –NOTES PAYABLE, continued

Other Notes Payable, continued

On January 24, 2018, the Company entered into a promissory note with an unrelated third party in the principal amount of $511,765 with a maturity date of March 30, 2018. The note is issued with a 15% original issue discount of which the Company received cash proceeds of $435,000. In connection with the promissory note, the Company issued three-year warrants for the purchase of an aggregate of 11,247 shares of the Company’s common stock with an exercise price per share at 50% of initial public offering price. The grant date fair value of the warrants of $155,104 has been amortized over the terms of the note and was recorded as interest. The warrant contains a cashless exercise provision and piggyback registration rights as to the common stock underlying the warrants subsequent to the filing and effectiveness of the Form 8-A with the SEC following the closing of the initial public offering. In the event of default, the principal amount of the note is to be increased by 30% of the original principal amount and another three-year warrant for the purchase of an additional 11,247 shares of the Company’s common stock with an exercise price per share at 50% of initial public offering price, which together with the original warrant would constitute 100% warrant coverage. On March 30, 2018, the Company had defaulted on the loan and as a result the principal interest amount of the note has increase by $153,529 and the Company issued the additional three-year warrants for the purchase of an aggregate of 11,247 shares of the Company’s common stock with an exercise price per share at 50% of initial public offering price. The grant date fair value of the warrants of $149,951 has been recorded as interest expense. The Company has since defaulted on the note and the note was subsequently converted into Secured Convertible Promissory Notes (see Note 18 Subsequent Events - 15% Senior Secured Convertible Notes).

NOTE 13 – DEFERRED REVENUE

At December 31, 2018 and 2017, deferred revenue consists of the following:

	December 31,	December 31,
	2018	2017
Customer deposits	$-	$18,179
Franchise fees	801,107	1,223,608
Unearned vendor rebates	106,841	150,073
	$907,948	$1,391,860

During the year ended December 31, 2017, the Company entered into a new agreement with a vendor whereby the vendor advanced the Company approximately $200,000 against future rebates that the Company will earn from the vendor.

NOTE 14 – OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	December 31,
	2018	2017
Gift card liability	$122,221	$107,568
Marketing and co-op advertising fund liability	485,265	261,555
	$607,486	$369,123

F-54

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2018 and 2017 are presented below:

	For the Years Ended
	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$3,328,192	$2,058,299
Receivable allowance	30,800	27,000
Stock-based compensation	244,157	200,471
Accruals	44,816	20,250
Intangible assets	527,235	603,746
Deferred revenues	166,025	264,330
Gross deferred tax asset	4,341,225	3,174,096

Deferred tax liabilities:
Beneficial conversion feature	(352,111)	-
Deferred Rent	(5,798)	-

Gross deferred tax liabilities	(357,909)	-

Net deferred tax assets	3,983,316	3,174,096

Valuation allowance	(3,983,316)	(3,174,096)

Net deferred tax assets, net of valuation allowance	$-	$-

The income tax (provision) benefit for the periods shown consist of the following:

	For the Years Ended
	December 31,
	2018	2017
Federal:
Current	$-	$-
Deferred	606,915	2,050,319
State and local:
Current	-	-
Deferred	202,305	585,806
	809,220	2,636,125
Change in valuation allowance	(809,220)	(2,389,598)
Income tax (provision) benefit	$-	$246,527

F-55

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 – INCOME TAXES, continued

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown, are as follows:

	For the Years Ended
	December 31,
	2018	2017

Federal income tax benefit at statutory rate	21.0%	21.0%
State income tax benefit, net of federal impact	7.0%	6.0%
Permanent differences	(0.6)%	(0.8)%
Income passed through to non-controlling interests	(0.0)%	(4.1)%
Change in effective rate	(3.0)%	(9.8)%
Other	(0.1)%	(0.9)%
Change in valuation allowance	(24.3)%	(13.1)%

Effective income tax rate	0.0%	(1.7)%

At December 31, 2018, the Company had approximately $11.9 million each of federal and state net operating losses (“NOLS”) that may be available to offset future taxable income. The net operating loss carry-forwards, if not utilized, will expire from 2030 to 2038 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry-forwards could be subject to annual limitations if there have been greater than 50% ownership changes. The Company completed a Section 382 analysis and determined that none of its net operating losses would be limited.

The Company has filed income tax returns in the U.S. federal jurisdiction and the states of California, New Jersey, Texas and New York. The Company’s tax return filed for 2018, 2017, 2016 and 2015 remains subject to examination.

The Company is in the process of filing its amended U.S. Federal and State tax returns for the years ended December 31, 2017, 2016 and 2015. The NOLS for the years will not be available until the returns are filed. Assuming these returns are filed, as of December 31, 2018 the company had approximately $7.6 million of Federal and State NOLS that may be available to offset future taxable income.

On December 22, 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted. The 2017 Tax Act includes a number of changes to existing U.S. tax laws that impact the company, most notably a reduction of the U.S. corporate income tax rate from 35 percent to 21 percent for tax years beginning after December 31, 2017. The company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. Accordingly, the company’s deferred tax assets and liabilities were remeasured to reflect the reduction in the U.S. corporate income tax rate from 35% to 21%, resulting in a $1,529,547 decrease in net deferred tax assets for the year ended December 31, 2017 and a corresponding $1,529,547 decrease in valuation allowance as of December 31, 2017.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the 2017 Tax Act enactment date for companies to complete the accounting for the income tax effects of certain elements of the 2017 Tax Act. In accordance with SAB 118, we have recognized the provisional tax impacts related to the remeasurement of deferred tax assets and liabilities and included these amounts in our financial statements for the year ended December 31, 2018 and 2017. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued, and actions we may take as a result of the 2017 Tax Act.

F-56

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Operating Leases

During the year ended December 31, 2017, the Company became obligated for payments pursuant to four lease agreements for restaurant spaces with lease terms ranging from 5 years to 10 years, exclusive of options to renew. One of the lease agreements has a monthly rent expense based on a percentage fee of eight percent of gross sales for each year of the agreement. Rent expense pursuant to the remaining three lease agreements range from $5,916 to $7,532 per month.

The leases are subject to certain annual escalations as defined in the agreements. The Company recognizes rent on a straight-line basis. The cumulative difference between the rent payments and the rent expense since the inception of the leases was $59,558 at December 31, 2018.

During the year ended December 31, 2018, the Company became obligated for payments pursuant to two new lease agreements for restaurant spaces with lease terms of 10 years, exclusive of options to renew. These lease agreements have a monthly rent expense based on a percentage fee of eight percent of gross sales for each year of the agreement.

The Company has recorded security deposits, totaling, in the aggregate, approximately $33,000 and $21,000 as of December 31, 2018 and 2017, respectively.

Future aggregate minimum lease payments for these leases and others as of December 31, 2018 are:

Future Minimum Lease Payments

2019	$217,043
2020	224,336
2021	191,237
2022	188,693
2023	192,049
Thereafter	527,455
$1,540,813

Total rent expense was $980,136 and $980,238 for the years ended December 31, 2018 and 2017, respectively.

F-57

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements

The Company entered into an at-will employment agreement with each of (i) Robert Morgan, as former Chief Executive Officer (the “CEO Agreement”), (ii) Grady Metoyer, as former Chief Financial Officer (the “CFO Agreement”) and (iii) Rodney Silva, as Chief Culture Officer (the “CCO Agreement). The employment agreements are effective as of the date the Company receives at least $5,000,000 in gross proceeds from an SEC qualified offering under the Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. The term of these employment agreements are two years and are automatically extended for successive one-year periods unless either party delivers a 60-day notice of termination. These employment agreements did not become effective since the company terminated its Regulation A+ offering on March 29, 2018.

On January 17, 2018, Grady Metoyer resigned as the Company’s Chief Financial Officer, effective immediately.

In connection with the resignation of Grady Metoyer, on January 25, 2018, the Company’s board of directors appointed Ferdinand Groenewald as its Vice President of Finance, Principal Financial Officer and Principal Accounting Officer. The Company entered into an at-will employment agreement with Ferdinand Groenewald for a one-year term that is to commence as of the date the Company successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. The employment agreements did not become effective since the company terminated its Regulation A+ offering on March 29, 2018.

On April 11, 2018, Robert E. Morgan resigned as Chief Executive Officer, President and Director of the Company and all other positions with subsidiaries of the Company.

On April 16, 2018, Kevin Mohan was appointed by the Company to serve as the Interim President of the Company.

On April 30, 2018, Tim M. Betts resigned as a director of the Company for personal reasons.

On May 1, 2018, the Company appointed Michael J. Roper as Chief Executive Officer (“CEO”) of the Company and entered into an Employment Agreement with Mr. Roper. During the term of the agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000 and will be eligible for a discretionary performance bonus to be paid in cash or equity. Mr. Roper is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. In addition, Mr. Mohan resigned as Interim President of the Company.

On May 29, 2018, Ferdinand Groenewald, the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer, notified Muscle Maker, Inc. (the “Company”) that he is resigning from his positions with the Company and its subsidiaries effective May 29, 2018.

F-58

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements, continued

On September 26, 2018, Muscle Maker, Inc. (the “Company”) rehired Ferdinand Groenewald as Chief Financial Officer of the Company and entered into an Employment Agreement with Mr. Groenewald. Pursuant to the agreement, Mr. Groenewald will be employed as Chief Financial Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Groenewald will be entitled to a base salary at the annualized rate of $150,000 and will be eligible for a discretionary performance cash bonuses which will include $10,000 upon completion of the audit for the year ended December 31, 2017 and $25,000 and up to 1,428 shares of common stock upon completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”), which may be increased to 3,571 in the event $5 million is raised. Mr. Groenewald’s salary will increase to $175,000 upon closing of the Public Offering. Mr. Groenewald is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees. In addition, pursuant to board approval, Mr. Groenewald is entitled to 15,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000.

On September 26, 2018, the Company appointed Kenneth Miller as Chief Operating Officer of the Company and entered into an Employment Agreement with Mr. Miller. Pursuant to the agreement, Mr. Miller will be employed as Chief Operating Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Miller will be entitled to a base salary at the annualized rate of $200,000, which will be increased to $275,000 upon successful closing of the Public Offering. Mr. Miller is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. Mr. Miller is eligible for a discretionary performance cash and equity bonuses which will include cash of $50,000 and 10,714 shares of common stock upon completion of the Public Offering, which may be increased to 17,857 shares in the event $5 million is raised. Mr. Miller is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

On October 26, 2018, the Company entered into an Employment Agreement with Michael Roper, which replaced his employment agreement from May 2018. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon listing the Company on a national exchange and raising $3,000,000 (the “IPO”). During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000, which was increased to $275,000 upon achieving various milestones required by the Investors that participated in the September 2018 Offering and will be increased to $350,000 upon the Company completing the IPO. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity, provided, however, no cash bonus will be paid until the closing of the IPO. Mr. Roper is entitled to $100,000 bonus upon closing of the IPO. Mr. Roper is also entitled to 14,285 shares of common stock of the Company that will be issued upon a Public offering of at least $3,000,000. In addition, pursuant to board approval on June 29, 2019, Mr. Roper is entitled to 35,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000. In the event the Company raises $3 million or $5 million upon completion of a public offering together with listing on a national exchange, then Mr. Roper will receive 21,428 restricted stock units or 35,714 restricted stock units, respectively. In addition, Mr. Roper will receive 14,285 restricted stock units upon the one- and two-year anniversaries of his employment.

F-59

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements, continued

On October 26, 2018, the Company entered into an Employment Agreement with Kevin Mohan. Pursuant to the Employment Agreement, Mr. Mohan will be engaged as Chief Investment Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Mohan will be entitled to a base salary at the annualized rate of $156,000, which will be increased to $175,000 upon the IPO. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Mohan is entitled to $50,000 bonus upon closing of the IPO. In the event the Company raises $3 million or $5 million, then Mr. Mohan will receive 14,285 restricted stock units or 28,571 restricted stock units, respectively. In addition, pursuant to board approval on June 29, 2019, Mr. Mohan is entitled to 35,714 shares of common stock of the Company that will be issued upon a Public Offering of at least $3,000,000.

Consulting Agreement

On September 12, 2018, the Company entered into a Consulting Agreement with a professional business and financial expert to provide the Company financial and business advice including, but not limited, to discussing financing, potential business opportunities and potential acquisition. In addition, the consultant will help the Company select an underwriter to conduct an offering and will work with Company to prepare for the offering. Pursuant to the terms of the agreement the Company agreed to pay $140,000 in cash and to issue 35,714 restricted shares of the Company’s common stock on or before September 30, 2018. In addition, the Company agrees to pay the following additional fees (i) $70,000 in cash and 10,000 in restricted shares upon performance of the first milestones per the SPA agreement, (ii) $70,000 in cash and 10,000 in restricted shares upon performance of the Second milestones per the SPA agreement and (iii) $150,000 in cash and 28,571 in restricted shares upon the completion of both the contract and the Company’s offering. See Note 17 – Equity – Restricted Common Stock related to the issuance of the 35,714 restricted common stock.

Taxes

The Company failed in certain instances in paying sales taxes collected from customers in specific states that impose a tax on sales of the Company’s products. The Company had accrued for approximate $297,160 and $355,692, which includes penalties and interest as of December 31, 2018 and December 31, 2017 related to this matter.

Litigations, Claims and Assessments

In 2017, Limestone Associates LLC (“Limestone”) filed a complaint against ARH in the Civil Court of the City of New York, County of New York, #78549/2017 for commercial non-payment of rent for the amount of $25,748 plus cost and disbursements of this proceeding. In May 2018, Limestone filed a complaint against ARH and Robert E. Morgan (the former CEO of the Company) in the Supreme Court of the State of New York, County of New York, index # 154469 seeking $1,357,243 in damages for rent, interest and other expenses.

In May 2018, the Company, Former Parent and Mr. Morgan were listed as defendants to a lawsuit filed by Crownhall Realty, LLC (“Crownhall”) in the Supreme Court of the State of New York county of New York, #154467. Crownhall is seeking $1,034,087 in damages for rent, interest and other expenses.

F-60

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES, continued

Litigations, Claims and Assessments, continued

On October 3, 2018, the Company, ARH and Mr. Morgan entered into a settlement agreement with Crownhall and Limestone agreeing to forfeit all security deposits, pay an upfront amount of $25,000 and an additional $175,000 to be paid over 20 months. This agreement settles litigation surrounding two closed locations, which the plaintiffs were seeking a total of $2,391,330 in past damages for rent, interest and other expenses. As of December 31, 2018, the Company has accrued for the liability in accounts payable and accrued expenses.

On or about December 1, 2017, a landlord commenced legal proceedings in the Supreme Court of New Jersey, Special Civil Part, Union County docket number LT-010222-17 due to the Company’s default under the lease. The Company paid the past due rents and the event of default was resolved on January 23, 2018. The Company again defaulted under the terms of the lease and the landlord evicted the Company from the premises.

On March 27, 2018 a convertible note holder filed a complaint in the Iowa District Court for Polk County #CVCV056029 against the Company for failure to pay the remaining balance due on a promissory note in the amount of $100,000, together with interest, attorney fees and other costs of $171,035. On June 6, 2018 a default judgement was entered against the Company for the amount of $171,035. As of December 31, 2018, the Company has accrued for the liability in accounts payable and accrued expenses and convertible note payable.

On or about April 5, 2018, the Company and Former Parent entered into a settlement agreement with 918-924 Belmont, LLC for $100,000 regarding past rents owed, other charges and the termination of its lease at Belmont location. The settlement calls for monthly payments of $8,333 thru March 2019. As of December 31, 2018, the Company has accrued for the liability in accounts payable and accrued expenses. As of the date of the issuance of these consolidated financial statements the settlement has been paid in full.

In April 2018, the Company and Former Parent was listed as a defendant in a lawsuit filed by a landlord (“Former Landlord”) in the Superior Court of the State of California. The Former Landlord is seeking $531,594 in damages for rent, interest and other expenses. The original lease was for a 5-year period and commenced on or about September 30, 2015. On January 15, 2019, the Company and the Former Landlord entered a settlement and release agreement. Pursuant to the settlement the Company shall pay the amount of $531,594 as follows (i) first payment of $49,815, net of security deposit of $11,185, on or before January 23, 2019, (ii) second payment of $25,000 on or before February 28, 2019 and (iii) thereafter sixty-nine payments of $6,400 on or before the 15th of each month beginning on March 15, 2019. Conditioned on the Company making twelve timely installment payments of $6,400, the Company would be released of the remaining liability pursuant to the judgement.

On or about May 1, 2018, a suit was filed in the Supreme Court of the State of New York, County of Rockland, by Imperial Bag & Paper seeking $44,585 in past due amounts for goods received. The company entered into a payment plan and as of January 2019 this amount has been paid in full.

On May 4, 2018, Stratford Road Partners, LLC (“Stratford”) filed suit against the Company’s subsidiary for non-payment of rent in the small Claims court in the state of North Carolina. Since then the property has been vacated and the landlord offered a settlement of $10,000 with no further lease obligation. On June 5, 2019 the Company signed the settlement agreement and made the payment to the landlord.

F-61

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – COMMITMENTS AND CONTINGENCIES, continued

Litigations, Claims and Assessments, continued

In May 2018, Resolute Contractors, Inc., Quality Tile, MTL Construction, Genesis Electric, JNB Interiors and Captive Aire filed a Mechanics Lien for labor, service, equipment and materials in the total amount of $98,005. The Company intends to set up various payment plans with these vendors. As of December 31, 2018, the Company has accrued for the liability in accounts payable and accrued expenses.

On May 25, 2018, the Civil Court of the City of New York, County of New York, entered into a settlement agreement between the Company and a landlord, in the amount of $55,891 for past due rent. The Company agreed to make the following payments (i) $15,000 on or before May 31, 2018, and (ii) $40,891 on or before September 4, 2018. These amounts have been paid in full pursuant to the settlement.

On September 25, 2018, the Supreme Court of the State of New York, County of Rockland, entered into a judgement in favor of a creditor, in the amount of $69,367. The Company worked with legal counsel and on October 22, 2018, the Company entered into a settlement agreement with the creditor in the amount of $36,000 that was payable on or before November 16, 2018. The amount has been paid in full pursuant to the settlement agreement.

On December 12, 2018, the Company was listed as a defendant to a lawsuit filed by a landlord in the Superior Court of the State of California. Fountain Valley is seeking approximately $121,000 in damages for rent, interest and other expenses. On February 15, 2019, the Company entered into a settlement agreement and payment plan in the amount of $85,000. The Company agreed to make the following payments (i) $15,000 on or before March 15, 2019, and (ii) ten monthly installments of $7,000 commencing on April 15, 2019 and continuing monthly on the 15th day of each month though January 15, 2020.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

Employment Agreement

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

Termination of Offering

On March 29, 2018, the Company decided to terminate its Regulation A+ offering in order to register its common stock with the SEC under the Securities Exchange Act of 1934, as amended, using a Form 8-A12g and become a publicly reporting company. Prior to terminating the Regulation A+ offering, the Company sold 6,308 shares in the offering at $22.75 per share, yielding net proceeds of approximately $85,000.

NOTE 17 – EQUITY

Authorized Capital

As of December 31, 2018, the Company was authorized to issue 14,285,714 shares of $0.001 par value per share common stock. The holders of the Company’s common stock are entitled to one vote per share.

F-62

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 17 – EQUITY, continued

Common Stock Issuances

On July 21, 2017, the Company issued 957 shares of common stock of the company to an investor at a purchase price of $52.29 per share providing $50,000 of proceeds to the Company.

On August 25, 2017, the Company issued an aggregate of 6,122 shares of common stock of the company to investors at a purchase price of $52.29 per share providing $320,000 of proceeds to the Company.

On September 1, 2017, the Company issued 956 shares of common stock of the company to an investor at a purchase price of $52.29 per share providing $50,000 of proceeds to the Company.

During the year ended December 31, 2017, the Company issued 187,822 shares of its common stock upon conversion of various ARH Notes in the aggregate principal amount of $5,361,177 (See Note 10 – Convertible Notes Payable to Former Parent).

On March 29, 2018, the Company decided to terminate its Regulation A+ offering in order to register its common stock with the SEC under the Securities Exchange Act of 1934, as amended, using a Form 8-A12g and become a publicly reporting company. Prior to terminating the Regulation A+ offering, the Company sold 6,308 shares in the offering at $22.75 per share, yielding proceeds of approximately $143,497.

During the year ended December 31, 2018, the Company sold 25,715 shares of common stock of the company to various investors at a purchase price of $7.00 per share providing $180,000 of proceeds to the Company.

Stock Option and Stock Issuance Plan

The Company’s board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Stock Option and Stock Issuance Plan (“2017 Plan”), effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. Under the 2017 Plan, the company reserved 153,061 shares of common stock, no par value per share, for issuance. As of December 31, 2018, 148,470 shares of common stock and options were outstanding under the 2017 Plan.

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Options Granted

On July 27, 2017, the Company issued stand-alone non-qualified stock options, not pursuant to a plan, to purchase an aggregate of 4,821 shares of the Company’s common stock to its franchisees. The options are fully vested on the date of issuance and have an exercise price of $65.31 per share. The options expire three years from the date of issuance. The options have a grant date value of $47,583. The Company has estimated the fair value of the options granted using the Black-Scholes model using the following assumptions: expected volatility of 37%, risk-free rate of 1.52%, expected term of 3 years, expected dividends of 0%, and stock price of $52.29.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 17 – EQUITY, continued

Restricted Common Stock

In May 2017, Muscle Maker granted 17,101 shares of its restricted common stock to its employees and consultants, with an aggregate grant date value of $1,117,403 or $65.31 per share. The restricted common stock awards granted to the employees and consultants will vest in five equal installments with the first installment vesting on the date of grant and the remaining installments vesting on the first day of each of the next four calendar years thereafter. In the event of resignation or termination for any reason of an employee or consultant that received such shares, any remaining non-vested shares will be forfeited. These awards were granted under the 2017 Plan.

Effective July 20, 2017, the Company entered into a Master Services Agreement (the “MSA”), with a consultant for marketing services to the Company in connection with the Regulation A + offering. Pursuant to the terms of the MSA, the Company issued 7,472 shares of fully vested restricted common stock at a value of $22.75 per share with an aggregate value of $170,000, as well as a cash fee of $145,000.

On September 21, 2017, the Company granted an aggregate amount of 4,591 shares of its restricted common stock under the 2017 Plan at a price of $65.31 per share to its directors. The restricted common stock awards granted to the directors are subject to graded vesting in the following installments: (i) 66.67% as of the date of grant and (ii) four installments of 8.333% vesting on the first day of each of the next four calendar months.

During September 30, 2018, the Company issued 35,714 restricted common stock of the Company to a consultant at a price of $7.00 per share. The shares are fully vested on the date of grant. See Note 16 – Commitments and Contingencies – Consulting Agreement.

At December 31, 2018, the unamortized value of the restricted common stock was $271,795. The unamortized amount will be expensed over a weighted average period of 2.01 years. A summary of the activity related to the restricted common stock for the years ended December 31, 2018 and December 31, 2017 is presented below:

		Weighted
		Average Grant
	Total	Date Fair Value
Outstanding at January 1, 2017	-	$-
Granted	29,164	54.46
Forfeited	(184)	65.31
Vested	(15,098)	44.24
Outstanding at December 31, 2017	13,882	47.74
Granted	35,714	7.00
Forfeited	(4,064)	65.31
Vested	(39,469)	63.84
Outstanding at December 31, 2018	6,063	$44.38

F-64

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 17 – EQUITY, continued

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants amounted to $383,965 and $912,821 for the years ended December 31, 2018 and 2017, respectively, of which $380,871 and $729,073, respectively, was recorded in general and administrative expenses, $3,094 and $13,748, respectively, was recorded in labor expense with restaurant operating expenses and $0 and $170,000, respectively, was recorded in consulting expenses.

Stock-based compensation related to options issued to franchisees amounted to $0 and $47,583, respectively, for the year ended December 31, 2018 and 2017, of which was offset against franchisee royalties and fees in the statement of operations.

Warrants

On July 25, 2017, a warrant was exercised for the 765 shares of common stock of the Company at an exercise price of $65.31 per share for gross proceeds of $50,000.

A summary of warrants activity during the years ended December 31, 2018 and 2017 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life
	Warrants	Price	In Years
Outstanding, December 31, 2016	45,445	$61.88	2.2
Issued	29,755	65.31
Exercised	(765)	65.31
Outstanding, December 31, 2017	74,435	$63.21	1.9
Issued	247,209	12.74
Exercised	-	-
Forfeited	(9,566)	49.00
Outstanding, December 31, 2018	312,078	23.66	3.3

Exercisable, December 31, 2018	312,078	$23.66	3.3

The grant date fair value of warrants granted during the years ended December 31, 2018 and 2017 was determined on the date of issuance using the Black-Scholes option pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. In applying the Black-Scholes option pricing model, the Company used the following assumptions:

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 17 – EQUITY, continued

Warrants, continued

	For the Years Ended
	December 31,
	2018	2017
Risk free interest rate	2.27 - 3.05%	1.07 - 1.59%
Expected term (years)	3.00 - 5.00	3.00
Expected volatility	38.57- 55.37%	43.50%
Expected dividends	0.00%	0.00%

NOTE 18 – SUBSEQUENT EVENTS

Company-Owned Restaurants

Subsequent to December 31, 2018 and through the date of the issuance of these consolidated financial statements, the Company opened one additional company-owned restaurant, two franchised restaurants and closed six franchised restaurants.

Convertible Notes

On or about January 23, 2019, the Company and certain note holders, including related parties, agreed to extend the maturity date of the convertible notes payable, as amended and extended on or about August 2018, in the aggregate principal amount of $1,550,000 to be upon the earlier of (a) January 24, 2020 or (b) the first day the company’s stock is publicly traded. All interest due and payable on the notes, shall be converted into shares of common stock at a conversion price of $7.00 per share.

Other Notes Payable

On or about January 23, 2019, the Company and certain note holders, including related parties, agreed to extend the maturity date of the notes payable, as amended and extended on or about August 2018, in the aggregate principal amount of $560,000 to be upon the earlier of (a) January 24, 2020 or (b) the first day the company’s stock is publicly traded. All interest due and payable on the notes, shall be converted into shares of common stock at a conversion price of $7.00 per share.

During April 2019, the Company repaid other notes payable in the aggregate principal amount of $710,000, of which $435,000 belong to related parties. In addition, the company issued 84,427 of the company’s common stock as payment for the interest incurred on the other notes payable repaid in the aggregate amount of $590,989.

On May 14, 2019, the Company issued a $91,000 promissory note to a related party. The note has a stated interest rate of 15% over the original term of one year with monthly interest payments. The note becomes due in one year or the first day the Company trades publicly on an exchange.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 18 – SUBSEQUENT EVENTS, continued

15% Senior Secured Convertible Notes

Subsequent to December 31, 2018 through the date of the issuance of these consolidated financial statements, the Company entered into SPA with Investors providing for the sale by the Company to the investors of SPA Notes in the aggregate amount of $2,973,000, of which a $100,000 was issued to related parties.

On April 10, 2019, the Company and the investors that participated in its September 2018 Offering entered into an amendment pursuant to which the conversion price of the 15% Senior Secured Convertible Promissory Notes was amended to equal 25% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange. However, in the event the holder is required to sign a Lock-Up Agreement as part of the public offering in conjunction with an uplisting to a national exchange, then the conversion price shall be 17.5% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange.

In addition to the SPA Notes, the Investors also received warrants to purchase common stock of 309,142 shares of the Company (the “Warrants”). The Investors are entitled to purchase a number of shares equal to 50% of the conversion shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of $8.40. In the event the conversion price is adjusted as contemplated above, then the exercise price shall adjust to equal 120% of the adjusted conversion price. The Investors may exercise the Warrants on a cashless basis.

Employment Agreements

On May 5, 2019, the Company entered into an Employment Agreement with Rodney Silva. Pursuant to the Employment Agreement, Mr. Silva will be engaged as Vice President of Brand Development/Franchise Sales of the Company for a period of eighteen months unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Silva will be entitled to a base salary at the annualized rate of $150,000. Mr. Silva will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Silva is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

On May 6, 2019, the Company appointed Aimee Infante as Chief Marketing Officer of the Company and entered into an Employment Agreement with Ms. Infante. Pursuant to the Employment Agreement, Ms. Infante will be employed as Chief Marketing Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the Employment Agreement. During the term of the Employment Agreement, Ms. Infante will be entitled to a base salary at the annualized rate of $125,000, which will be increased to $150,000 upon the completion of a public offering of not less than $3 million together with listing on a national exchange (the “Public Offering”). Following the closing of the Public Offering, Ms. Infante will receive a one-time $10,000 cash bonus and will be entitled to an annual cash bonus based on 25% of her base salary subject to satisfying specific written criteria. The Company agreed to issue Ms. Infante 714 restricted stock units upon closing of the Public Offering, which may be increased to 1,428 restricted stock units if the Public Offering is in excess of $5 million. Ms. Infante is also eligible to participate in employee benefits plans as the Company may institute from time to time that are available for full-time employees.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 18 – SUBSEQUENT EVENTS, continued

12% Secured Convertible Notes

During April 2019 through the date of the issuance of these condensed consolidated financial statements, Muscle USA entered into April 2019 SPA with the April 2019 Investors providing for the sale by the Company to the investors of April 2019 Notes in the aggregate amount of $3,175,000 (the “April 2019 Offering”).

The 12% Notes bear interest at 12% per annum, paid quarterly, and mature 18 months from issuance. The April 2019 Investors may elect to convert all or part of the April 2019 Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $14.00 per share (the “April 2019 Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by fifty percent (50%) at the time of the Company listing on a national exchange (the “Discounted Public Offering Price”) is less than $14.00 then the April 2019 Conversion Price shall be reset to equal the lesser of (i) Discounted Public Offering Price or (ii) a price per share equal to a $20 million valuation.

In addition to the April 2019 Notes, the Investors also received 226,785 warrants to purchase common stock of the Company (the “Warrants”) that entitles the holder to purchase a number of shares equal to 50% of the conversion shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of 115% of the conversion price.

Upon the occurrence of the listing of the Company’s common stock on a national securities exchange, the sale of all or substantially all of the Company’s stock, the sale or licensing of all or substantially all of the Company’s assets or any combination of the foregoing, the entire unpaid and outstanding principal amount and any accrued interest thereon under the April 2019 Notes shall automatically convert in whole without any further action by the holders.

As long as the April 2019 Notes remain outstanding, the Company has agreed that, among other items, it will only use proceeds from the sale of the April 2019 Notes and exercise of the Warrants for specific corporate purposes as set forth in the April 2019 SPA, will not incur or permit indebtedness or liens unless permitted and will not enter into variable priced transactions. The Company, Muscle USA and the April 2019 Investors entered into Security and Pledge Agreements providing that the obligations to the April 2019 Investors are secured by substantially all of Muscle USA’s assets.

The Company granted the Investors piggyback registration rights with respect to the shares of common stock underlying the Notes and the Warrants.

Operating Leases

Subsequent to December 31, 2018, the Company became obligated for payments pursuant to three new lease agreements for restaurant spaces with lease terms of 10 years, exclusive of options to renew. These lease agreements have a monthly rent expense based on a percentage fee of eight percent of gross sales for less than $1,000,000 and ten percent of gross sales greater than $1,000,000 for each year of the agreement.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 18 – SUBSEQUENT EVENTS, continued

Operating Leases, continued

On August 1, 2019, we entered a settlement agreement with a landlord in connection with the prior executive office in Houston, Texas as we vacated the property on April 30, 2018. The Company owed the landlord the sum of $58,522. The landlord agreed to accept $32,283 as full payment of the damages. Pursuant to the settlement we will make three equal payments of $10,761 with the first payment to be made on August 2, 2019, the second payment is to be made on September 1, 2019 and the final payment is to be made on October 1, 2019. As of the date of the issuance of these condensed consolidated financial statements the Company made the first payment of $10,761 pursuant to the agreement.

Litigations, Claims and Assessments

On January 18, 2019, the Company entered into an expense reimbursement agreement with an employee in connection with unreimbursed expenses incurred on behalf of the Company in the amount of $81,140 recorded in accounts payable and accrued expenses as of December 31, 2018. The Company shall pay the employee as follows (a) $1,750 upon execution of the agreement, (b) $1,000 a month commencing on January 25, 2019 ending May 24, 2019, (c) a onetime payment of $40,000 on the earlier of March 31, 2019 or when the Company has fully received the anticipated funding from the a tranche of the 15% Senior Secured Convertible Notes and (d) on the earlier of May 31, 2019 or when the Company has fully received the anticipated funding from the second tranche of the 15% Senior Secured Convertible Notes. As of December 31, 2018, the Company accrued for the liability in accounts payable and accrued expenses. As of the date of the issuance of these condensed consolidated financial statements the full amount has been repaid.

On or about March 7, 2019, the Company was listed as a defendant to a lawsuit filed by a contractor in the State of Texas. The contractor is claiming a breach of contract and is seeking approximately $32,809 in damages for services claimed to be rendered by the contractor. The Company is working with legal counsel in order to reach a settlement. As of December 31, 2018, the Company accrued for the liability in accounts payable and accrued expenses.

On May 6, 2019, the Company entered into a commission’s payment agreement in the aggregate amount of $45,894 in connection with past due commission recorded in accounts payable and accrued expenses as of December 31, 2018. The Company shall pay the employee the outstanding commission balance as follows (a) $10,894 upon execution of the agreement and (b) $7,000 per month for five months start on May 31, 2019. As of the date of the issuance of these condensed consolidated financial statements the full amount has been repaid.

Trademark

During July 2019 the Company filed an application to register a trade name and service mark for “Healthy Joe’s” that will be used in connection with the development and operating of potential Healthy Joe’s restaurants. If the trademark is approved, the Company will license the rights to use the Healthy Joe’s trademark and intellectual property to the wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Healthy Joe’s restaurants.

F-69

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 18 – SUBSEQUENT EVENTS, continued

Consulting Agreement

On May 24, 2019, the Company entered into a Consulting Agreement with a project management group to assist with various financial matters, documentation and presentations as needed. Pursuant to the terms of the agreement, the Company will pay $5,000 per month until the contract is cancelled by either party with written notice.

During July 2019, the Company entered into a Consulting Agreement, effective as of July 1, 2019, with an advisory group to provide strategic business services in connection with a future offering. The term of the agreement is for one year. Pursuant to the terms of the agreement, the Company issued 41,428 restricted shares of common stock on or before July 15, 2019 and agree to pay a cash fee of $75,000 upon signing the agreement.

During July 2019, the Company entered into a Consulting Agreement with a consultant with a background in menu and recipe development to develop a new menu and recipes for a new healthy restaurant concept called Healthy Joe’s. The Company will issue 1,642 shares of common stock as payment pursuant to the agreement and reimburse the consultant for any out of pocket expenses in connection with the services provided pursuant to the agreement.

Underwriters Agreement

On July 29, 2019, the Company entered into an Underwriters agreement for a proposed public offering by the Company of up to $7,000,000, plus a 15% overallotment, consisting of the common stock of the Company. The price and terms of the common stock offered shall be determined prior to the effective date of the registrations statement. The term of the contract is 12 months from the effective date of the agreement.

Board Compensation

On July 16, 2019, the board of directors approved a board compensation plan that would compensate the board members for their deferred compensation for 2019, 2018 and 2017. Each of the existing board members would have to entered into a letter agreement. The board members are eligible for cash compensation of $9,000 per year to be paid on a quarterly basis of $2,250. To be paid as follows: (i) directors serving on the board during 2018 and 2017, will be granted shares is lieu of payment as the letter agreements set forth certain terms pursuant to which the directors will serve as directors of the Company.

The letter agreements provide that each director will receive an annual cash fee of $9,000 as consideration for their service as a director. In addition, each director will receive 1,428 shares of common stock per year for service as director, 185 shares of common stock per year for service on each committee and 142 shares of common stock per year for service as chair for such committee. The shares of common stock for committee service will be limited to two committees.

F-70

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 18 – SUBSEQUENT EVENTS, continued

Board Compensation, continued

As directors have not received compensation for services to date, the Company agreed to provide equity in lieu of cash compensation and equity compensation for services rendered during 2017, 2018 and 2019. For past director services in lieu of cash unpaid to date: (i) directors that served as directors during the year ended December 31, 2017 will each receive shares of common stock valued at $4,500 to be priced at the price per share of the Company’s public offering in connection with its uplisting (the “Uplisting Offering”), (ii) directors that served as directors during the year ended December 31, 2018 will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering and (iii) directors that served as directors during the year ended December 31, 2019 through the date of the Uplisting Offering will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering. Following the public offering, directors will be paid cash for the balance of 2019.

As further compensation for past director services, the Company will issue shares of common stock as follows, which shall be prorated for a partial year: (i) directors that served as directors during the year ended December 31, 2017 will each receive 714 shares of common stock, (ii) directors that served as directors during the year ended December 31, 2018 will each receive 1,428 shares of common stock and (iii) directors that served as directors during the year ended December 31, 2019 will each receive 714 shares of common stock.

NOTE 19 – SUBSEQUENT EVENT – REDOMICILE

On August 5, 2019 the Company authorized the issuances of an aggregate of 17,006 shares of common stock to the members of the board of directors

In November 2019, MMI formed Muscle Maker Inc., LLC (“MMI NV.”) in the state of Nevada. Pursuant to the Articles of Incorporation filed in the state of Nevada, MMI NV has authorized capital stock consisting of 14,285,714 shares of common stock, with a $0.0001 par value per share.

On November 13, 2019, Muscle Maker, Inc., a California corporation, merged with and into its wholly owned subsidiary, Muscle Maker, Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Muscle Maker, Inc., a California corporation, and Muscle Maker, Inc., a Nevada corporation. Muscle Maker, Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger. All share and per share information has been retroactively adjusted to reflect the merger with a $0.0001 par value per share. Accordingly, the reclassification between additional-paid-in-capital and common stock is reflected in the accompanying consolidated financial statements. These reclassifications had no effect on previously reported net loss.

NOTE 20 – SUBSEQUENT EVENTS – REVERSE SPLIT AND NOTE AMENDMENTS AND CONVERSIONS

Effective December 11, 2019, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-7 reverse split of the Company’s issued common stock (the “Third Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Third Reverse Split for all periods presented.

On December 5, 2019, an aggregate of $4,343,000 SPA Notes, were amended and converted, into 2,171,500 shares of our common with an amended conversion price of $2.00. In addition, per the amendments the Company modified the original warrants issued of 310,214 with an exercise price of $8.40 to warrants to acquire an aggregate of 1,085,750 shares of common stock of the Company with an exercise price of $2.40.

On December 5, 2019, a $345,000 SPA Notes, was amended and converted, into 138,000 shares of our common stock with an amended conversion price of $2.50. In addition, per the amendments the Company modified the original warrants issued of 24,643 with an exercise price of $8.40 to warrants to acquire an aggregate of 69,000 shares of common stock of the Company with an exercise price of $3.00.

On December 5, 2019, an aggregate of $3,175,000 April 2019 Notes, were amended and converted, into 1,270,000 shares of our common stock with an amended conversion price of $2.50. In addition, per the amendments the Company modified the original warrants issued of 113,393 with an exercise price of $16.10 to warrants to acquire an aggregate of 635,000 shares of common stock of the Company with an exercise price of $2.88.

On December 5, 2019, a $250,000 April 2019 Notes, was amended and converted, into 83,333 shares of our common stock with an amended conversion price of $3.00. In addition, per the amendment the Company modified the original warrants issued of 8,929 with an exercise price of $16.10 to warrants to acquire an aggregate of 41,667 shares of common stock of the Company with an exercise price of $3.45.

On December 5, 2019, an aggregate of $1,375,0000 of our original other coverable notes, were amended and converted, into 398,850 shares of our common stock with an amended conversion price of $3.50. In addition, per the amendments the Company modified the original warrants issued of 10,713 with an exercise price of $65.31 to warrants to acquire an aggregate of 392,850 shares of common stock of the Company with an exercise price of $3.50.

As part of the amendments to the convertible notes, in the event the Company does not close on its underwritten public offering, within 90 days of the effective date of the amendments, then the issuance of the shares of common stock related to these convertible notes will be null and void and the shares shall be returned to the Company for cancellation and a note is to be delivered to the note holder.

F-71

Through and including  March 7, 2020, (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

7,630,452 Shares

Common Stock

P R O S P E C T U S

February 12, 2020